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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
COMMUNITY FIRST BANKSHARES, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Community First Bankshares, Inc. ("CFB common stock")
Preferred Stock Purchase Rights
	(2)	Aggregate number of securities to which transaction applies: 36,869,999 shares of CFB common stock and options to purchase 2,868,618 shares of CFB common stock.
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying .00012670 by the sum of: (x) the product of 36,869,999 shares of CFB common stock and the merger consideration of $32.25 per share in cash plus $24,899,604, which is the aggregate amount anticipated to be paid to certain persons holding options to purchase 2,868,618 shares of CFB common stock in consideration for cancellation of such options.

	(4)	Proposed maximum aggregate value of transaction: $1,213,957,072
	(5)	Total fee paid: $153,808.36
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

        We cordially invite you to attend the annual meeting of stockholders of Community First Bankshares, Inc. ("Community First") to be held at Le Meridien Minneapolis hotel, 601 First Avenue North, Minneapolis, Minnesota 55403, on June 30, 2004, at 2:00 p.m. local time.

        As you will recall, beginning on or about March 12, 2004, we mailed to our stockholders a notice of annual meeting and proxy statement for the annual meeting of stockholders originally scheduled to be held on April 20, 2004. On March 15, 2004, we entered into a merger agreement with BancWest Corporation ("BancWest") providing for BancWest's acquisition of all the outstanding shares of our common stock at $32.25 per share in cash. Following the announcement of the merger, we decided to postpone the annual meeting originally scheduled for April 20, 2004, and have now rescheduled the annual meeting for June 30, 2004 (the "annual meeting"). At the annual meeting, we will ask you to approve and adopt this merger agreement. We will also ask you to consider and vote on a number of regular annual meeting proposals, which we describe in the notice of meeting on the following page.

        Our board of directors has unanimously determined that the merger is advisable, fair to and in the best interests of Community First and our stockholders. Accordingly, the board has unanimously approved and adopted the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement at the annual meeting.

        Your vote is important. We cannot complete the merger unless holders of a majority of all the outstanding shares of our common stock approve the merger agreement. Whether or not you plan to attend the annual meeting in person, please submit your proxy without delay. You can vote by telephone, on the Internet or by mail with a proxy card. Voting by any of these three methods will ensure that we can vote your shares at the annual meeting even if you are not there in person.

        We encourage you to read the accompanying proxy statement carefully because it explains the proposed merger, the documents related to the merger and other related matters. We have also enclosed our 2003 Annual Report, and you can obtain other information about us from documents that we have filed with the Securities and Exchange Commission.

        We are very excited about the BancWest merger and we believe that the merger consideration represents an attractive price for your shares. After you have reviewed the enclosed materials, please vote by telephone, Internet or proxy card as soon as you can.

                      Sincerely,

                      Mark A. Anderson
                       President and Chief Executive Officer

        This proxy statement is dated May 21, 2004 and we are mailing it to stockholders beginning on or after May 24, 2004.

        COMMUNITY FIRST BANKSHARES, INC.

Notice of Annual Meeting of Stockholders

to be held on June 30, 2004

        We will hold the annual meeting of stockholders of Community First Bankshares, Inc. ("Community First") at Le Meridien Minneapolis hotel, 601 First Avenue North, Minneapolis, Minnesota 55403, on June 30, 2004, at 2:00 p.m. local time. Items of business at the meeting will be:

  1.
  To approve and adopt the Agreement and Plan of Merger, dated as of March 15, 2004 (the "merger agreement"), among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc. If we complete the merger, we will become a wholly owned subsidiary of BancWest Corporation, and you will have the right to receive $32.25 in cash for each of your shares of our common stock.

  2.
  To elect eleven members of the board of directors to serve until the next annual meeting or the completion of the merger, whichever occurs earlier.

  3.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for 2004.

  4.
  To act on other matters and transact other business, as may properly come before the meeting and any adjournment or postponement of the meeting.

        Only stockholders who held shares of record as of the close of business on May 19, 2004, are entitled to receive notice of and to vote at the meeting or any adjournment or postponement thereof. Whether or not you plan to attend the annual meeting in person, please submit your proxy as soon as possible. You can vote by telephone, on the Internet or by mail with a proxy card. Voting by any of these three methods will ensure that you are represented at the annual meeting even if you are not there in person. Please review the instructions on the proxy card regarding each of these voting options.

        Whether you attend the meeting or not, you may revoke a proxy at any time before we vote it at the meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy via telephone or the Internet, by casting your vote by ballot at the meeting or by submitting an instrument of proxy revocation to the inspector of election in care of our Secretary before we take the vote at the meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies. If your bank or brokerage firm allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by the telephone or the Internet.

        Community First stockholders who do not wish to accept the merger consideration for their shares may dissent from the merger and may have appraisal rights for such shares, subject to requirements of Delaware law.

                      By Order of the Board of Directors

                      Thomas J. Rohleder
                       General Counsel and Secretary

Fargo, North Dakota
May 21, 2004

ADDITIONAL INFORMATION

        Community First Bankshares, Inc., and BancWest Corporation are each subject to the informational requirements of the Securities Exchange Act of 1934. Community First and BancWest file reports and other information with the Securities and Exchange Commission (which we refer to as the "SEC"), except that BancWest does not file proxy statements or statements under Section 16 of the Securities Exchange Act of 1934.

        You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at http://www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

        If you have questions about the annual meeting or the merger with BancWest after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact our Investor Relations Department at Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124, telephone: (701) 298-5600 and email: IPR@CommunityFirst.com. You may also contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and brokers call: (212) 269-5550 (collect)
All others call toll free: (800) 269-6427

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER
The Annual Meeting
The Merger
SUMMARY
The Companies
The Annual Meeting
Background of the Merger
Purposes and Effects of the Merger
Reasons for the Merger and the Recommendation of the Board of Directors
Structure of the Merger
Merger Consideration
Employee and Director Options
Conditions to the Merger
Opinion of Community First's Financial Advisor
Termination of the Merger Agreement
Interests of Certain Persons in the Merger
Regulatory Matters
Certain Material Federal Income Tax Consequences
Appraisal Rights
FORWARD-LOOKING INFORMATION
MARKET PRICE AND DIVIDEND DATA
THE ANNUAL MEETING OF STOCKHOLDERS
Date, Time and Place
Purpose of the Annual Meeting
Record Date, Shares Entitled to Vote; Quorum
Vote Required
Voting by Directors and Executive Officers
Voting of Proxies
Revocability of Proxies
Solicitation of Proxies
APPROVAL OF THE MERGER AGREEMENT (PROPOSAL NO. 1)
Introduction
The Companies
Background of the Merger
Purposes and Effects of the Merger
Recommendation of the Community First Board of Directors; Reasons for the Merger
Opinion of Community First's Financial Advisor
Certain Material Federal Income Tax Consequences
Governmental and Regulatory Approvals
Interests of Certain Persons in the Merger

i

THE MERGER AGREEMENT
Completion of the Merger
Conditions to the Merger
Board of Directors' Covenant to Recommend
No Solicitation of Other Offers
Termination of the Merger Agreement
Termination Fee
Conduct of Business Pending the Merger
Representations and Warranties
Employee Benefits
Amendment, Extension and Waiver
THE MERGER
Treatment of Community First Common Stock and Options
Termination of Registration
Directors
Indemnification
Effective Time
Amendment to Rights Agreement
Expenses of the Transaction
Surrender of Stock Certificates; Payment for Shares
Appraisal Rights
ELECTION OF DIRECTORS (PROPOSAL NO. 2)
Nominees for Director
PRINCIPAL OCCUPATION
Business Experience of Nominees
CORPORATE GOVERNANCE MATTERS
General
Principles of Corporate Governance
Director Independence
The Board, Board Committees and Meetings
Director Compensation
Director Nominations
Contacting the Board of Directors
Code of Ethics and Business Conduct
Audit Committee Report

ii

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership Table
Section 16(a) Beneficial Ownership Reporting Compliance
EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
Annual Compensation
Stock Options
Option Exercises and Holdings
Indebtedness of Management
Employment Agreements
Comparative Stock Performance
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 3)
Principal Accountant Fees and Services
Audit Committee Pre-approval Policies and Procedures
Auditors' Attendance at Annual Meeting
OTHER MATTERS
Certain Relationships and Related Transactions
Stockholder Proposals
Annual Report; Householding of Annual Disclosure Documents
Other Information
INCORPORATION OF INFORMATION BY REFERENCE
APPENDIX A
Agreement and Plan of Merger dated as of March 15, 2004 among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc.
APPENDIX B
Opinion of Morgan Stanley & Co. Incorporated
APPENDIX C
Section 262 of the Delaware General Corporation Law

iii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE MERGER

        The following questions and answers address briefly some commonly asked questions regarding the proposed merger and the meeting. These questions and answers may not address all questions that may be important to you as a Community First stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

The Annual Meeting

Q. What matters will we vote on at the annual meeting?

A.
You will vote on the following proposals:

•
to approve the merger agreement;

•
to elect eleven members of the board of directors to serve until the next annual meeting or the completion of the merger, whichever occurs earlier;

•
to ratify the appointment of Ernst & Young LLP as our independent auditors for 2004; and

•
to act on other matters and transact other business, as may properly come before the meeting.

Q. What is the required vote to approve the merger agreement?

A.
In order to approve the merger agreement, holders of a majority of all the outstanding shares of our common stock entitled to vote must vote in favor of the merger. Each share of our common stock is entitled to one vote.

Q. What is the required vote for the other matters at the annual meeting?

A.
For the election of directors, we will elect the eleven nominees who receive the greatest number of votes cast for directors at the meeting. Stockholders have the right to cumulate their vote for the election of directors. Ratification of the appointment of independent auditors requires the favorable vote of a majority of the shares present at the meeting, in person or by proxy.

Q. Who may vote at the annual meeting?

A.
Only holders of record of Community First shares as of the close of business on May 19, 2004 may vote at the annual meeting. As of May 19, 2004, we had 36,907,190 outstanding shares of common stock entitled to vote.

Q. What do I need to do now?

A.
After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You may vote your shares by signing and returning the enclosed proxy card. If you are a registered holder of shares, you may also vote by telephone or the Internet by following the instructions on the proxy card. If you hold your shares through a bank or brokerage firm, you may be able to vote by telephone or Internet in accordance with instructions your bank or brokerage firm provides.

The Merger

Q. What is the proposed transaction?

A.
BancWest proposes to acquire us through a cash merger by merging a subsidiary of BancWest into us.

Q. If you complete the merger, what will I receive for my common stock?

A.
You will receive $32.25 in cash, without interest, for each share of our common stock that you own.

Q. If you complete the merger, what will I receive for my stock options?

A.
You will receive the excess, if any, of $32.25 over the per share exercise price of the stock option, for each share of our common stock subject to the stock option, less any applicable withholding tax and without interest.

Q. What are the tax consequences of the merger to Community First's stockholders?

A.
For United States federal income tax purposes, your exchange of shares of Community First common stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your adjusted tax basis in your shares of common stock.

    TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS.

See the section entitled "Approval of the Merger—Certain Material Federal Income Tax Consequences" beginning on page 24 of this proxy statement for more information.

Q. Why is the Community First Board of Directors recommending the merger?

A.
The board believes that the merger is advisable, fair to and in the best interests of our company and our stockholders. To review the board's reasons for recommending the merger, see the section entitled "Approval of the Merger Agreement (Proposal No. 1)—Recommendation of the Community First Board of Directors; Community First's Reasons for the Merger" on pages 16 through 19.

Q. Will I have appraisal rights if I dissent from the merger?

A.
Yes, you will have appraisal rights. If you wish to exercise your appraisal rights, you must not vote in favor of the merger and you must strictly follow the other requirements of Delaware law. We provide a summary describing the requirements you must satisfy in order to exercise your appraisal rights in the section entitled "The Merger—Appraisal Rights" on pages 43 through 46 of this proxy statement. We include the full text of the appraisal rights section of Delaware law in Appendix C to this proxy statement.

Q. When do you expect to complete the merger?

A.
We are working toward completing the merger as quickly as possible. We expect to close the merger in the third quarter of 2004. We cannot complete the merger until we satisfy a number of conditions, including approval of the merger agreement by our stockholders at the annual meeting and approval of the merger by the Board of Governors of the Federal Reserve System (which we refer to as the "Federal Reserve"). BancWest has filed an application for approval with the Federal Reserve.

Q. Should I send in my stock certificates now?

A.
No. After we complete the merger, the paying agent, at BancWest's request, will send you written instructions for returning your Community First stock certificates. These instructions will tell you how and where to send in your certificates. You will receive your cash payment after the paying agent receives your stock certificates and any other documents requested in the instructions.

Q. Where can I find more information about Community First and BancWest?

A.
We and BancWest file periodic reports and other information with the SEC. This information is available at the SEC's public reference facilities, and at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see the section entitled "Additional Information" immediately following the notice of annual meeting of stockholders at the beginning of this proxy statement.

Q. What will happen to the directors who are up for election, if the merger agreement is approved?

A.
If the merger is approved by stockholders and completed, our directors will no longer be directors of the surviving corporation in the merger. The current directors will serve only until the merger is completed.

Q. Who can help answer my questions?

A.
If you have questions about the annual meeting or the merger after reading this proxy statement, you should contact our Investor Relations department at Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124, telephone: (701) 298-5600. You may also contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Banks and brokers call: (212) 269-5550 (collect)
All others call toll free: (800) 269-6427

SUMMARY

        This summary highlights selected information from this proxy statement about the proposed merger and may not contain all of the information that is important to you as a Community First stockholder. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

The Companies (page 12)

        Community First.    Community First Bankshares, Inc. is a Delaware corporation and a bank holding company headquartered in Fargo, North Dakota that operates Community First National Bank, which has 156 offices in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming.

        BancWest.    BancWest Corporation is a Delaware corporation and a bank holding company. BancWest is headquartered in Honolulu, Hawaii, and has its administrative headquarters in San Francisco, California. BancWest is a wholly-owned subsidiary of BNP Paribas, France's largest listed bank. BancWest is the parent company of Bank of the West and First Hawaiian Bank. BancWest has 356 branches and serves more than 2.3 million households and businesses in California, Hawaii, Oregon, New Mexico, Nevada, Washington, Idaho, Guam and Saipan.

        BNP Paribas.    BNP Paribas is a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France. Headquartered in Paris, France, BNP Paribas is a world leader in banking and financial services. It offers retail banking, investment banking and financial services (consumer credit, leasing, asset finance, insurance, business equipment management) to millions of individual customers and corporations mainly in France, Europe, the United States, the Mediterranean basin and Africa.

        BW Newco.    BW Newco, Inc. is a wholly-owned subsidiary of BancWest. BW Newco was organized solely for the purpose of engaging in the merger with Community First and the transactions contemplated by the merger agreement, and has not conducted any business operations.

The Annual Meeting (page 10)

        Background of Annual Meeting.    On or about March 12, 2004, we commenced mailing to our stockholders a notice of annual meeting and proxy statement in connection with the annual meeting of stockholders originally scheduled to be held on April 20, 2004. Following announcement of the merger, we issued a press release announcing the postponement of the original annual meeting. Beginning on or about May 24, 2004, we commenced mailing to our stockholders a notice of annual meeting, accompanied by this proxy statement, for the rescheduled annual meeting of Community First stockholders.

        Date, Time, Place.    The annual meeting of Community First stockholders will be held on June 30, 2004 at Le Meridien Minneapolis hotel, 601 First Avenue North, Minneapolis, Minnesota 55403, at 2:00 p.m. local time to consider and vote upon a proposal to adopt the merger agreement; to elect eleven members of the board of directors for a one year term; ratify the appointment of Ernst & Young LLP as our independent auditors for 2004; and act on other matters and transact other business, as may properly come before the meeting and any adjournment or postponement of the meeting.

        Record Date and Voting Power.    You are entitled to vote if you owned shares of Community First common stock at the close of business on May 19, 2004, the record date for the annual meeting. You will have one vote for each share of Community First common stock you owned at the close of business on the record date. On the record date, there were 36,907,190 shares of Community First common stock entitled to be voted at the annual meeting.

Background of the Merger (pages 12 through 16)

        This section contains a description of the process that we undertook with respect to our reaching a definitive agreement with BancWest, and includes a discussion of our contacts and discussions with BancWest that led to an agreement.

Purposes and Effects of the Merger (page 16)

        The principal purpose of the merger is to enable BancWest to acquire all of our outstanding common stock and provide you with the opportunity to receive $32.25 for each share of Community First common stock you hold.

        Following completion of the merger, Community First will become a wholly-owned subsidiary of BancWest and our common stock will not be quoted on Nasdaq and will not be publicly traded.

Reasons for the Merger and the Recommendation of the Board of Directors (pages 16 through 19)

        Our board of directors has determined that the merger agreement and the merger are fair to and in the best interests of, Community First and its stockholders, and recommends that you vote "FOR" the adoption of the merger agreement. In making this determination, our board has considered a number of factors including, among other things:

  •
  the business, competitive position, strategy and prospects of Community First and the industry in which it competes;

  •
  the challenges facing Community First and the industry in which it competes;

  •
  the challenges facing Community First in remaining an independent financial institution in the current operating environment of the financial services industry, including continued consolidation, competition and growth challenges;

  •
  the fact that BancWest's offer was all cash and not subject to any financing contingency;

  •
  the fact that BancWest's offer represented a significant price to tangible book value multiple, a 9% premium over the highest trading price for our common stock, a 14% premium over the average closing price of our common stock for the three months prior to the announcement of the transaction and a 15% premium over the closing price of our common stock on March 15, 2004, the last trading day prior to the public announcement of the transaction;

  •
  the opinion of Morgan Stanley to the effect that, as of March 15, 2004, and based upon and subject to the assumptions, conditions, limitations and other matters set forth in the opinion, the $32.25 per share in cash to be received by Community First's stockholders pursuant to the merger agreement was fair from a financial point of view to our stockholders; and

  •
  possible alternatives to the merger.

        In the course of its deliberations, our board also considered a variety of risks or potential drawbacks relating to the merger, including, among other things:

  •
  the fact that the all-cash price would not allow stockholders to participate in any of the synergies created by the merger;

  •
  the possibility that the Federal Reserve could impose conditions or prevent or delay the merger;

  •
  the risk to our business if the merger is not completed;

  •
  the restrictions on our conduct of the business between the signing of the merger agreement and completing the merger;

  •
  the fact that under the merger agreement we cannot solicit other proposals and we must pay BancWest a $41.6 million termination fee plus up to $3.0 million in expenses if the merger is terminated under certain circumstances;

  •
  the fact that the consideration to be received in the merger is taxable to our stockholders; and

  •
  the interests that directors and executive officers of Community First may have with respect to the merger, in addition to their interests as stockholders of Community First generally.

Structure of the Merger (page 16)

        Subject to the terms and conditions of the merger agreement, BW Newco, a wholly owned subsidiary of BancWest, will merge into us. As a result of the merger, we will become a wholly owned subsidiary of BancWest.

Merger Consideration (page 16)

        If we complete the merger, you will have the right to receive $32.25 in cash, without interest, for each share of our common stock that you hold.

Employee and Director Options (pages 26 through 31)

        Community First stock options held by employees, directors or others, will vest immediately prior to the time of the merger, and holders will receive an amount equal to the excess, if any, of $32.25 over the per share exercise price for each share subject to the option, less any applicable withholding tax and without interest. The Directors Deferred Compensation Plan will be terminated and directors who have elected to receive shares of Community First common stock will instead receive the dollar equivalent of $32.25 for each share of Community First common stock they would have received under the Directors Deferred Compensation Plan.

Conditions to the Merger (pages 32 through 33)

        Before we can complete the merger, we must satisfy a number of conditions. These include:

  •
  approval of the merger agreement by holders of a majority of the outstanding shares of our common stock;

  •
  receipt of approval from the Federal Reserve for the consummation of the merger;

  •
  receipt of all other consents from governmental entities to the extent the failure to obtain the consent would have a material adverse effect on BancWest and its subsidiaries or on us and our subsidiaries;

  •
  the absence of specified legal proceedings with respect to the merger;

  •
  material compliance with representations, warranties, covenants and agreements under the merger agreement, including the absence of a material adverse effect on our business; and

  •
  other customary conditions specified in the merger agreement.

        We expect to merge shortly after all of the conditions to the merger have been satisfied or waived. We will seek to complete the merger in the third quarter of 2004, but we cannot be certain when or if the conditions will be satisfied or waived.

Opinion of Community First's Financial Advisor (pages 19 through 24 and Appendix B)

        Morgan Stanley has given an opinion to our board of directors that, as of March 15, 2004 (the date the merger agreement was executed), and based upon and subject to the assumptions, conditions,

limitations and other matters set forth in that opinion, the $32.25 in cash per share to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to the holders of our common stock. We include the full text of Morgan Stanley's written opinion in Appendix B to this proxy statement. We urge you to read the Morgan Stanley opinion carefully and in its entirety.

Termination of the Merger Agreement (pages 34 through 35)

        We and BancWest may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders approve it. Either we or BancWest may also terminate the merger agreement prior to completion of the merger under specified circumstances, including:

  •
  if we do not complete the merger by December 31, 2004 (or later under limited circumstances) (we refer to this date as the "Termination Date");

  •
  if our stockholders fail to approve the merger;

  •
  if BancWest has not obtained governmental approvals or if any court or governmental agency issues a final order preventing the merger unless the actions or omissions of the party seeking to terminate caused the governmental agency to issue such final order; or

  •
  if the other party to the merger agreement fails to comply with its representations or agreements so that the closing conditions cannot be satisfied by the Termination Date.

BancWest may terminate the merger agreement if:

  •
  we materially breach any of our obligations with respect to the non-solicitation of third -party offers or in responding to unsolicited third party offers;

  •
  we materially breach our obligations to call the stockholders' meeting or to promptly prepare and distribute a proxy statement to our stockholders to approve the merger; or

  •
  our board fails to recommend approval of the merger at the meeting, our board withdraws or modifies its recommendation to our stockholders to approve the merger agreement in a manner adverse to BancWest, or our board recommends a third party's offer that is deemed a competing transaction.

We may terminate the merger agreement if:

  •
  we have materially complied with our obligations with respect to receipt of a third party's offer that constitutes a competing transaction;

  •
  our board authorizes us to enter into an agreement with a third party that qualifies as a superior proposal to BancWest's proposal; and

  •
  our board, after consulting with advisers, has concluded that failure to terminate the agreement would not be consistent with its fiduciary duties.

        We must pay BancWest a termination fee of $41.6 million plus all of BancWest's out-of-pocket costs and expenses up to a maximum of $3.0 million if:

  •
  BancWest terminates the agreement because we have materially breached our obligations with respect to the non-solicitation of third party offers or if in responding to unsolicited third party offers, we failed to promptly call a stockholders meeting or failed to prepare a proxy statement for a stockholders meeting to approve the merger;

  •
  either party terminates the agreement after the stockholders fail to approve the merger agreement, and between the date of the merger agreement and the date of the stockholders meeting, a competing transaction has been publicly announced, and within 12 months of termination, we enter into an agreement with a third party that constitutes a competing transaction; or

  •
  either party terminates the merger agreement because a closing condition is not satisfied by the Termination Date (unless the terminating party's material noncompliance with an obligation is the cause of such failure) or BancWest terminates the merger agreement due to our material breach of our representations, warranties or covenants that cannot be cured and our material breach causes a failure of a condition to BancWest's obligation to close, and:

  (1)
  at any time after the date of the merger agreement and before the termination, a competing transaction has been announced; and

  (2)
  following such announcement, we intentionally breach our obligations under the merger agreement (which breach shall have materially contributed to the failure of the closing to occur prior to the Termination Date); then we must pay all of BancWest's costs up to $3.0 million and one-half of the termination fee ($20.8 million) on the next business day following termination, and if we enter into a competing transaction in the next 12 months following termination, we must pay BancWest the other half of the termination fee (an additional $20.8 million) at such time.

Interests of Certain Persons in the Merger (pages 26 through 31)

        Our executive officers and directors have interests in the merger that are different from, or in addition to, the interests of our stockholders, including:

  •
  vesting and cash-out of all outstanding stock options and the directors deferred compensation plan based on the $32.25 in cash per share merger price which, based on anticipated holdings as of June 30, 2004, would result in an estimated aggregate cash payment to executive officers and directors of approximately $11.0 million; and

  •
  potential severance benefits under our Executive Severance Plan, which could result in cash severance payments to executive officers, assuming all were terminated immediately following the merger, of approximately $5.8 million in the aggregate.

Regulatory Matters (page 25)

        We cannot complete the merger unless the Board of Governors of the Federal Reserve System approves it. BancWest and BNP Paribas filed applications for approval by the Federal Reserve. Although we do not know of any reason why BancWest and BNP Paribas would not obtain approval in a timely manner, BancWest and BNP Paribas cannot be certain when they will obtain approval or if they will obtain approval at all.

Certain Material Federal Income Tax Consequences (pages 24 through 25)

        The receipt of cash in the merger by holders of our common stock will be a taxable transaction for federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). For federal income tax purposes, a holder of shares of our common stock generally will recognize gain or loss equal to the difference between (1) the amount of cash received in exchange for such shares and (2) the holder's adjusted tax basis in such shares. Please refer to the section entitled "Approval of the Merger Agreement (Proposal No. 1)—Certain Material Federal Income Tax Consequences" on pages 24 through 25 of this proxy statement for a more detailed explanation of the material federal income tax consequences of the merger. We urge you to consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for your shares of our common stock.

Appraisal Rights (pages 43 through 46 and Appendix C)

        Under Delaware law, if you do not vote for approval of the merger and you comply with the other statutory requirements of the Delaware General Corporation Law, you may elect to receive, in cash, the judicially determined fair value of your shares of our common stock. in lieu of the merger consideration of $32.25 per share. This amount may be more than, equal to or less than $32.25.

FORWARD-LOOKING INFORMATION

        This proxy statement contains forward-looking statements, including statements regarding anticipated timing of the transaction and possible performance of the combined company after the transaction is completed. All statements other than statements of historical fact are forward-looking statements, including statements about the approval and consummation of the acquisition of Community First by BancWest; projections of earnings, revenues, or other financial items; statements of the plans, strategies and objectives of management for future operations; statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Such statements reflect management's best judgment as of this date, but they involve risks and uncertainties that could cause actual results to differ materially from those presented. Factors that could cause such differences include, without limitation, the possibility that regulatory approvals may be delayed or denied or that burdensome conditions may be imposed in connection with such approvals; the possibility of adverse changes in global, national or local economic or monetary conditions; competition and change in the financial services business; and other factors described in our recent filings with the SEC. Those factors or others could result, for example, in delay or termination of the merger transaction discussed above. Readers should carefully consider those risks and uncertainties in reading this document. Except as otherwise required by law, Community First and BancWest disclaim any obligation to update any forward-looking statements included herein to reflect future events or developments.

MARKET PRICE AND DIVIDEND DATA

        Community First's common stock currently is traded on The NASDAQ National Market® under the symbol "CFBX."

        As of the record date for the annual meeting, there were 36,907,190 shares of Community First common stock outstanding, which were held by approximately 2,048 holders of record. Such numbers of stockholders do not reflect the estimated 9,100 individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

        The following table sets forth during the periods indicated the high and low sales prices of the Community First common stock as reported on The NASDAQ National Market and the dividends declared per share of Community First common stock.

	Market Price
2004			Dividends Declared Per Share
	High	Low
First Quarter	$32.16	$27.13	$0.24
2003
First Quarter	$27.23	$24.35	$0.22
Second Quarter	28.60	25.87	0.22
Third Quarter	29.01	26.04	0.23
Fourth Quarter	29.26	26.20	0.23
2002
First Quarter	$26.37	$24.14	$0.19
Second Quarter	28.45	24.99	0.19
Third Quarter	28.15	22.36	0.21
Fourth Quarter	28.13	24.41	0.21
2001
First Quarter	$20.44	$18.06	$0.16
Second Quarter	23.25	18.88	0.16
Third Quarter	26.25	22.15	0.18
Fourth Quarter	26.97	22.84	0.18

        On March 15, 2004, the most recent trading day prior to the announcement of the execution of the merger agreement, the closing per share sale price of the Community First common stock was $28.00, and on May 21, 2004, the last trading day before the printing of this document, the closing per share sale price of Community First common stock was $32.40.

THE ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement to stockholders of Community First as part of the solicitation of proxies by our board of directors for use at the annual meeting of stockholders.

Date, Time and Place

        We will hold the annual meeting at Le Meridien Minneapolis hotel, located at 601 First Avenue North, Minneapolis, Minnesota 55403, at 2:00 p.m., local time, on June 30, 2004.

Purpose of the Annual Meeting

        At the annual meeting, we will ask holders of Community First common stock to adopt the merger agreement, elect directors to serve until the next annual meeting or completion of the merger, whichever occurs earlier and ratify appointment of our independent auditors. Our board of directors has approved the merger agreement, has determined that the merger agreement and the merger are fair to, and in the best interests of, Community First and its stockholders, and recommends that Community First's stockholders vote "FOR" the adoption of the merger.

Record Date, Shares Entitled to Vote; Quorum

        Only holders of record of Community First common stock at the close of business on May 19, 2004, the record date, are entitled to notice of, and to vote at, the annual meeting. On the record date, 36,907,190, shares of Community First common stock were issued and outstanding and held by approximately 2,048 holders of record. A quorum will be present at the annual meeting if the holders of a majority of the voting power of the outstanding shares of Community First common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Community First common stock on the record date are entitled to one vote per share at the annual meeting on the proposal to adopt the merger agreement and the proposal to ratify appointment of our independent auditors. Cumulative voting applies to the election of directors.

Vote Required

        In order to approve the merger agreement, holders of at least a majority of the outstanding shares of our common stock must vote in favor of approving the merger agreement. For the election of directors, we will elect the eleven nominees who receive the greatest number of votes cast for directors at the meeting. Ratification of the appointment of our independent auditors requires the favorable vote of a majority of the voting power of the shares present at the meeting, in person or by proxy.

        If you withhold a vote or abstain from voting on the proposal relating to the adoption and approval of the merger agreement, it will have the same effect as a vote "against" the proposal because holders of a majority of the voting power of all of the outstanding shares of our stock on the record date must affirmatively vote in favor of the proposal in order to adopt it. For the election of directors, withholding a vote as to all or specific nominees, which is the equivalent of abstaining, will have no effect on the outcome, since an abstention is not a vote cast. For the ratification of our independent auditors, abstentions will have the same effect as a vote "against" this proposal because abstentions will represent votes present at the meeting and entitled to vote on the matter.

        Broker non-votes will have no effect on the election of directors or the ratification of our independent auditors because broker non-votes will not be considered votes cast or shares entitled to vote at the meeting; however, with regard to the adoption and approval of the merger agreement, the shares represented by a broker non-vote will be considered present at the annual meeting for the purposes of determining a quorum, but will have the same effect as a vote "against" the proposal because holders of a majority of the voting power of all of the outstanding shares of our stock in the record date must affirmatively vote in favor of the proposal in order to adopt it. "Broker non-votes" occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors and ratification of independent auditors; however, brokers may not exercise discretion to vote shares as to which instructions are not given with respect to approval of the merger agreement.

Voting by Directors and Executive Officers

        At the close of business on the record date, the directors and executive officers of Community First and their affiliates owned and were entitled to vote shares of Community First common stock representing less than five percent of the shares of Community First common stock outstanding on that date. To Community First's knowledge, these directors and executive officers intend to vote their shares in favor of the adoption of the merger agreement.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement, "FOR" the election of the slate of director nominees, "FOR" the ratification of our independent auditors and "FOR" granting discretion to the proxy holder on any other matter which may properly come before the annual meeting, including any adjournments, postponements or continuations of the meeting.

        The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitation of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

        We do not expect that any matter other than the proposals to adopt the merger agreement, elect directors and ratify the appointment of the independent auditors will be brought before the annual meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the annual meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) filing with the Secretary of Community First a duly executed revocation of proxy, (b) submitting a duly executed proxy to the Secretary of Community First bearing a later date or (c) appearing at the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute a revocation of the proxy. If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change these instructions.

Solicitation of Proxies

        Community First and its proxy solicitation firm, D.F. King & Company, Inc., or D.F. King may solicit proxies in person or by telephone, fax or other means. Community First will pay D.F. King a fee of $7,500, plus reasonable expenses, for its services. Community First will also pay all other expenses for solicitation. You should send in your proxy by mail, telephone or Internet without delay. Community First will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and obtaining your voting instructions.

        You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Community First common stock certificates will be mailed to Community First's stockholders promptly after completion of the merger.

APPROVAL OF THE MERGER AGREEMENT (PROPOSAL NO. 1)

Introduction

        We are asking our stockholders to approve and adopt the merger agreement. If we complete the merger, we will become a wholly owned subsidiary of BancWest, and our stockholders will have the right to receive $32.25 in cash without interest for each share of our common stock.

The Companies

  Community First Bankshares, Inc.

        We are a Delaware corporation and bank holding company that operates Community First National Bank, which has 156 offices in 12 states—Arizona, California, Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota, South Dakota, Utah, Wisconsin and Wyoming. The banking offices are community banks that provide a variety of commercial and consumer banking services primarily to businesses and individuals in small and medium-sized communities and the surrounding market areas. Community First National Bank also owns insurance agencies in 47 communities operated through Community First Insurance, Inc. As of December 31, 2003, Community First Bankshares had total consolidated assets of $5.5 billion, total deposits of $4.389 billion and total consolidated stockholders' equity of $361.8 million. Community First's executive offices are located at 520 Main Avenue, Fargo, North Dakota 58124, and its telephone number is (701) 298-5600.

  BancWest Corporation

        BancWest.    BancWest Corporation is a Delaware corporation and a bank holding company. BancWest is headquartered in Honolulu, Hawaii, and has its administrative headquarters in San Francisco, California. BancWest is a wholly-owned subsidiary of BNP Paribas, France's largest listed bank. BancWest is the parent company of Bank of the West and First Hawaiian Bank. BancWest has 356 branches and serves more than 2.3 million households and businesses in California, Hawaii, Oregon, New Mexico, Nevada, Washington, Idaho, Guam and Saipan. As of December 31, 2003, BancWest had total consolidated assets of $38.4 billion, total consolidated deposits of $26.4 billion and total consolidated stockholders' equity of $4.3 billion. BancWest's principal address is 999 Bishop Street, 29th Floor, Honolulu, Hawaii 96813, and its telephone number is 808-525-7000.

        BNP Paribas.    BNP Paribas is a societe anonyme or limited liability banking corporation organized under the laws of the Republic of France. Headquartered in Paris, France, BNP Paribas is a world leader in banking and financial services. It offers retail banking, investment banking and financial services (consumer credit, leasing, asset finance, insurance, business equipment management) to millions of individual customers and corporations mainly in France, Europe, the United States, the Mediterranean basin and Africa. As of December 31, 2003, BNP Paribas had total consolidated assets of €783.1 billion, total consolidated deposits of €210 billion and total consolidated stockholders' equity of €28.3 billion. BNP Paribas' principal address is 16, boulevard des Italiens, 75009 Paris, France, and its telephone number is 011-33-1-4014-7286.

  BW Newco, Inc.

        BW Newco, Inc. is a wholly owned subsidiary of BancWest formed solely for the purpose of the merger. BW Newco's executive offices are located at 180 Montgomery Street, 25th Floor, San Francisco, California 94104, telephone (415) 765-4800.

Background of the Merger

        In July of 1999, Donald R. Mengedoth, Community First's chief executive officer at the time, contacted Morgan Stanley to assist Community First in exploring its strategic alternatives. Community

First was considering alternatives to enhance stockholder value at this time because of continued consolidation in the banking industry and a desire to evaluate Community First's strategy after completing a number of significant acquisitions over the previous five years. During late July and early August of 1999, Morgan Stanley discussed with our senior management and our board the banking industry, the merger and acquisitions environment, potential acquisitions and Community First's strategic alternatives. Among the alternatives discussed were a sale, merger or other strategic transaction, a split or spin-off of assets and other means to enhance stockholder value. On August 30, 1999, Community First retained Morgan Stanley in connection with a potential sale, business combination or other strategic transaction.

        Following discussion among Morgan Stanley's representatives and Community First management, Mr. Mengedoth began contacting financial institutions to explore their interest in pursuing a possible transaction with Community First. Mr. Mengedoth contacted six large financial institutions with market areas overlapping Community First's to explore their interest in pursuing a possible transaction. These contacts occurred between August and October of 1999. Among the parties contacted was BancWest, through Walter Dods, chief executive officer, and Don J. McGrath, president and chief operating officer. In October 1999, BancWest indicated that it would be interested in exploring a possible transaction with Community First. Morgan Stanley and BancWest's financial advisor began discussions on behalf of their clients. The two firms communicated about potential transaction terms, with a focus on possible transaction structures. Eventually, BancWest did not pursue a transaction.

        In the fall and early winter of 1999, Morgan Stanley updated the Community First board on an ongoing basis of the status of discussions with potential parties. By the end of December 1999 and based on contacts with potential acquirors, it appeared unlikely that there was a buyer prepared to pay a premium for Community First at that time. On February 7 and February 8, 2000, Morgan Stanley reviewed with the Community First board the banking industry environment and potential strategic alternatives.

        Since February 2000, Community First has not solicited or otherwise actively sought a transaction involving a sale or merger, but Morgan Stanley continued to informally assess market interest in acquiring Community First and the acquisition environment generally. For the next several years, from February 2000 to January 2004, approximately quarterly, Morgan Stanley representatives met with our senior management to discuss the industry environment and Community First's business initiatives, financings, potential acquisition opportunities and related matters. After February 2000, Community First did not request Morgan Stanley to conduct any type of formal sale process on behalf of Community First, but neither party terminated the engagement.

        From time to time after February 2000, Morgan Stanley and BancWest discussed Community First because of Morgan Stanley's prior work for Community First and the previous interaction between Community First and BancWest. On January 28, 2004, Morgan Stanley met with Mr. McGrath to generally discuss BancWest's strategic priorities. Community First was among the strategic opportunities discussed. During the course of those informal discussions with Mr. McGrath, BancWest expressed to Morgan Stanley its interest in exploring a potential acquisition of Community First at a premium to its then -current market value. On January 30, Morgan Stanley contacted Mark A. Anderson, Community First's president and chief executive officer, to advise him of BancWest's interest in pursuing a possible transaction. On February 5, Mr. Anderson, Ronald K. Strand, Community First's chief operating officer, and Craig A. Weiss, Community First's chief financial officer, met with representatives of Morgan Stanley to discuss BancWest's interest in Community First, to review BancWest's business and operations and those of Community First, and to discuss a possible meeting between Community First and BancWest. Following the meeting with Morgan Stanley, and following consultation with John Flittie, non-executive chair of the board of Community First, Mr. Anderson contacted Morgan Stanley and informed them that Community First would be willing to meet with BancWest representatives.

        On February 6, the board of directors of Community First engaged special counsel to advise it or any committee of the board on the exercise of fiduciary duties, among other matters, in connection with any potential transaction with BancWest.

        On Friday, February 13, Mr. McGrath, Frank Bonetto, BancWest's vice chairman of regional banking, and Douglas Grigsby, BancWest's chief financial officer, met with Messrs. Anderson, Strand and Weiss in Minneapolis, Minnesota to discuss their respective institutions and the possibility of a transaction. BancWest presented to Community First its rationale for acquiring Community First and its preliminary valuation considerations. Mr. McGrath indicated that he would be reviewing valuation issues internally with BancWest's parent and would provide additional information to Mr. Anderson by telephone within a few days.

        On February 13, after the meeting with BancWest, Mr. Anderson conferred with Mr. Flittie. Mr. Flittie and Mr. Anderson determined to call a meeting of the entire board of directors to advise the directors of BancWest's preliminary interest in Community First. On February 16, Community First's board met by telephone, and established a special strategy committee of the board of directors to manage any possible transaction with BancWest. The strategy committee was convened to efficiently oversee the process of discussions with BancWest. Special counsel discussed with the board its fiduciary duties and the process issues of any potential transaction. The directors appointed to the strategy committee were Mr. Flittie, chair, Darrell Knudson, Patrick Delaney, Rahn Porter and Marilyn Seymann, all of whom had experience in business combination transactions. The board asked that the strategy committee keep the entire board updated on the status of any BancWest discussions. The board of directors approved fees for meetings of $2,000 for the chair and $1,200 for each member per meeting. The board also agreed to reconfirm Morgan Stanley as Community First's financial adviser pursuant to the 1999 engagement.

        On February 19, Mr. McGrath spoke by telephone to Mr. Anderson and communicated a $32.00 per share cash offer, subject to due diligence and negotiation of a definitive merger agreement. Mr. McGrath advised Mr. Anderson that BancWest was not interested in a prolonged process, and was prepared to move expeditiously toward a definitive agreement. Mr. Anderson communicated the offer to Mr. Flittie who convened a meeting by telephone of the strategy committee on February 20 in which Morgan Stanley participated. The strategy committee received Mr. Anderson's report of BancWest's offer. The strategy committee discussed the offer with Mr. Anderson and Morgan Stanley. The strategy committee discussed with Morgan Stanley other potential acquirors previously contacted by Morgan Stanley and concluded that, based on those prior discussions, it was unlikely that other parties would be interested in a transaction at $32.00 per share. The strategy committee, Mr. Anderson and Morgan Stanley also discussed the outlook and growth opportunities for Community First as a stand-alone company. Special counsel discussed with the committee its fiduciary duties. The strategy committee authorized Mr. Anderson to report to Mr. McGrath that Community First was interested in pursuing a possible transaction, but at a price higher than $32.00 per share. Mr. Anderson communicated the strategy committee's views concerning BancWest's offer to Mr. McGrath by telephone on February 22.

        On Monday, February 23, Mr. McGrath called Mr. Anderson to report that he had been working on BancWest's valuation analysis with representatives of BancWest's parent corporation, BNP Paribas, in response to Community First's reaction to BancWest's offer. Later on February 23, Mr. McGrath called Mr. Anderson and provided a revised offer of $32.25 per share in cash, again subject to due diligence and execution of a definitive agreement. Mr. McGrath reported that this was the highest price that BancWest could justify based on BancWest's valuation analysis. On February 23, the strategy committee met by telephone with Morgan Stanley's participation, and heard an update from Mr. Anderson on the status of the negotiations with Mr. McGrath. Mr. Anderson reported BancWest's offer of $32.25 per share, and informed the strategy committee that Mr. McGrath had indicated that this was BancWest's best and final offer. Morgan Stanley discussed the current offer and the likelihood that the offer would not increase, as well as the unlikelihood that other parties would propose a higher price. Morgan Stanley also advised the strategy committee that it did not believe that BancWest's offer would remain outstanding if Community First did not respond. After these discussions, the strategy committee authorized Mr. Anderson to move forward with execution of a confidentiality agreement, scheduling due diligence and continuing negotiations with BancWest. On February 24, Mr. Anderson called Mr. McGrath and informed him that, subject to board approval, the strategy committee wanted to continue to negotiate a possible transaction at $32.25 per share, and the parties should work towards executing a confidentiality agreement, scheduling due diligence and negotiating a definitive merger agreement.

        On February 26, the entire board of directors held a telephonic meeting in which Morgan Stanley participated, and at which the strategy committee reported on the status of discussions with BancWest. Mr. Anderson updated the board on the process up to that point. Morgan Stanley advised the board that it had not provided investment banking services to BancWest, but that it and its affiliates had provided financing services to BancWest's parent, BNP Paribas and received fees for such services. Morgan Stanley advised the board that it did not believe this created a conflict of interest with respect to this transaction. Special counsel and Community First's regular outside counsel discussed with the Board its fiduciary duties in connection with reviewing and evaluating a potential transaction with BancWest. Mr. Anderson reported that BancWest had delivered a detailed due diligence document request, and would be sending a team to Fargo between March 4-7 to conduct an on-site diligence review. The board met in an executive session without Mr. Anderson or Morgan Stanley, to discuss various terms of a proposed transaction. The board then authorized management to continue negotiations with BancWest, including authorizing execution of a confidentiality agreement, authorizing due diligence and negotiation of a definitive merger agreement with the assistance of counsel. On March 2, Community First and BancWest executed a confidentiality and standstill agreement that prohibited BancWest from disclosing or trading on Community First confidential information. The confidentiality and standstill agreement also prohibited BancWest from acquiring more than 1% of our common stock for a period of two years.

        On February 27, counsel for BancWest conveyed to counsel for Community First a first draft of the proposed merger agreement. On March 4-7, BancWest representatives traveled to Fargo, North Dakota and conducted a due diligence review of Community First.

        On March 8, the strategy committee met by telephone with Morgan Stanley's participation, and heard a report from Mr. Anderson on the due diligence review. The strategy committee also reviewed in detail with counsel the draft merger agreement. On Monday, March 8, Mr. Flittie met with Mr. McGrath in Scottsdale, Arizona. Mr. Flittie and Mr. McGrath discussed the importance of preservation of business assets and employees between signing and closing, including steps to ensure that employees remained with Community First and were properly incentivized during that period, and BancWest's previous acquisition experiences.

        On Wednesday, March 10, the board met by telephone, with Morgan Stanley's participation, to discuss the status of the negotiations. Mr. Flittie reported to the board on the activities of the strategy committee. Mr. Anderson reported to the board on the due diligence review conducted by BancWest representatives in Fargo. Counsel for Community First and special counsel to the board reviewed with the board the draft merger agreement in detail, and reported on areas where further negotiation was necessary. Community First's counsel reported that Delaware counsel had been engaged to review the terms of the merger agreement and particularly the provisions related to the exercise of fiduciary duties under Delaware corporate law. Morgan Stanley discussed various valuation issues in connection with the proposed transaction with the board. Counsel discussed with the board its fiduciary duties. On Friday, March 12, counsel for the parties continued to make progress on the negotiation of the definitive merger agreement, and the board scheduled a board meeting for Monday, March 15 to consider the transaction.

        At its meeting on March 15, the board discussed with counsel the fiduciary duties of the directors and reviewed in detail the terms of the negotiated merger agreement. The board reviewed and evaluated management's views of the current prospects for Community First, including management's assessment of the growth challenges facing Community First. The board also evaluated and discussed management's assessment that based on management's projections (and assuming management's performance objectives were achieved), it would be at least two to three years before Community First's stock price might reach the price being offered by BancWest. Following management's presentation, representatives of Morgan Stanley reviewed with the board Morgan Stanley's financial analysis of the merger consideration and delivered an oral fairness opinion to the board, later confirmed in writing as described under "—Opinion of Community First's Financial Adviser", that, based upon and subject to the assumptions, conditions, limitations and other matters set forth in its opinion, the merger consideration pursuant to the merger agreement was fair, from a financial point of view, to the holders of Community First common stock. Mr. Anderson confirmed to the board that BancWest had approached him regarding an executive position at BancWest in connection with the transaction. Mr. Anderson stated that he responded to BancWest by requesting that they defer any such discussion until after execution of the merger agreement. The board unanimously passed resolutions approving the merger agreement and authorizing Community First's chief executive officer to execute the merger agreement. Later that day, BancWest's board met in San Francisco and approved the merger agreement and authorized BancWest's president and chief operating officer to execute the agreement. In the early evening of March 15, Mr. Anderson and Mr. McGrath met in Fargo, North Dakota and jointly executed the merger agreement, and an amendment to the confidentiality and standstill agreement to permit BancWest to acquire up to 2.5% of our common stock. Community First and BancWest announced the execution of the merger agreement at approximately 12:01 a.m., central time, on March 16.

Purposes and Effects of the Merger

        The principal purpose of the merger is to enable BancWest to acquire all of our outstanding shares of common stock and provide you with the opportunity to receive $32.25 for each share of Community First common stock you hold. The acquisition will be accomplished by a merger of BW Newco with and into Community First, with Community First surviving the merger as a wholly-owned subsidiary of BancWest. In the merger, each share of our common stock (other than shares held by BancWest or by stockholders who dissent from the merger and properly perfect their appraisal rights) will be converted into the right to receive $32.25 per share in cash, without interest. You will receive the merger consideration after sending in your Community First certificates in accordance with instructions that will be contained in a letter of transmittal that you will receive promptly after the completion of the merger. Holders of options to purchase shares of Community First common stock will receive the difference in cash between $32.25 and the exercise price of the option multiplied by the number of shares of common stock subject to the option. All option vesting periods will be accelerated.

Recommendation of the Community First Board of Directors; Reasons for the Merger

  Recommendation of the Community First Board

        Our board of directors has unanimously determined that the terms of the merger agreement are advisable, fair to and in the best interests of Community First and its stockholders and has unanimously approved the merger agreement. Accordingly, our board unanimously recommends that you vote "FOR" approval of the merger agreement. For a discussion of the process leading to the board's recommendation to approve the merger and the factors contributing to its decision, see the section entitled "The Merger—Background of the Merger" and "—Reasons for the Merger" beginning on pages 12 and 17 respectively.

  Reasons for the Merger

        In reaching its decision to approve the merger agreement and to recommend that you vote to approve the merger agreement, our board considered a number of factors, including the following factors:

  •
  its knowledge of, and presentations by our management and financial advisors regarding, our business, operations, financial condition, earnings and business prospects (as well as the risks involved in achieving those prospects);

  •
  the challenges facing Community First in remaining an independent banking institution in the current operating environment of the financial services industry, including the continued consolidation and increasing size and financial strength of the competition in the banking and financial services industry nationwide and globally, and limited opportunities to grow through acquisitions given that the small bank acquisition market is intensely competitive and expensive;

  •
  the presentation and opinion of Morgan Stanley on March 15, 2004, delivered to the Community First board to the effect that, as of March 15, 2004, and based upon and subject to the assumptions, conditions, limitations and other matters set forth in its opinion, the cash payment of $32.25 per share to be received by the holders of our common stock pursuant to the merger agreement is fair from a financial point of view to the holders of our common stock (see "—Opinion of Community First's Financial Advisor");

  •
  the fact that the BancWest's offer represented one of the highest tangible book multiples ever paid in the United States in connection with a bank acquisition;

  •
  the current and historical market prices of our common stock, including its market price relative to those of other industry participants and general market indices, and the fact that the cash merger price of $32.25 per share represents:

  •
  a 15% premium over the closing price of our common stock on March 15, 2004, the last trading day prior to the public announcement of the merger agreement;

  •
  a 13% premium over the closing price of our common stock on February 13, 2004, the last trading day prior to our board's decision to pursue a possible transaction with BancWest;

  •
  a 14% premium over the average closing price of our common stock for three months prior to the announcement of the transaction; and

  •
  a 9% premium over the highest price our common stock has ever traded;

  •
  the fact that the merger consideration is all cash, not subject to a financing condition and provides certainty of value to Community First's stockholders as compared to a stock transaction;

  •
  the potential stockholder value from other alternatives available to us, including the alternative of remaining a stand-alone, independent company, as well as the risks and uncertainties associated with those alternatives;

  •
  the terms of the merger agreement, as reviewed by our board with our legal advisors (including Delaware counsel), including consideration of several specific provisions of the merger agreement, such as (a) the definition of "material adverse effect" and "superior proposal," (b) the limited conditions to BancWest's obligation to complete the merger including the absence of a financing condition; (c) the ability of our board to terminate the merger agreement in the exercise of fiduciary duties under specified circumstances and upon payment of a termination fee, (recognizing the possible effect that a termination fee has on competing transactions, but believing that the fee is reasonable for this size of a transaction); (d) the limited ability of BancWest to terminate the agreement; and (e) the provisions related to employee benefits in the merger agreement (see "The Merger Agreement");

  •
  that Morgan Stanley and its affiliates had provided financing and received fees from BancWest's parent corporation, BNP Paribas, for such services, and concluded that Morgan Stanley's relationship to BNP Paribas was not inconsistent with Morgan Stanley's independence in this transaction and the board could rely on Morgan Stanley's fairness opinion; and

  •
  the likelihood of the merger being approved by the appropriate regulatory authorities (see "—Governmental and Regulatory Approvals" and "The Merger Agreement—Efforts to Complete the Merger; Regulatory Matters").

        After considering these factors, our board concluded that the $32.25 per share cash merger price was an attractive price for our stockholders in comparison to the values that we might reasonably achieve in the foreseeable future as a stand-alone, independent company. Our board believed that this was particularly true in light of the risks and uncertainties involved in connection with the results that we could expect to achieve on our own. Our board also considered potential drawbacks or risks relating to the merger, including the following risks and factors:

  •
  the fact that the merger agreement prevents us from soliciting other offers and the fact that we did not negotiate with, or at this time actively seek other offers from any other party;

  •
  the fact that the all-cash price would not allow our stockholders to participate in the benefits of any synergies created by the merger or in any future growth of the combined entity;

  •
  the fact that the all-cash price would be taxable to our stockholders;

  •
  the possibility that the Federal Reserve might seek to impose conditions on or withhold approval of the merger;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

  •
  the fact that our officers and directors have certain interests in the merger that are in addition to their interests as Community First stockholders, which had the potential to influence their views and actions in connection with the merger proposal (see "—Interests of Certain Persons in the Merger");

  •
  the restrictions on the conduct of our business prior to the consummation of the merger, requiring us to conduct our business, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

  •
  the possibility that the $41.6 million termination fee, plus up to $3.0 million in costs and expenses, payable to BancWest under specified circumstances may discourage a competing acquisition proposal.

        Our board concluded, however, that these potential drawbacks and risks did not outweigh the benefits of the merger to our stockholders.

        The foregoing discussion of the information and factors that our board of directors reviewed in its consideration of the merger is not intended to be exhaustive, but is believed to include all of the material factors that our board considered. In view of the variety of factors and the amount of information considered, our board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of our board may have assigned different weights to different factors, however, our board made its determination after considering all of the factors as a whole and, overall, considered them to be favorable to, and to support its determination.

Opinion of Community First's Financial Advisor

        Pursuant to the terms of an engagement letter, dated August 30, 1999, Morgan Stanley was engaged to provide financial advisory services to Community First. Community First selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, as well as its knowledge of the business and affairs of Community First. On March 15, 2004, Morgan Stanley delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Community First board of directors that, subject to and based on the factors considered in its opinion, the merger consideration of $32.25 for each share of Community First common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Community First common stock.

        The full text of Morgan Stanley's written opinion, dated as of March 15, 2004, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering its opinion, is attached as Appendix B of this document. Holders of Community First common stock are urged to, and should, read this opinion carefully and in its entirety. Morgan Stanley's opinion, directed to the board of directors of Community First, addresses only the fairness from a financial point of view of the merger consideration of $32.25 for each share of Community First common stock pursuant to the merger agreement to the holders of shares of Community First common stock, and does not address any other aspect of the merger or constitute a recommendation to any Community First stockholder as to how to vote at the stockholder meeting. This summary is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other information of Community First and BancWest and its affiliates, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Community First prepared by the management of Community First;

  •
  received certain financial forecasts prepared by the management of Community First;

  •
  discussed the past and current operations and financial conditions and the prospects of Community First with senior executives of Community First;

  •
  reviewed information provided by BancWest relating to certain strategic financial and operational benefits anticipated from the merger;

  •
  discussed the strategic rationale for the merger with senior management of Community First;

  •
  reviewed the reported prices and trading activity for Community First common stock;

  •
  compared the financial performance of Community First and the prices and trading activity of Community First common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

  •
  participated in discussions and negotiations among representatives of Community First and BancWest and their financial and legal advisors;

  •
  reviewed the draft merger agreement and certain related documents; and

  •
  considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.

        Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of its opinion. With respect to the financial forecasts, including information regarding certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Community First and BancWest. In addition, Morgan Stanley relied on the assessments by the management of Community First regarding the strategic rationale of the merger. Morgan Stanley assumed that the merger would be consummated in accordance with the terms of the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities (including any hedge or derivative positions) of Community First or BancWest, nor was it furnished with any such appraisals, and Morgan Stanley did not make any independent examination of the loan loss reserves or examined any individual loan credit files of Community First or BancWest. In addition, Morgan Stanley assumed that in connection with the receipt of all necessary government, regulatory or other consents and approvals for the merger, no restrictions would be imposed that would have any material adverse effect on Community First or BancWest and its affiliates or on the benefits expected to be derived from the merger. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of Morgan Stanley's opinion.

        Comparable Company Analysis.    As part of its analysis, Morgan Stanley compared financial information of Community First with companies that share certain characteristics with Community First. This group, which is referred to in this discussion of Morgan Stanley's analysis as the "peer group," included:

  •
  M&T Bank Corporation

  •
  AmSouth Bancorporation

  •
  Marshall & Ilsley Corporation

  •
  Regions Financial Corporation

  •
  UnionBanCal Corporation

  •
  First Tennessee National Corporation

  •
  National Commerce Financial Corporation

  •
  Zions Bancorporation

  •
  Huntington Bancshares Incorporated

  •
  Compass Bancshares, Inc.

  •
  Hibernia Corporation

  •
  Commerce Bancshares, Inc.

  •
  BOK Financial Corporation

  •
  FirstMerit Corporation

        Morgan Stanley compared, for the peer group and Community First, the market price to 2004 GAAP earnings per share estimate of $2.06 from Institutional Brokers Estimate System, or I/B/E/S, available as of March 11, 2004. Morgan Stanley also compared, for the peer group and Community First, the market price per share to book value per share as of March 11, 2004.

        The following table reflects these multiples:

Peer Group Mean
Price to 2004E GAAP earnings per share	13.8x
Price to book value per share	2.2x

        Community First traded at an average discount of 9% to its peer group for the five-year period ended March 11, 2004. Applying a representative range of Peer Group price to 2004 GAAP earnings per share multiples to Community First 2004 I/B/E/S GAAP earnings per share estimate implied a range of values for Community First common stock of approximately $25 to $29 per share. Applying a representative range of peer group price to book value per share multiples to Community First book value per share as of December 31, 2003 implied a range of values for Community First common stock of approximately $19 to $24 per share. Morgan Stanley noted that the closing price of Community First common stock, as of March 11, 2004, was $28.00 per share while the merger consideration was $32.25 per share of Community First common stock.

        No company used in the above analyses is identical to Community First. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Community First and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

        Dividend Discount Analysis.    Morgan Stanley performed a dividend discount analysis to determine a range of implied present values of Community First common stock, assuming Community First continued to operate as a stand-alone entity. The range was determined by adding:

  •
  the present value of an estimated future dividend stream for Community First over the five-year period from 2004 through 2008, and

  •
  the present value of an estimated "terminal value" of Community First common stock at the end of the year 2008.

        Morgan Stanley made the following assumptions in performing its analysis:

  •
  a constant tangible common equity/tangible assets ratio of 6% for a projected dividend stream;

  •
  earnings projections were based on a range of assumed earnings growth rate of 3-5% for 2005 through 2008, consistent with management expectations for Community First;

  •
  "terminal value" of Community First common stock at the end of the period was determined by applying two different price-to-GAAP earnings multiples (12x and 14x) to year 2008 projected earnings; and

  •
  the dividend stream and terminal values were discounted to present values using a discount rate of 11%.

        Based on the above assumptions, this analysis implied a fully diluted stand-alone value of Community First common stock ranging from approximately $23 to $28 per share. Morgan Stanley noted that the closing price of Community First common stock, as of March 11, 2004, was $28.00 per share while the merger consideration was $32.25 per share of Community First common stock.

        Precedent Transaction Analysis.    Morgan Stanley performed an analysis of the precedent transactions announced since December 31, 2000 with transaction values of over $1 billion and less than $10 billion by commercial bank holding companies that shared characteristics with the merger to compare the price to last twelve month earnings, the price to tangible book value, the premium to the market price one day prior to announcement of the transaction and the premium to core deposits indicated by the merger consideration to those multiples or premiums indicated for the precedent transactions.

        The eight transactions constituting the precedent transactions were:

Acquiror	Target
National City Corporation	Provident Financial Group, Inc.
Regions Financial Corporation	Union Planters Corporation
BB&T Corporation	First Virginia Banks, Inc.
M&T Bank Corporation	Allfirst Financial, Inc.
BNP Paribas Group	United California Bank
Citigroup, Inc.	European American Bank
Royal Bank of Canada	Centura Banks, Inc.
BB&T Corporation	F&M National Corporation

        The following table reflects the results of the analysis:

	Average of precedent transactions	BancWest/Community First transaction
Price/Last twelve month earnings per share	17.0x	16.7x
Price/Tangible book value per share	2.9x	4.5x
One day market premium	23%	15%
Tangible Book Premium to Core Deposits	21%	24%

        The foregoing Community First multiples indicated by the merger consideration were based on the merger consideration of $32.25, Community First common stock closing price as of March 11, 2004 and Community First financial information as of December 31, 2003.

        Using a range of price to last twelve months earnings per share multiples of 16x to 18x indicated by the precedent transactions resulted in a value of Community First common stock ranging from approximately $31 to $35 per share. Using a range of price to tangible book value per share multiples of 2.75x to 3.25x indicated by the precedent transactions resulted in a value of Community First common stock ranging from approximately $20 to $23 per share. Using a premium to market (one day prior to announcement) range of 15-25% indicated by the precedent transactions resulted in a value of Community First common stock ranging from approximately $32 to $35 per share. Using a range of tangible book premium to core deposits of 18-22% indicated by the precedent transactions resulted in a value of Community First common stock ranging from approximately $26 to $30 per share. Morgan Stanley noted that the closing price of Community First common stock, as of March 11, 2004, was $28.00 per share while the merger consideration was $32.25 per share of Community First common stock.

        No company or transaction used in the precedent transaction analysis is identical to Community First or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Community First and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

        Implied Acquisition Value.    Morgan Stanley performed an analysis of the potential implied acquisition valuation of Community First assuming that the net present value of assumed cost savings was added to the implied fully diluted stand-alone value of Community First common stock as described above under "Dividend Discount Analysis." Assuming pre-tax cost savings of 20% of

Community First's non-interest expense base and an estimated pre-tax restructuring charge of $80 million, and using an assumed discount rate of 11% and a terminal multiple of 12-14x, Morgan Stanley estimated the implied acquisition value of Community First common stock ranged from approximately $30 to $34 per share. Morgan Stanley noted that the closing price of Community First common stock, as of March 11, 2004, was $28.00 per share while the merger consideration was $32.25 per share of Community First common stock.

        Morgan Stanley performed a variety of financial and comparative analyses for the purpose of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and the opinion. In addition, Morgan Stanley may have given various factors more or less weight than other factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Community First.

        In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Community First. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the merger consideration to the holders of shares of Community First common stock pursuant to the merger agreement and were provided to the Community First board of directors in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which Community First might actually trade. Further, the analyses should not be viewed as the sole determining factors of the value of Community First. In addition, as described above, the Morgan Stanley opinion was one of the many factors taken into consideration by the Community First board of directors in making its determination to approve the merger agreement. The merger consideration pursuant to the merger agreement was determined through arm's-length negotiations between Community First and BancWest and was approved by the Community First board of directors. Morgan Stanley did not recommend any specific consideration to Community First or advise that any given consideration constituted the only appropriate consideration for the transaction.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may from time to time trade in the securities or the indebtedness of Community First and BancWest and its affiliates for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account. In addition, Morgan Stanley and its affiliates have acted and from time to time may act as a counterparty to either Community First or BancWest and its affiliates and have received and may receive compensation for such activities. In the past, Morgan Stanley and its affiliates have provided financing services for the parent of BancWest and have received fees from BancWest's parent for rendering of these services.

        Pursuant to an engagement agreement, dated August 30, 1999, with Community First, Morgan Stanley was formally retained to provide financial advisory services and a financial opinion letter in connection with the transaction, and Community First agreed to pay Morgan Stanley fees for its services in connection with the merger, which amount would be equal to approximately $6.1 million as of April 22, 2004. Community First also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, Community First has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.

Certain Material Federal Income Tax Consequences

        The following is a general discussion of certain material United States federal income tax consequences of the merger to U.S. holders (as defined below) of our common stock. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), applicable current and proposed United States Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis, and to differing interpretation.

        For purposes of this discussion, we use the term "U.S. holder" to mean:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for federal income tax purposes, created or organized under the laws of the United States or of any state or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) was in existence on August 20, 1996 and has a valid election in effect under applicable United States Treasury Regulations to continue to be treated as a United States person; or

  •
  an estate the income of which is subject to United States federal income tax regardless of its source.

        This discussion assumes that you hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances, or that may apply to you if you are subject to special treatment under the United States federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, tax-exempt organizations, financial institutions, mutual funds, United States expatriates, stockholders who hold shares of our stock as part of a hedge, straddle, constructive sale or conversion transaction, or stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or federal laws other than those pertaining to the federal income tax that may apply to you. We urge you to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for your shares of our common stock pursuant to the merger.

        The merger will be treated for United States federal income tax purposes as a taxable sale or exchange of our common stock for cash (and may also be treated as a taxable sale or exchange under applicable state, local and foreign tax laws). In general, for United States federal income tax purposes, a U.S. holder of our common stock will recognize gain or loss equal to the difference between (1) the amount of cash received in exchange for such shares and (2) the stockholder's adjusted tax basis in such shares. If the holding period in our shares surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. The deductibility of a capital loss recognized on the exchange is subject to limitations. If you acquired different blocks of our stock at different times or different prices, you must determine your tax basis and holding period separately with respect to each block of our stock. Capital gains recognized by a non-corporate U.S. holder upon disposition of a share of our common stock that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15%.

        Under the Code, a holder of our stock may be subject, under certain circumstances, to backup withholding at a rate of 28% with respect to the amount of cash received in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against your United States federal income tax liability, if any, provided that you furnish the required information to the Internal Revenue Service in a timely manner.

Governmental and Regulatory Approvals

        The merger is subject to approval by the Federal Reserve under the Bank Holding Company Act. In considering the approval of a transaction such as the merger, this Act requires the Federal Reserve to review the financial and managerial resources and future prospects of the bank holding companies and the banks concerned and the convenience and needs of the communities to be served. Under the Community Reinvestment Act of 1977, the Federal Reserve must take into account the record of performance of each of BancWest and Community First in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company and their subsidiaries. The Federal Reserve is also required to evaluate whether the merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. If the Federal Reserve determines that there are anti-competitive consequences to the merger, it will not approve the transaction unless it finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

        In connection with its review, the Federal Reserve will provide an opportunity for public comment on the application for the merger, and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate.

        Where a transaction, such as the merger, is the acquisition by a bank holding company of a bank located in a state (in this case North Dakota) other than the home state of the bank holding company (in this case Hawaii), the Act authorizes the Federal Reserve to approve the transaction without regard to whether such transaction is prohibited under the laws of any state as long as the bank holding company is adequately capitalized and adequately managed and certain other limitations are not exceeded. BancWest is considered well-capitalized and well-managed under the Federal Reserve's Regulation Y, and the transaction does not exceed the other limitations.

        The Federal Reserve also must review the nonbanking activities being acquired in the merger (such as general leasing and insurance agency activities) to determine whether the acquisition of such activities reasonably can be expected to produce benefits to the public (such as greater convenience, increased competition or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices). This consideration includes an evaluation by the Federal Reserve of the financial and managerial resources of BancWest and its subsidiaries and the nonbank subsidiaries of Community First, and the effect of the proposed transaction on those resources, as well as whether the merger would result in a monopoly or otherwise would substantially lessen competition.

        BancWest and BNP Paribas have filed the required applications and notices with the Federal Reserve. Although we do not know of any reason why they will not obtain approval from the Federal Reserve in a timely manner, we cannot be certain when BancWest and BNP Paribas will obtain approval or that they will obtain approval at all.

        It is a condition to the completion of the merger that all approvals or consents of any governmental entity be obtained prior to the merger. However, any required approvals including approval of the Federal Reserve, must be granted without any condition or restriction on BancWest, Community First or their subsidiaries or affiliates that would reasonably be expected to have a material adverse effect following the completion of the merger on the present condition, business or operating results of BancWest, Community First or their subsidiaries or affiliates. It is also a condition to completion of the merger that any required approval, including approval of the Federal Reserve, not materially and adversely impair the economic benefits to the combined enterprise of BancWest and Community First and their respective subsidiaries following completion of the merger.

Interests of Certain Persons in the Merger

        In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that our executive officers and directors have interests in the merger and have arrangements that are different from, or in addition to, those of our shareholders generally. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that our shareholders vote in favor of the merger agreement. Certain modifications to the existing compensation, bonus and benefit programs were negotiated in connection with the merger and agreed to by BancWest.

  Stock Options

        In accordance with our 1996 Stock Option Plan, directors and employees of Community First, including executive officers, have been granted stock options to purchase shares of our common stock. Options were granted to executive officers and employees in the normal course by the Compensation Committee in February 2004, as further described below in the Compensation Committee Report on Executive Compensation on page 63. The merger agreement provides that, upon the effective time of the merger, all of the stock options outstanding under the stock option plan, including those held by our executive officers and directors, will vest, including those that, as of the date of the merger, would be unvested, and be converted into the right to receive the excess, if any, of $32.25 over the exercise price of the stock option for each share of our common stock subject to the option, less applicable withholding tax and without interest.

        Under the terms of the 1996 Stock Option Plan, outstanding options would vest and the optionholder would be entitled to receive the value of the price paid in the merger in excess of the stock option exercise price only if Community First was not the surviving entity. Under the terms of the merger agreement, Community First will be the surviving legal entity. We elected to amend the 1996 Stock Option Plan to provide for the vesting of all outstanding options and the conversion of the option into the right to receive cash as described above as if Community First will not be the surviving entity. At the record date for the meeting, the directors and executive officers of Community First hold the following stock options, including both presently vested and unvested options, to purchase the following number of shares:

Name	Total Shares Subject To Options	Unvested Shares Included in the Total Shares Subject to Options	Weighted Average Exercise Price	Value of Options at $32.25 per Share
Mark A. Anderson	285,503	105,000	$25.14	$2,029,926
Patrick Delaney	20,000	0	22.12	202,600
Dawn R. Elm	0	0	0	0
John H. Flittie	20,000	0	22.12	202,600
Thomas Gallagher	10,000	0	25.43	68,200
Darrell G. Knudson	15,000	0	22.62	144,450
Karen M. Meyer	0	0	0	0
Lauris N. Molbert	8,000	0	26.42	46,640
Rahn K. Porter	12,000	0	24.78	89,640
Marilyn R. Seymann	20,000	0	22.12	202,600
Harvey L. Wollman	20,000	0	22.12	202,600
Ronald K. Strand	241,957	70,001	22.03	2,472,801
Gary A. Knutson	86,000	30,000	22.06	876,340
Charles A. Mausbach	76,727	30,000	25.32	531,718
Douglas G. Vang	50,000	25,000	24.66	379,500
Thomas R. Anderson	79,100	30,000	25.12	563,983
Dan M. Fisher	46,299	24,000	25.52	311,592
Bruce A. Heysse	89,000	26,000	20.81	1,018,160
Brad J. Rasmus	67,000	26,000	22.05	683,400
Thomas J. Rohleder	9,000	6,668	26.39	52,740
Patricia J. Staples	58,672	23,334	24.88	432,413
Craig A. Weiss	92,882	42,667	25.98	582,370
Total	1,307,140	438,670		$11,094,273

        For executive officers, a portion of the cash payment described above represents the value of unvested stock options that will vest upon consummation of the merger. That value is listed in the summary chart on page 30. We describe under "Director Compensation" the effect of the merger on stock options and deferred equity compensation amounts of our directors.

  Executive Severance Plan

        We have an Executive Severance Plan, first adopted by the Compensation Committee in August 2003 and subsequently amended through April 2004, that provides severance in the form of salary continuation and other benefits to our eligible executives in the event of termination of their employment under certain circumstances. There are 17 executive employees whose position with us qualify them to be eligible to participate in the Executive Severance Plan.

        Although payments under the Executive Severance Plan are not triggered solely by a change in control of Community First, an executive officer who:

  •
  is involuntarily terminated by Community First other than for cause (as defined in the Plan), death or disability; or

  •
  resigns employment as a result of any of the following actions by Community First without the executive's consent:

  –
  a reduction in base compensation greater than 10%,

    –
    a reduction in bonus opportunity or aggregate benefits,

    –
    an adverse change in title, duties or responsibilities, or

    –
    a request to relocate his or her principal residence or job location more than 50 miles from Fargo, North Dakota,

is entitled to receive severance payments and certain other benefits described below under the Executive Severance Plan. Severance is paid at the base compensation rate at regular payroll intervals over a period equal to months of base salary as follows:

Position	Severance Payment
Chief Executive Officer	36 months of base compensation
Chief Operating Officer	24 months of base compensation
Executive Vice Presidents	18 months of base compensation
Senior Vice Presidents	12 months of base compensation

        In the event the executive obtains other employment during the applicable severance period (other than a senior executive position with one of our major competitors), the executive will receive a lump sum payment of 50% of the remaining severance payments. Executives entitled to severance will also receive:

  •
  a pro-rata bonus based on achievement of the target goals for the year in which the termination occurs, regardless of actual performance (this provision was amended to provide for the bonus based on annual compensation for terminations that occur in 2004),

  •
  continuation of health, dental and vision coverage during the period over which severance is paid, on a cost sharing basis, and

  •
  payment of outplacement services.

Benefits payable under the Executive Severance Plan will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code.

        In connection with negotiating the merger agreement with BancWest, we amended the Executive Severance Plan, effective with the completion of the merger, to prevent any amendment or termination of the Executive Severance Plan for 24 months following the merger. The Executive Severance Plan initially prevented any amendment or termination for 12 months following a change in control of Community First. We also amended the Executive Severance Plan to provide that the employees who are entitled to severance in 2004 after the completion of the merger will receive their full annual target bonus for the full year, as opposed to a pro rata bonus, and added three additional events to the definition of good reason, which would entitle an executive to resign and receive severance for a:

  •
  reduction in bonus opportunity;

  •
  reduction in aggregate benefits; or

  •
  relocation of principal residence or job location more than 50 miles from Fargo, North Dakota.

  2004 Annual Incentive Plan and the Corporate Performance Bonus Plan

        Each year, we have established an Annual Incentive Plan (AIP) to provide annual cash bonuses to our executive officers and to certain other management level employees, based upon the achievement of certain financial performance goals established at the beginning of each year by the Compensation Committee. The AIP is more fully described under the "Executive Compensation- Report of the Compensation Committee Report on Executive Compensation" beginning at page 61. For 2004, there are 43 executive employees who are eligible to receive a bonus under the 2004 AIP, including the 17 executive officers who are eligible for severance payments under the Executive Severance Plan.

        We have amended the AIP, effective with the completion of the merger, to provide for payments under the 2004 AIP to eligible employees as if performance goals were met at target levels. We have also amended the Executive Severance Plan and the AIP, effective with the completion of the merger, to provide that an executive who becomes entitled to severance under the Executive Severance Plan after completion of the merger and prior to January 1, 2005, will be entitled to receive the cash incentive payment under the 2004 AIP equal to the percentage of the executive's annualized base compensation, rather than base compensation through the date of termination, and assuming performance goals were met at the target level. If the termination occurs after December 31, 2004, the amount of the cash incentive payment will be based on the target percentage applied to base compensation only through the date of termination. The amount of the 2004 AIP that executive officers would receive if the officer became entitled to severance under the Executive Severance Plan after the completion of the merger and prior to January 1, 2005 is set forth in the summary chart set forth below.

        We also have a Corporate Performance Bonus Plan that provides an annual cash bonus to management employees who are not eligible for the AIP upon achievement of personal and business financial goals and payable as a percentage of the employee's base compensation. There are approximately 129 employees who are eligible for the Corporate Performance Bonus Plan for 2004. We have amended the Corporate Performance Plan, effective with the completion of the merger, to provide for payment of the 2004 bonuses to eligible employees as if performance goals were met at target levels. We also amended the Severance Plan and the Corporate Performance Plan to provide for 2004 that any eligible employee whose employment is thereafter terminated by Community First other than for cause, death or disability will receive a cash bonus under the Corporate Performance Bonus Plan based on the employee's annualized base compensation, rather than base compensation through the date of termination.

  Supplemental Executive Retirement Plan

        Under our Supplemental Executive Retirement Plan ("SERP"), our executive officers are permitted to defer a portion of their total compensation, along with matching funds we provide, as part of a non-qualified retirement plan, which is more fully described under "Executive Compensation—Report of the Compensation Committee Report on Executive Compensation" beginning on page 63. In December 2003, the Compensation Committee approved a restatement of the SERP that provided, among other changes, we would make an annual contribution to the SERP on behalf of each eligible participant employed on December 31 each year equal to a percentage of that participant's total compensation upon achievement of certain goals based upon a return on equity. The goals that were set would require us to contribute between 2% and 7% of each executive's total compensation, with a contribution of 5% upon achievement of the target goal.

        We have amended the SERP to provide that the performance based contribution for 2004 will, effective as of the completion of the merger, be made without regard to the actual achievement of the target performance goal. We have also amended the Executive Severance Plan and the SERP, effective with the completion of the merger, to provide that, in the event of a change in control of Community First (which would include the merger), an executive who is involuntarily terminated without cause, death or disability or who terminates for good reason on or before December 31, 2004, is entitled to receive a 5% contribution based on their annualized base compensation at 5% of total compensation as if the performance goals were achieved at target levels and any excess matching contribution earned for that year.

  401(k) Retirement Plan and Trust

        Under the terms of the 401(k) Retirement Plan and Trust (the "401(k) Plan"), employees, including executive officers, are eligible to receive our discretionary matching contribution, as described more fully in "Executive Compensation—401(k) Retirement Plan and Trust" beginning on page 65, if the employee is employed (or on an approved leave of absence) on December 31 of that year, or died, retired or became disabled during the plan year. We have amended the 401(k) Plan, effective with the completion of the merger, to provide for a matching contribution in 2004 for any employee who is employed on the effective date of the merger, and those employees are not required to be employed by us on the last day of the plan year in order to be eligible to receive a matching contribution under the 401(k) Plan. Based upon estimated annualized pre-tax deferral and matching contributions for the plan year ending December 31, 2004, the maximum matching contribution that executives officers would be entitled to under the 401(k) Plan are set forth in the summary chart below.

  Summary Chart of Maximum Possible Payments to Executive Officers Upon Merger

        The following chart lists the value of the cash payments that our executive officers could receive as a result of the completion of the merger. Severance benefits are payable only if the executive officer is terminated other than for cause, death or disability or resigns for good reason. The AIP payment and SERP payment will only be paid if the executive remains employed through December 31, 2004, or is eligible for severance under the Executive Severance Plan and the termination occurs before January 1, 2005. The chart does not include the value of our continued contribution toward the cost of health, dental and vision coverage during the severance period, cost of outplacement services or our excess matching contribution to the SERP for employee contributions in excess of the deferrals matched under the 401(k) Plan. The chart also does not include the value of any shares of our common stock that the executive may hold through his or her account in our 401(k) Plan that will be acquired in connection with the merger.

	Cash Payment for Shares under Unvested Stock Options Based on $32.25 per Share	Maximum Executive Severance Plan Payments Based on 2004 Base Compensation	Target 2004 Annual Incentive Plan Bonus Based on Annualized Base Compensation	Estimated 5% Contribution to the SERP Based on 2004 Base Compensation	Estimated Maximum Matching Contribution to the 401(k) Plan
Mark A. Anderson	$610,050	$1,725,000	$287,500	$28,750	$9,225
Ronald K. Strand	406,706	870,000	174,000	21,750	9,225
Gary A. Knutson	176,100	397,500	79,500	13,250	9,225
Charles A. Mausbach	176,100	397,500	79,500	13,250	9,225
Douglas G. Vang	146,750	319,500	63,900	10,650	9,225
Thomas R. Anderson	176,100	330,000	66,000	11,000	9,225
Dan M. Fisher	138,720	334,500	66,900	11,150	9,225
Bruce A. Heysse	148,200	321,000	64,200	10,700	9,225
Brad J. Rasmus	148,200	313,500	62,700	10,450	9,225
Thomas J. Rohleder	36,074	133,000	33,250	6,650	5,985
Patricia J. Staples	133,470	292,500	58,500	9,750	8,775
Craig A. Weiss	241,495	375,000	75,000	12,500	9,225
Total	$2,537,965	$5,809,000	$1,110,950	$159,850	$107,010

  Directors Deferred Compensation Plan

        Under our Deferred Compensation Plan for our board of directors (the "Directors Deferred Compensation Plan"), directors may elect to defer 100% of their director's fees until termination of their status as a director, which the director may elect to have credited with either a fixed interest rate or based on the appreciation in the value of our stock over the period of the deferral. At the time the director ceases to be a director, these deferred amounts, as increased based on the crediting rate, are distributed in the form of shares of our common stock or cash, at the election of the director. Three current directors have elected to defer director's fees under the Directors Deferred Compensation Plan. We have amended the Directors Deferred Compensation Plan, effective as of completion of the merger, to eliminate our common stock as an investment option and also eliminate the right of the participants to receive a distribution in the form of our common stock. Accordingly, upon consummation of the merger and resignation by our board of directors (assuming their re-election at the 2004 annual meeting of stockholders), our directors will receive cash payments under the Directors Deferred Plan as follows:

Payments due under the Directors' Deferred Compensation Plan
Patrick Delaney	$0
Dawn R. Elm	$0
John H. Flittie	$0
Thomas Gallagher	$0
Darrell G. Knudson	$0
Karen M. Meyer	$15,344
Lauris N. Molbert	$0
Rahn K. Porter	$0
Marilyn R. Seymann	$135,132
Harvey L. Wollman	$187,685

  Indemnification and Benefits Provision in the Merger Agreement

        The merger agreement provides for director and officer indemnification and insurance, and for the continuation of employee benefits for specified time periods. We describe these provisions in "The Merger—Indemnification" and "The Merger Agreement—Employee Benefits."

THE MERGER AGREEMENT

        This section of the proxy statement describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated into this proxy statement by reference and attached as Appendix A to this proxy statement. We urge you to read the full text of the merger agreement.

Completion of the Merger

        The merger will be completed when a certificate of merger regarding the transaction is filed with the Delaware Secretary of State. However, we may agree to a later time for completion of the merger and specify that time in the certificate of merger. We expect that the certificate of merger will be filed promptly after the satisfaction or waiver of the closing conditions in the merger agreement, which are described below.

        We expect to complete the merger as quickly as possible after we receive stockholder and regulatory approval of the merger and all applicable waiting periods have expired. We hope to complete the merger during the third quarter of 2004, but no assurance can be given as to the actual timing of the merger.

Conditions to the Merger

Conditions to Each Party's Obligations.    Each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

  •
  the merger must be approved by the affirmative vote of the holders of at least a majority of the total number of shares of Community First common stock outstanding and entitled to vote at the stockholders' meeting;

  •
  there must not be in effect any judgment, decree, injunction, order or proceeding by any governmental authority prohibiting or restricting completion of, or threatening to invalidate, the merger; and

  •
  all regulatory approvals and consents necessary to complete the merger must have been obtained and all applicable waiting periods must have expired, and these regulatory approvals and consents must not have been granted with a condition or restriction upon BancWest or the surviving corporation which would reasonably be expected to have a material adverse effect on the present or prospective consolidated financial condition, business or operating results of BancWest or the surviving corporation or otherwise materially and adversely impair the economic benefits of the merger to the combined enterprise.

Conditions to BancWest's and BW Newco's Obligations.    The obligations of BancWest and BW Newco to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  our representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct as of that earlier date, subject to any exceptions that would not have a material adverse effect on us, and we must have delivered to BancWest a certificate to that effect;

  •
  we must have performed in all material respects all obligations that we are required to perform prior to the closing date, and we must have delivered to BancWest a certificate to that effect;

  •
  our board of directors and stockholders must have taken all actions necessary to approve the merger agreement and the merger, and we must have delivered to BancWest a certificate to that effect;

  •
  no event that constitutes a material adverse effect on us shall have occurred, and we must have delivered to BancWest a certificate to that effect;

  •
  holders of not more than 10% of our issued and outstanding common stock shall have demanded payment of the fair value of their shares as dissenting stockholders under applicable provisions of the Delaware General Corporation Law; and

  •
  BancWest shall have received satisfactory evidence that our employee benefit plans have been treated as provided in the merger agreement (see "Employee Benefits" below).

Conditions to Community First's Obligations.    Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  BancWest's representations and warranties must be true and correct as of the date of the merger agreement and as of the closing date, except representations and warranties that speak as of an earlier date, which must be true and correct as of that earlier date, subject to any exceptions that would not have a material adverse effect on BancWest and its subsidiaries, and BancWest must have delivered a certificate to us to that effect;

  •
  BancWest and BW Newco must have performed in all material respects all of their respective obligations that must be performed under the merger agreement prior to the closing date, and BancWest must have delivered a certificate to us to that effect; and

  •
  we shall have received satisfactory evidence that our employee benefit plans have been treated as provided in the merger agreement (see "Employee Benefits" below).

Board of Directors' Covenant to Recommend

        In the merger agreement, we agreed to recommend, through our board of directors, that our stockholders approve and adopt the merger agreement and the merger at the stockholders' meeting. Our board of directors may not withdraw, modify or change this recommendation unless the board of directors reasonably determines in good faith (after consultation with outside legal counsel) that failure to take that action would be inconsistent with its fiduciary duties under applicable law.

No Solicitation of Other Offers

        The merger agreement provides that neither we nor our representatives will:

  •
  initiate, solicit or knowingly encourage, or take any other action to facilitate inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a competing transaction, as described below; or

  •
  except as provided below, provide any nonpublic information relating to us to any person relating to a competing transaction or engage in any negotiations or discussions concerning a competing transaction.

        The merger agreement permits us to comply with the Securities Exchange Act of 1934, or other applicable law, with regard to disclosures to our stockholders concerning a competing transaction. In addition, if we receive an unsolicited bona fide written proposal for a competing transaction prior to the stockholders' meeting and if we enter into a confidentiality agreement with the person making the proposal for a competing transaction having terms that are no less favorable to us than those contained in the confidentiality agreement between us and BancWest:

  •
  we may discuss with, or provide nonpublic information to, and recommend such proposal to the holders of our common stock, the person making that proposal for a competing transaction if our board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation in similar transactions, that the proposal for a competing transaction is, or has a reasonable likelihood of resulting in, a superior proposal, as described below; and

  •
  our board of directors may recommend a superior proposal to our stockholders if our board of directors reasonably determines in good faith, after consultation with outside legal counsel, that the failure to take any such action would be inconsistent with its fiduciary duties under applicable law.

        We have agreed to give BancWest 36 hours prior notice of our intent to take any action with respect to any proposal for a competing transaction and to keep BancWest informed of the identity of any person making a proposal for a competing transaction and the status and terms of any proposals, discussions or negotiations.

        For purposes of the merger agreement, the term "competing transaction" means any of the following involving us or any of our subsidiaries:

  •
  a merger, consolidation, share exchange or any business combination;

  •
  a sale, lease or other disposition or assumption of 15% or more of our consolidated assets and those of our subsidiaries;

  •
  a sale of shares of capital stock representing 15% or more of our total voting power, or that of any of our subsidiaries; or

  •
  a tender offer or exchange offer for 15% or more of our outstanding shares.

        For purposes of the merger agreement, the term "superior proposal" means a bona fide written proposal for a competing transaction which the board of directors concludes in good faith, after consultation with a financial advisor of nationally recognized reputation in similar transactions and its legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal:

  •
  is more favorable to our stockholders from a financial point of view, than the merger;

  •
  is fully financed or reasonably capable of being fully financed;

  •
  is reasonably likely to receive all required governmental approvals on a timely basis; and

  •
  is otherwise reasonably capable of being completed on the terms proposed.

        For purposes of this definition of "superior proposal", all references to "15% or more" in the definition of "competing transaction" are deemed references to "a majority".

Termination of the Merger Agreement

        We and BancWest may by mutual written consent terminate the merger agreement at any time prior to the completion of the merger, whether before or after stockholder approval has been obtained.

        In addition, either we or BancWest may terminate the merger agreement if:

  •
  the merger agreement is not approved by a majority of the shares outstanding and entitled to vote at the stockholders' meeting;

  •
  any governmental entity that must grant a required regulatory approval has denied approval of the merger and such denial has become final and nonappealable, or any governmental entity of competent jurisdiction issues a final nonappealable order permanently enjoining or otherwise prohibiting the merger, except that this right to terminate will not be available to any party whose failure to materially comply with their obligations under the merger agreement causes or results in that action;

  •
  the merger is not completed on or before December 31, 2004, because any of the conditions to the completion of the merger shall not have been met by such date, except that this right to terminate will not be available to any party whose failure to comply with the merger agreement in all material respects causes or results in the failure of the relevant condition by that date; or

  •
  the other party breaches any of its representations or warranties or the other party materially breaches a covenant in the merger agreement and the breach is not, or cannot be, cured within 60 days after written notice of the breach.

        BancWest may terminate the merger agreement if:

  •
  our board of directors fails to recommend adoption of the merger agreement at the stockholders' meeting or withdraws or modifies or qualifies its recommendation for adoption of the merger agreement in a manner which is adverse to BancWest;

  •
  our board of directors recommends to our stockholders any competing transaction by a third party;

  •
  our board of directors takes any action or makes any statement in connection with the stockholders' meeting or the merger having the effect of any of the foregoing; or

  •
  if we breach in any material respect our obligation to comply with the provisions of the merger agreement relating to the non-solicitation of competing transaction proposals or in responding to unsolicited competing transaction proposals, requiring us to call the stockholders' meeting or to promptly prepare and mail this proxy statement.

        We may terminate the merger agreement without BancWest's consent if our board of directors authorizes us to enter into an agreement with respect to a competing transaction; provided, that:

  •
  our board of directors complies with the provisions of the merger agreement relating to the non-solicitation of competing transaction proposals or in responding to unsolicited competing transaction proposals;

  •
  our board of directors, after consultation with a financial advisor of nationally recognized reputation in similar transactions, reasonably determines in good faith that the competing transaction is a superior proposal (taking into account any proposal or offer made by BancWest to modify the terms of the merger agreement);

  •
  our board of directors has reasonably determined in good faith (after consultation with outside legal counsel) that the failure to exercise its right to terminate the merger agreement would be inconsistent with its fiduciary duties under applicable law; and

  •
  we pay a fee to BancWest as described below.

        For purposes of determining whether a transaction is a competing transaction which may permit us to terminate the merger agreement, all references to "15% or more" in the definition of "competing transaction" above are deemed references to "a majority".

Termination Fee

        We must pay to BancWest a fee of $41.6 million and all of BancWest's out-of-pocket costs and expenses incurred through the date of termination (up to a maximum of $3 million) if the merger agreement is terminated:

        (1)   by us in connection with exercise of our termination rights as set forth above to enter into a competing transaction concurrently with our acceptance of a competing transaction;

        (2)   by BancWest if we breach in any material respect our obligation to comply with the provisions of the merger agreement relating to the non-solicitation of competing transaction proposals or in responding to unsolicited competing transaction proposals, requiring us to call the stockholders' meeting or promptly preparing and mailing this proxy statement;

        (3)   by BancWest if our board of directors (i) fails to recommend adoption of the merger agreement at the stockholders' meeting, or (ii) withdraws or modifies or qualifies its recommendation for adoption of the merger agreement in a manner which is adverse to BancWest, or (iii) recommends to our stockholders any competing transaction by a third party, or (iv) takes any action or makes any statement in connection with the stockholders' meeting or the merger having the effect of any of the foregoing;

        (4)   by either BancWest or us if stockholder approval of the merger agreement is not obtained at the stockholders' meeting;

        (5)   by either BancWest or us if the merger is not completed on or before December 31, 2004; or

        (6)   by BancWest if we have intentionally breached any of our representations or warranties in the merger agreement and such breach would have a material adverse effect on us or we have materially breached any of our covenants in the merger agreement, and the breach is not or cannot be cured within 60 days after written notice of the breach.

        In the case of (4), a termination fee will be payable only if (i) prior to the date of the stockholders' meeting, a competing transaction (or a proposal therefor) was publicly announced or there was otherwise publicly communicated an intention to make a competing transaction and (ii) within twelve months of the termination of the merger agreement, we or one of our subsidiaries completes a competing transaction or enters into a definitive agreement with respect to a competing transaction.

        In the case of (5) and (6), a termination fee will be payable as follows and only if the following events occur:

  •
  50% of the termination fee and all of BancWest's out-of-pocket costs and expenses incurred through the date of termination of the merger agreement (up to a maximum of $3 million) will be payable if, prior to the termination, (i) a competing transaction (or a proposal therefor) was made to our board of directors or publicly announced, and (ii) following such public announcement or communication, we intentionally breached any of our representations, warranties, covenants or agreements in the merger agreement which breach materially contributed to the failure of the effective time of the merger to occur; and

  •
  the remaining 50% of the termination fee will be payable if, within twelve months of the date of termination of the merger agreement, we or one of our subsidiaries completes a competing transaction or enters into a definitive agreement with respect to a competing transaction.

        For purposes of determining whether a transaction is a "competing transaction" in the context of the payment of a termination fee, all references to "15% or more" in the definition of competing transaction above are deemed references to "a majority".

Conduct of Business Pending the Merger

        With limited exceptions, we agreed in the merger agreement that, until the completion of the merger, without the prior written consent of BancWest, which will not be unnecessarily withheld or delayed, we and each of our subsidiaries will:

  •
  carry on our respective businesses in the ordinary course consistent with past practice and in accordance with sound banking practices;

  •
  use commercially reasonable efforts to maintain and preserve intact our present business organization and to maintain and preserve our relationships and goodwill with account holders, borrowers, employees and others having business relationships with us;

  •
  use commercially reasonable efforts to maintain all of our existing material permits and licenses;

  •
  use commercially reasonable efforts to maintain insurance coverage on our owned and leased properties and on our business operations, at levels at least equal to the insurance coverage existing at the time that the merger agreement was executed;

  •
  perform our material contractual obligations and not materially default on any such obligations;

  •
  observe in all material respects all lawful requirements applicable to our business;

  •
  maintain our assets and properties in good condition and repair;

  •
  file all of our tax returns, timely pay all taxes due and payable as shown in our filed tax returns and ensure that all of our tax returns will be based on tax positions that have substantial support;

  •
  promptly notify BancWest if we receive from any tax authority any notification of any audit, request to extend the statute of limitations, any notice of deficiency or any similar notification of potential adjustments to our tax liabilities or attributes or any actual or threatened collection enforcement activity by any tax authority;

  •
  make available to BancWest our monthly unaudited balance sheets and income statements within 25 days after the close of each calendar month;

  •
  use our commercially reasonable efforts to obtain any third party consents with respect to any contract, permit or other arrangement that is material to our business and the business of our subsidiaries on a consolidated basis; and

  •
  maintain an allowance for loan and lease losses consistent with our practices and methodology in effect on the date that the merger agreement was executed, and the amount of such allowance must be at least equal to the amount of such allowance on December 31, 2003.

        We have also agreed that, until completion of the merger, without the prior written consent of BancWest, which will not be unnecessarily withheld or delayed, except as expressly contemplated or permitted by the merger agreement (or, in some cases, by the disclosure letter), we will not and will not permit any of our subsidiaries to:

  •
  issue, sell or grant any capital stock or any other securities or rights to acquire any capital stock, or enter into any agreements to take any such actions;

  •
  split, combine or reclassify any capital stock or other securities;

  •
  declare, set aside or pay dividends, other than (i) the regular cash dividend of $0.24 per share in respect of the first fiscal quarter of 2004, (ii) any subsequent regular quarterly cash dividends which will not exceed the lesser of $0.24 per share or a pro rata portion of 60% of our average quarterly net income for the current quarter and the immediately preceding quarter, or (iii) dividends paid by any of our wholly owned subsidiaries to their respective parent companies;

  •
  purchase, redeem or otherwise acquire any shares of capital stock or any other equity interests, other than the redemption upon maturity of our subordinated notes and the issuance of our common stock upon exercise of stock options;

  •
  amend our certificate of incorporation or by-laws, except as may be required to effect the merger;

  •
  grant any general or uniform increase in the rate of pay of employees or employee benefits;

  •
  except as provided in the merger agreement, grant any increase in salary, incentive compensation or employee benefits, pay any bonuses or accelerate the vesting of any employee benefits, other than payment of bonuses and increases of salaries of not more than 3% on average, in accordance with past practice;

  •
  make any capital expenditure or commitments to make capital expenditures in excess of $500,000, except for ordinary repairs, renewals and replacements;

  •
  compromise, settle or adjust any claim of a deficiency in taxes, extend the statute of limitations with any tax authority, file any pleading in court regarding any deficiency, file or amend any tax return, or make any tax election that is inconsistent with our current tax election practices;

  •
  change or make any tax elections or our tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a governmental entity;

  •
  grant or commit to grant any extension of credit or amend the terms of any credit outstanding to any of our executive officers, directors, holders of 10% or more of our capital stock or any of their affiliates;

  •
  close or relocate any of our offices or open any new offices;

  •
  enter into any new, or amend any existing, employment agreement or any other employee benefit plan or arrangement, except as provided in the merger agreement or as required by law;

  •
  grant any person a power of attorney or similar authority;

  •
  make any investments, contributions to capital, property transfers to or in any other person, except in the ordinary course of business consistent with past practices and which are not designated as trading;

  •
  amend or modify any material contract or enter into any agreement or contract that would be considered a material contract;

  •
  dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

  •
  take any action that would, or could reasonably be expected to, adversely affect the ability of BancWest or us to obtain any necessary governmental approvals required for the merger or adversely affect our ability to perform our covenants and agreements under the merger agreement or prevent the satisfaction of any of the conditions to the performance of BancWest's or our obligations under the merger agreement;

  •
  make any special or extraordinary distributions or payments to any person;

  •
  reclassify any investment securities from held-to-maturity or available for sale to trading, unless required by changes in GAAP or regulatory accounting requirements;

  •
  sell any security other than in the ordinary course of business;

  •
  take title to any real property without conducting an environmental investigation, which investigation shall not reflect the presence of any suspected environmental contamination;

  •
  settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

  •
  make or acquire a participation in any loan, commitment to make a loan or other extension of credit, that is not in compliance with our normal credit underwriting standards, policies and procedures as in effect on December 31, 2003 or which would involve a credit exposure of $10 million or more;

  •
  incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise become responsible for the obligations of any other person, except in connection with banking transactions undertaken in the ordinary course of business or short-term borrowings made at prevailing market rates and terms consistent with prior practice;

  •
  enter into any new material line of business;

  •
  engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

  •
  except as described in the merger agreement, modify, amend or waive any provision of, or terminate our Rights Agreement, or redeem any of the outstanding rights, unless our board of directors determines reasonably and in good faith (after consultation with outside legal counsel) that the failure to take any such action would be inconsistent with its fiduciary duties under applicable law; or

  •
  agree or make any commitment to take any action described above.

Representations and Warranties

        In the merger agreement, we have made customary representations and warranties relating to, among other things:

  •
  corporate organization and existence;

  •
  corporate power and authority to enter into and perform our obligations under, and enforceability of, the merger agreement;

  •
  the approval of the merger agreement by our board of directors;

  •
  our capitalization and the capitalization of our subsidiaries;

  •
  identification of our subsidiaries;

  •
  financial statements;

  •
  documents filed with the Securities and Exchange Commission and other regulatory agencies;

  •
  insurance;

  •
  ownership of material properties and assets;

  •
  ownership of real estate;

  •
  legal proceedings and regulatory actions;

  •
  tax matters;

  •
  compliance with charter provisions and laws and regulations;

  •
  relationship with employees;

  •
  broker's fees;

  •
  material contracts and performance of obligations thereunder;

  •
  required consents and approvals of governmental entities and absence of conflicts;

  •
  absence of specified changes or events;

  •
  licenses and permits;

  •
  absence of undisclosed liabilities;

  •
  employee benefit matters;

  •
  corporate and accounting records;

  •
  location of offices and ATMs;

  •
  agreements with regulatory agencies;

  •
  the stockholder vote required to adopt the merger agreement;

  •
  powers of attorney;

  •
  absence of facts adversely affecting the likelihood of receiving regulatory approvals;

  •
  indemnification;

  •
  Community Reinvestment Act rating;

  •
  derivative transactions;

  •
  trust administration;

  •
  disclosure of information in documents filed with the Securities and Exchange Commission and other regulatory agencies;

  •
  intellectual property;

  •
  state takeover laws and our Rights Agreement;

  •
  registration obligations;

  •
  receipt of the opinion of Morgan Stanley & Co. Inc., financial advisor to our board of directors;

  •
  loans and investments;

  •
  allowance for loan and lease losses; and

  •
  environmental matters.

Employee Benefits

        The merger agreement contains agreements of the parties with respect to various employee benefit matters, which are briefly described below.

401(k) Plan.

        BancWest may require us to terminate our 401(k) Plan prior to the effective time of the merger, but in that circumstance, (i) we must make matching contributions in accordance with past practice to eligible employees employed on the effective date of the merger, as if the effective date of the merger were the last day of the plan year, (ii) all active employee participants will be eligible to participate in BancWest's or Bank of the West's 401(k) Plans, and (iii) BancWest will permit rollover of participant loans into the applicable 401(k) Plan relating to each employee. If our 401(k) Plan is not terminated, BancWest or the surviving corporation will make a matching contribution for the plan year ending December 31, 2004 as a percentage of employee deferrals that is not less than the percentage contributed for the plan year ended December 31, 2003 to any eligible employee who is employed on the effective date of the merger.

Employee Benefit Plans and Benefit Arrangements.

        After the completion of the merger, our current employees (and the current employees of our subsidiaries) may continue to participate in our employee benefit plans and benefit arrangements (other than equity-based plans or arrangements), become eligible for BancWest's or Bank of the West's employee benefit plans or benefit arrangements on the same terms as available to employees in comparable positions with BancWest or Bank of the West, or any combination of the foregoing.

BancWest's Employee Benefit Plans and Arrangements.

        After the completion of the merger and prior to December 31, 2005, if any of our current employees (and the current employees of our subsidiaries) become eligible to participate in any employee benefit plans and benefit arrangements of BancWest, Bank of the West or the surviving corporation, BancWest has agreed, subject to certain limitations, to: (i) waive all pre-existing conditions, exclusions and waiting periods related to participation and coverage requirements, (ii) recognize service of our employees prior to completion of the merger for purposes of eligibility and vesting, (iii) credit any deductibles, co-payments or other out-of-pocket expenses for the current year, and (iv) not apply any increase in any of the employee's portion of premium costs, deductibles, co-payments or other out-of-pocket expenses until the first day of the plan year following completion of the merger. In addition, BancWest has agreed not to reduce any of our current employees' (and our subsidiaries' current employees') entitlement to paid time off that has accrued prior to the completion of the merger. Our current employees (and the current employees of our subsidiaries) will continue to accrue paid time off at no less a rate after completion of the merger as under our current benefit arrangements, but BancWest may apply its or Bank of the West's paid time off policy existing from time to time to these employees.

Annual Incentive Program and Corporate Performance Bonus Plan.

        BancWest has agreed to permit the surviving corporation to pay for the year ending December 31, 2004, to our existing employees (and the existing employees of our subsidiaries) who are eligible, the cash incentive payments under our existing Annual Incentive Program and Corporate Performance Bonus Plan and to credit to eligible employees' accounts under the Supplemental Executive Retirement Plan as a percentage of compensation, as if the employees' performance goals were achieved at the target level. If any of our existing employees (and the existing employees of our subsidiaries) are involuntarily terminated other than for cause, death, or disability, or for those management employees (including our executive officers) eligible for our Executive Severance Plan who resign for a good reason (as defined in the Executive Severance Plan) after the merger and prior to January 1, 2005, BancWest has agreed to pay the cash incentive payments under our existing Annual Incentive Program and Corporate Performance Bonus Plan and to credit the eligible employees' accounts under our Supplemental Executive Retirement Plan, as a percentage of their annualized compensation, regardless of their date of termination. BancWest will waive any condition precedent to these payments or credits and assume that the employees' performance goals were achieved at the target level.

Other Incentive Compensation Plans.

        BancWest has agreed to maintain our other incentive compensation plans through December 31, 2004 and permit the surviving corporation to pay to our existing employees (and the existing employees of our subsidiaries) who are eligible, the cash incentive payments under these other plans. However, BancWest may make adjustments in the performance goals of these other plans that it deems appropriate in light of any changes in circumstance following completion of the merger. If any of our existing employees (or any of our subsidiaries' employees) are involuntarily terminated prior to January 1, 2005 (other than for misconduct, death or disability), they will receive a cash incentive payment as a percentage of base compensation through such employee's date of termination and BancWest will assume that the employees' performance goals were achieved at the target level.

Severance Plans.

        BancWest will cause the surviving corporation to pay and provide to our existing employees (and the existing employees of our subsidiaries), whose employment terminates on or after the effective time of the merger as a result of the merger, severance benefits to which the employee is entitled that are not less favorable to the employees than the benefits contained in our existing Company Severance Plan, which provides for one week of severance for every year of employment with us, with a minimum of 5 weeks and a maximum of 12 weeks severance, and each and every benefit contained in our existing Executive Severance Plan, which are described above under "Interests of Certain Persons in the Merger."

Supplemental Executive Retirement Plan and Directors Deferred Compensation Plan.

        BancWest will cause the surviving corporation to assume and perform all of our obligations under the Supplemental Executive Retirement and Directors Deferred Compensation Plan, subject to BancWest's right to require that such plans be amended prior to the effective time of the merger, as described above in "—Interests of Certain Persons in the Merger—Supplemental Executive Retirement Plan" and "—Directors Deferred Compensation Plan."

Stock Options and Stock Option Plans.

        All outstanding options to purchase our capital stock will be cashed out at the effective time of the merger for an amount per option equal to $32.25, less the exercise price of the option, which amount will be subject to tax withholding as ordinary income. Upon completion of the merger, all of our stock options will be canceled and all of our stock option plans will be terminated.

Amendment, Extension and Waiver

        The parties may amend the merger agreement by action taken or authorized by their respective boards of directors, at any time before or after adoption of the merger agreement by our stockholders. However, after adoption of the merger agreement by our stockholders, no amendment may be made which by law requires further approval by our stockholders, unless we obtain that further approval. All amendments to the merger agreement must be in writing signed by us, BancWest and BW Newco.

        At any time before the completion of the merger, each of the parties to the merger agreement may, by written action taken or authorized by its respective boards of directors, to the extent legally allowed:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties provided for in the merger agreement for its benefit;

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  waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement for the waiving party's benefit; and

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  waive compliance with any of the agreements or conditions contained in the merger agreement for the waiving party's benefit.

THE MERGER

        The following is a discussion of certain material effects of merger. You should read the merger agreement, which is attached as Appendix A and described above.

Treatment of Community First Common Stock and Options

        At the time of the Merger:

  •
  each share of Community First common stock outstanding as of the record date (other than stockholders who have perfected their dissenters' rights) will be canceled and converted into the right to receive $32.25 per share in cash;

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  all outstanding options to purchase Community First common stock, whether or not then vested or exercisable, will be canceled and thereafter the former holder will be entitled to a payment from Community First (subject to any applicable withholding taxes, as the case may be) equal to the product of (i) the total number of shares of Community First common stock subject to such stock option and (ii) the difference between $32.25 and the option exercise price for such stock option, payable in cash immediately following the merger; and

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  each share of BW Newco, Inc. will be canceled and converted into one share of common stock of Community First.

Termination of Registration

        Following completion of the merger, Community First will de-register under the Securities Exchange Act of 1934, and its shares of common stock will no longer be listed for trading on The Nasdaq National Market.

Directors

        The directors of Community First prior to the merger will no longer serve as directors of the surviving corporation.

Indemnification

        Subject to any limitation imposed under applicable law, all rights to indemnification available to the present and former officers and directors of Community First and its subsidiaries in respect of acts or omissions occurring prior to the merger will remain available to the maximum extent provided under Community First's certificate of incorporation, by-laws and indemnification agreements as in effect on the date of the merger agreement.

        For a period of six years after the merger, BancWest will maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the merger covering each person currently covered by Community First's officers' and directors' liability insurance policy on terms substantially equivalent to those of the current policy but only to the extent that the annual premium costs for such policy does not exceed 200% of Community First's premium on the date of the merger agreement.

        Our certificate of incorporation contains provisions eliminating a director's personal liability for monetary damages to us and our stockholders arising from a breach of a director's fiduciary duty except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.

Effective Time

        The merger will become effective, (the "effective time") upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. The effective time is currently expected to occur as soon as practicable after the annual meeting, subject to approval of the principal terms of the merger agreement at the annual meeting and the obtaining of all required regulatory approvals, and satisfaction or waiver of the other conditions set forth in the merger agreement.

Amendment to Rights Agreement

        Community First entered into a rights agreement, dated as of January 5, 1995, and amended and restated as of August 13, 2002, with Wells Fargo Bank of Minnesota, N.A. (as rights agent) in order to protect our stockholders from coercive or otherwise unfair takeover tactics. In general, the rights agreement imposes a significant penalty upon any person or group that acquires 15% or more of the outstanding Community First common stock. As required by the merger agreement, we have amended the rights agreement to render the rights inapplicable to the proposed merger or other transactions contemplated by the merger agreement and to cause the rights agreement to terminate immediately prior to the completion of the proposed merger. If the merger agreement is terminated, the amendment to the rights agreement is not effective.

Expenses of the Transaction

        All fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring or owing those fees and expenses.

Surrender of Stock Certificates; Payment for Shares

        Prior to the completion of the merger, BancWest will appoint Bank of the West as paying agent for the benefit of the holders of Community First common stock. The paying agent will be an affiliate of BancWest. As of the effective time of the merger, BancWest will deliver to the paying agent an amount in cash equal to the merger consideration.

        Promptly following completion of the merger, the paying agent will mail to each holder of record of our shares a letter of transmittal disclosing the procedure for exchanging certificates representing shares of common stock. After the effective time, each holder of a certificate previously representing shares of our issued and outstanding common stock will, upon surrender to the paying agent of a certificate together with a properly completed letter of transmittal, be entitled to receive $32.25 in cash, without interest, less any applicable withholding, for each share of common stock represented by such certificate.

Appraisal Rights

        Under Section 262 of the Delaware General Corporation Law (the "DGCL"), any holder of our common stock who does not wish to accept the $32.25 per share merger consideration may dissent from the merger and elect to exercise appraisal rights. A stockholder who exercises appraisal rights may ask the Delaware Court of Chancery to determine the fair value of his or her shares (exclusive of any element of value arising from the accomplishment or expectation of the merger), and receive payment of fair value in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the DGCL.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, which we attach to this proxy statement as Appendix C. All references in Section 262 of the DGCL to a "stockholder" and in this summary to a "stockholder" are to the record holder of the shares of our common stock who asserts appraisal rights.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the notice, and we attach the applicable statutory provisions to this proxy statement as Appendix C. Any holder of our common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Appendix C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights.

        Stockholders wishing to exercise the right to dissent from the merger and seek an appraisal of their shares must do ALL of the following:

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  The stockholder must not vote in favor of the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain.

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  The stockholder must deliver to us a written demand for appraisal before the vote on the merger agreement at the annual meeting.

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  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

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  The stockholder must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

        Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Only a holder of record of shares of our common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand must specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends to demand appraisal of his or her common stock. Stockholders who hold their shares in brokerage accounts or other nominee forms, and who wish to exercise appraisal rights, should consult with their brokers to determine the appropriate procedures for the nominee holder to make a demand for appraisal of those shares. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly and in a timely manner the steps necessary to perfect appraisal rights.

        A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to: Corporate Secretary, 520 Main Avenue, Fargo, North Dakota 58124.

        If we complete the merger, we will give written notice of the effective time of the merger within 10 days after the effective time of the merger to each of our former stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with

Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of our common stock held by all dissenting stockholders. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Under the merger agreement, we have agreed to give BancWest prompt notice of any demands for appraisal that we receive and any withdrawals of those demands. BancWest will have the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. We will not, except with the prior written consent of BancWest, settle, offer to settle or make any payment with respect to any demands for appraisal.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262 of the DGCL, whichever is later.

        If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court's direction, the court may dismiss the proceeding against the stockholder. The Delaware Court of Chancery will thereafter determine the fair value of the shares of our common stock, held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value.

        In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal.

        The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Stockholders should be aware that the fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the $32.25 merger consideration, in the case of our common stock. The Morgan Stanley opinion delivered to our board does not in any manner address fair value under Section 262 of the DGCL.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger).

        Any stockholder may withdraw a demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the demand for appraisal, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be subject to such conditions as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

ELECTION OF DIRECTORS (PROPOSAL NO. 2)

Nominees for Director

        At the annual meeting, our stockholders will elect eleven directors to hold office, pending completion of the merger, until the next annual meeting of stockholders or until a successor is elected and qualified. Our Bylaws require our board of directors to consist of at least three directors, and the board may increase the size of the board and elect additional directors. The board of directors has set the number of directors at twelve. Two vacancies created by the departures of Donald Mengedoth and Annette Quintana were filled by the appointment of Dawn R. Elm and Karen M. Meyer. There is currently one vacancy that was created by the departure of Dennis Mathisen in December 2003. Upon the recommendation of our Corporate Governance Committee, the board of directors has nominated each of the eleven individuals named below to serve until the 2005 Annual Meeting of Stockholders. We believe that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such substitute nominees as the board of directors may propose. The proxies may not, however, vote for a greater number of persons than the eleven nominees named in this proxy statement.

        Cumulative voting applies to the election of directors. That means that each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled (one vote per share of common stock held on the Record Date) multiplied by eleven (the number of directors to be elected). If there are no nominees other than the board of directors' slate, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner which appears to the named proxies most likely to result in the greatest number of board slate nominees being elected.

        The names and ages of the director nominees and their principal occupations are set forth below, based upon information furnished to us by the directors.

Name and Age	Director Since	Principal Occupation
Mark A. Anderson (47)	2000	President and Chief Executive Officer of Community First
Patrick Delaney (61)	1987	Assistant Secretary of Community First, Director of Business Corporations and Writer
Dawn R. Elm (46)	2003	Professor of Management at the University of St. Thomas
John H. Flittie (67)	1993	Non-Executive Chair of Community First, Consultant and Retired Senior Insurance Executive
Thomas Gallagher (49)	2001	Economist and head of Washington office of International Strategy and Investment Group, Inc.
Darrell G. Knudson (66)	1998	Vice Chairman of BANKFIRST Corporation
Karen M. Meyer (54)	2003	Vice President of Administration of The Toro Company
Lauris N. Molbert (46)	2002	Executive Vice President and Chief Operating Officer of Otter Tail Corporation
Rahn K. Porter (49)	2001	Vice President of Finance of Qwest Communications International, Inc.
Marilyn R. Seymann (61)	1998	President and Chief Executive Officer of M One, Inc.
Harvey L. Wollman (68)	1987	Non-Executive Vice Chair of Community First, Farmer and Rancher

Business Experience of Nominees

        Mark A. Anderson.    Mr. Anderson was appointed President and Chief Executive Officer of Community First on March 1, 2000. He had been Vice Chairman—Corporate Services since October 1998, Chief Information Officer since February 1998 and Chief Financial Officer, Secretary and Treasurer of Community First since it began operation in 1987. He was Vice President and Regional Controller for First Bank, now known as U.S. Bancorp, from 1984 to 1987. From 1979 to 1984, he held various positions with U.S. Bancorp-affiliated banks in the finance and credit analysis areas. Mr. Anderson is a Chartered Financial Analyst and a Certified Management Accountant.

        Patrick Delaney.    Mr. Delaney is a director of business corporations and a writer. A practicing attorney since 1967, he retired as a partner of the Minneapolis-based law firm of Lindquist & Vennum P.L.L.P., our legal counsel, in December 2002. Mr. Delaney is also a director and the Secretary of CNS, Inc. a publicly held medical product company based in Minneapolis and a director of several closely held business corporations.

        Dawn R. Elm.    Dr. Elm has been a Professor of Management at University of St. Thomas, St. Paul, Minnesota, since 1989. She is also a principal in Ethics & Organizations, a private training and consulting company for business ethics and corporate governance, and a guest lecturer for Darden Graduate School of Business, University of Virginia. Dr. Elm is also a director of OGA Parent Group, Inc., a charitable and educational organization. She was formerly a product development manager with the Procter & Gamble Company from 1980 to 1984. Dr. Elm has a Ph.D. in strategic management and organization from the University of Minnesota.

        John H. Flittie.    Mr. Flittie has been a consultant since his retirement in 1999 from ReliaStar Financial Corporation, a Minneapolis-based insurance and financial services company. From 1999 to 2002, he served as an adjunct faculty member at the University of St. Thomas Graduate School of Business. Mr. Flittie served as President and Chief Operating Officer of ReliaStar from July 1993 until his retirement. Prior to becoming President, Mr. Flittie held various positions with ReliaStar since 1985. From 1976 to 1985, Mr. Flittie was a partner at Touche Ross & Co., an audit and consulting firm. In January 2003, he was appointed non-executive chair of Community First. Mr. Flittie is also a director of Medica, a Minnesota health maintenance organization.

        Thomas Gallagher.    Mr. Gallagher is head of the Washington office of International Strategy and Investment Group, Inc., an institutional brokerage firm specializing in economic and political research, where he has been employed since 1999. From 1986 to 1999, Mr. Gallagher was a Managing Director and Political Economist for Lehman Brothers, an investment banking firm.

        Darrell G. Knudson.    Mr. Knudson has been Vice Chairman of BANKFIRST Corporation, Sioux Falls, South Dakota, since January 2000. He was previously an advisor to the Chief Executive Officer of the Bank of Arizona and served as Chairman of the Bank of Arizona from January 1997 until January 1998. He served as Executive Vice President and Director of Boatmen's Bancshares from January 1996 to November 1996. He was Chairman of the Board and Chief Executive Officer of Fourth Financial Corporation, Wichita, Kansas, from July 1991 to November 1996 and served as Vice Chairman and a Director of Fourth Financial Corporation from December 1990 to June 1991. From 1958 to 1990, Mr. Knudson was employed with First Bank, now known as U.S. Bancorp, holding a number of executive positions, including Interim Chief Executive Officer, Vice Chair and Director. He was previously a member of the Bankers Roundtable Board of Directors, the American Bankers Association Council, and the Board of Directors of the Central Bank of Denver.

        Karen M. Meyer.    Since 1998, Ms. Meyer has been the Vice President of Administration at The Toro Company, where she has been employed since 1977. She is a member of the Advisory Board for the InSite Group, a privately-held company providing strategic application development and support, web solutions and consulting, as well as a member of the Toro Foundation Board and the Toro Investment Fiduciary Board. Ms. Meyer also serves on the Human Resources Board of the Greater Twin Cities United Way.

        Lauris N. Molbert.    Since 2002, Mr. Molbert has been Executive Vice President and Chief Operating Officer of Otter Tail Corporation, a diversified holding company with interests in electric, manufacturing, transportation, health services, plastics, telecommunications, construction, energy services and entertainment businesses. From 1995 to 2002, he was President and Chief Operating Officer of Varistar Corporation, a subsidiary of Otter Tail Corporation. Mr. Molbert is a lawyer and certified public accountant.

        Rahn K. Porter.    Mr. Porter has been Vice President of Finance at Qwest Communications International, Inc., a telecommunications company, since 2003. He has also been Chief Executive Officer of RPSS Enterprises, a financial consulting company, since 2002. From 2001 to 2002, Mr. Porter was Chief Financial Officer of Telenet Communications, Inc., a communications company. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of Nupremis, Inc. a managed service provider that provides managed enterprise applications, and managed security, server and storage solutions. From 1999 to 2000, Mr. Porter was Vice President and Treasurer of MediaOne Group, Inc., a broadband communications company. From 1974 to 1998, Mr. Porter held a variety of positions with US West, Inc., a communications company, including Executive Director-Corporate Finance and Assistant Treasurer from 1996-1998.

        Marilyn R. Seymann.    Ms. Seymann has been President and Chief Executive Officer of M One, Inc., a bank consulting firm, since 1990. From 1990 to 1993, she served by presidential appointment as a director and Vice Chair of the Federal Housing Finance Board (formerly the Federal Home Loan Bank Board). From 1990 to 1991, she also served as Managing Director of Arthur Andersen & Co. Prior to 1990, Ms. Seymann served as Executive Vice President and Private Banking/President of Chase Bank of Arizona. Ms. Seymann is a member of the boards of directors of Beverly Enterprises, Inc., a provider of nursing home and rehabilitative care; Maximus Corporation, a provider of program management, information technology, and consulting services to government agencies throughout the United States; and NorthWestern Corporation, a provider of diversified energy, telecommunications and related services. NorthWestern Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in September of 2003. Ms. Seymann also serves as a director of EOS, a holding company for direct marketing companies including Discovery Toys, Regal Gifts and IFS.

        Harvey L. Wollman.    Mr. Wollman is a farmer and rancher near Frankfort, South Dakota, where he owns and operates a 3,000-acre irrigated farm and ranch. He served in the South Dakota State Senate from 1968 to 1974, was Lieutenant Governor from 1974 to 1977, and served as Governor of South Dakota in 1978. Mr. Wollman has served on various State government committees and is active in various service, civic and community organizations. In January 2003, he was appointed non-executive vice-chair of Community First.

CORPORATE GOVERNANCE MATTERS

General

        Our board of directors is committed to sound and effective corporate governance practices. During the past year, we have continued to review our governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC and the new listing standards of The NASDAQ Stock Market, Inc.® ("NASDAQ").

        As a part of our continuing review process, we have taken many steps designed to ensure compliance with SEC and NASDAQ rules and regulations and implement a number of other best practices, including:

  •
  Revising our Corporate Governance Charter and Principles of Corporate Governance to address, among other things, our policies and procedures for handling director nominations and communications with our stockholders;

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  Adopting our Code of Ethics and Business Conduct, applicable to all our officers, directors and employees;

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  Revising our Audit Committee Charter;

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  Adopting our Audit Committee Pre-Approval Policy; and

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  Adopting a policy for compliance with the SEC's attorney conduct standards.

        All of the documents and policies listed above, as well as our current committee charters, are available on the "Investor Relations" section of our website at http://www.CommunityFirst.com or by writing to Mark A. Anderson at:

  Community First Bankshares, Inc.
  520 Main Avenue
  Fargo, North Dakota 58124-0001

Principles of Corporate Governance

        Our board of directors adheres to Principles of Corporate Governance that provide standards for the Community First and our Board to ensure effective corporate governance. The Principles of Corporate Governance, which are summarized below, were originally adopted in 1997 and have been subsequently amended through February 2004 to reflect the board's continuing commitment to sound corporate governance practices.

        Purpose.    To ensure that the board of directors is effectively discharging its responsibility by establishing an appropriate structure for the governance of the board, including the processes of director selection and tenure, setting and monitoring board performance, and management succession planning.

        Board Organization.    The board must consist of a majority of independent directors, and director independence is reviewed by the Corporate Governance Committee on an annual basis. The independent directors of the board, acting in executive session, elect a non-executive chair. In 2003, the independent directors elected John H. Flittie as the non-executive chair. The non-executive chair, among other things, sets a board agenda with board and management input, facilitates communications among directors and works with the chief executive officer to ensure appropriate information flow to the board. The board also maintains three other standing committees—Audit, Compensation and Finance. Assignments to, and chairs of, the committees are recommended by the Corporate Governance Committee and selected by the board. All committees report on their activities to the board.

        Board Operation.    A minimum of four regular meetings of the board are held each year, and committee meetings are normally held in conjunction with board meetings. The board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular board meetings.

        Executive Sessions.    The non-management members of our board of directors meet regularly in executive session without management present. "Non-management" directors are those who are not officers but include directors, if any, who are not independent by virtue of the existence of a material relationship with Community First. Executive sessions are led by our non-executive chairman. Although executive sessions are generally held in conjunction with a regularly scheduled board meeting, other sessions may be called by the non-executive chair in his or her own discretion or at the request of other directors.

        Board Advisors.    The board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

        Board Evaluation.    The Corporate Governance Committee coordinates an annual evaluation process by the directors of the board's performance and procedures, including evaluation of individual directors. The annual evaluation may also serve as a basis for the addition, modification or deletion of board policies and practices.

Director Independence

        The board of directors has adopted director independence guidelines that are consistent with the definitions of "independence" set forth in Section 301 of the Sarbanes-Oxley Act, Rule 10A-3 under the Securities Exchange Act of 1934 and NASDAQ Marketplace Rules 4200 and 4350. In accordance with these guidelines, our board of directors has reviewed and considered facts and circumstances relevant to the independence of each of our directors and director nominees and has determined that, with the exception of Mark A. Anderson, Community First's president and chief executive officer, Marilyn M. Seymann, President of M One, Inc., a bank consulting firm that has provided services to Community First in the past, each qualifies as "independent" under the new NASDAQ listing standards. Specifically, the board has determined that:

  •
  Other than Mr. Anderson, no director is an officer or employee of Community First or its subsidiaries or affiliates;

  •
  No director has an immediate family member who is an officer of Community First or its subsidiaries or has any current or past material relationship with Community First;

  •
  No director, other than Mr. Anderson, Ms. Seymann and Mr. Delaney, has worked for, consulted with, been retained by, or received anything of substantial value from Community First aside from his or her compensation as a director;

  •
  No director is, or was within the past three years, employed by the independent auditors of Community First;

  •
  No executive officer of Community First serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director; and

  •
  No director is an executive officer of any entity which Community First's annual sales to or purchases from exceeded five percent of our consolidated gross revenues for the last fiscal year.

The Board, Board Committees and Meetings

        Election of the Board.    The full board of directors is elected by our stockholders each year at our annual meeting of stockholders. Cumulative voting applies to the election of directors.

        Meeting Attendance.    Our board of directors meets regularly during the year to review matters affecting us and to act on matters requiring board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the board, applicable committee meetings and our annual meeting of stockholders. During 2003, our board of directors convened four formal meetings, held one strategic planning retreat and held several telephonic meetings during the year. Each of the directors attended at least 75% of the meetings of the board and committees on which he or she served. All of our directors then serving or nominated attended our 2003 Annual Meeting of Stockholders.

        Board Committees.    We have the following committees: Audit, Compensation, Corporate Governance and Finance, all established by our board of directors and consisting of its members. The members of the committees as of the date of the printing of this proxy statement are identified in the following table:

Director	Audit	Compensation	Corporate Governance	Finance
Mark A. Anderson
Patrick Delaney		X	X
Dawn R. Elm			X
John H. Flittie	X		Chair
Thomas Gallagher	X	Chair
Darrell G. Knudson		X	X	X
Karen M. Meyer		X
Lauris N. Molbert	Chair		X	X
Rahn K. Porter	X	X		X
Marilyn R. Seymann				Chair
Harvey L. Wollman		X	X

        Audit Committee.    The Audit Committee reviews our external and internal auditing systems, and monitors compliance with prescribed accounting and regulatory procedures. It operates under a formal charter, which governs its conduct and responsibilities. Among other things, the Audit Committee is responsible for the engagement, retention and replacement of the independent auditors, approval of transactions between us and one of our directors or executive officers unrelated to service as a director or officer, approval of non-audit services provided by our independent auditor, review of our internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Ernst & Young LLP, our independent public accountants, reports directly to the Audit Committee. Each of the members of the Audit Committee is independent as defined by NASDAQ listing standards and our board of directors has determined that Messrs. Flittie, Gallagher, Molbert and Porter are audit committee financial experts. The Audit Committee met nine times during 2003. The report of the Audit Committee for 2003 is found beginning on page 54. As described in the table above, the current chair of the Audit Committee is Mr. Molbert. The Audit Committee Report was approved when Mr. Flittie chaired the Audit Committee.

        Compensation Committee.    The Compensation Committee's role is to provide leadership by effectively and appropriately using compensation to tie the executives' financial interests to those of the stockholders in order to achieve Community First's vision and goals. The Compensation Committee operates under a charter approved by the board. Each of the members of the Compensation Committee is independent under NASDAQ listing standards. The Compensation Committee met five times during 2003. The report of the Compensation Committee for 2003 is found on page 61.

        Corporate Governance Committee.    The Corporate Governance Committee is responsible for identifying individuals qualified to become board members, recommending to our board of directors nominees to be elected at the annual meeting of stockholders, CEO and board evaluations, reviewing, developing and recommending to the board corporate governance principles, and playing a general leadership role in our corporate governance. The Corporate Governance Committee operates under a charter approved by the board. Each of the members of the Corporate Governance Committee is independent under NASDAQ listing standards. The Corporate Governance Committee met five times during 2003.

        Finance Committee.    The Finance Committee reviews our financial performance and financial planning and monitors our loan portfolio for quality and compliance with board policies and governmental and contractual restrictions. The Finance Committee met once during 2003.

Director Compensation

        Each director who is not also employed by us receives: an annual retainer of $20,000 (an increase from $16,000 in 2003); fees of $1,200 per meeting of our board of directors (an increase from $1,000 in 2003); and $2,000 for attendance at an annual strategic planning meeting. Committee members are also paid: $1,200 per committee meeting attended in person (an increase from $1,000 in 2003); and $500 per committee meeting if the meeting is held by telephone.

        Each non-employee Committee Chair receives an additional retainer of $4,000 per year (an increase from $2,000 in 2003), except that the Audit Committee Chair receives a $6,000 annual retainer (an increase from $3,000 in 2003). In addition to these fees, Mr. Flittie receives an additional retainer of $50,000 (an increase from $45,000 in 2003) for serving as non-executive chair of Community First's Board of Directors because of his increased duties and responsibilities in that role. In 2003, Mr. Delaney received an additional fee of $18,000 for serving as our assistant secretary. Mr. Delaney is continuing in the role of assistant secretary, and will receive a fee of $1,500 per month in 2004 for such service. All directors are reimbursed for ordinary expenses incurred in connection with attending board and committee meetings.

        In April 2003, each of our non-employee directors who were elected at the Annual Meeting of Stockholders received a nonqualified option under our 1996 Stock Option Plan to purchase up to 4,000 shares of our common stock at an exercise price of $26.29 per share. The 1996 Stock Option Plan gives the Compensation Committee the authority to grant options to each of the non-employee directors to purchase up to 4,000 shares each time they are re-elected to the board. Such options have an exercise price equal to the closing price on the date of grant and are immediately exercisable. The exercise term of these options is ten years from the date of grant.

        In 1993, our board of directors adopted the Deferred Compensation Plan for Members of the Board of Directors (the "Directors Deferred Plan") under which directors may elect to defer 100% of compensation until termination of their status as a director. In February 1999, the board amended the Directors Deferred Plan to allow the directors to designate all or part of the funds to be credited with dividends and appreciation as if invested in our common stock or a rate of return based on the five-year U.S. Treasury note rate. Upon termination of director status, the Director's Deferred Plan provided that funds are distributed in the form of shares of our common stock or cash, at the election of the director. Pursuant to the merger agreement with BancWest, we have amended the Directors Deferred Plan to eliminate distribution of shares of Community First common stock to departing directors upon the completion of the merger. See "—Interests of Certain Persons in the Merger."

Director Nominations

        Our Corporate Governance Committee is the standing committee responsible for identifying, investigating and recommending to the full board of directors the nominees for election as directors at our annual stockholder meetings. In making its recommendations, the Committee reviews the current composition of the full board to determine the qualifications and areas of expertise needed to further enhance the composition of the board. Among other things, the Committee considers whether:

  •
  the director is of the highest ethical character and shares our company values;

  •
  the reputation of the director, both personal and professional, is consistent with our image and reputation;

  •
  the director is able to read and understand basic financial statements;

  •
  the director has relevant expertise and experience, and is able to offer advice and guidance to Community First's management based on that expertise and experience;

  •
  the director is "independent," as defined by stock exchange listing standards applicable to us (the majority of directors on the board should be independent, not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director);

  •
  the director has a demonstrated ability to exercise sound business judgment.

        In addition to the criteria listed above, the Corporate Governance Committee considers diversity, age, skills and such other factors it deems appropriate, given the current needs of the board, with the goal of creating a balance of knowledge, experience and diversity.

        During 2003, the Corporate Governance Committee recommended, and the board approved, the appointment of Dawn R. Elm and Karen M. Meyer to fill two director vacancies and serve as directors on our board until the annual meeting of stockholders in 2004. In its search to fill the two director vacancies, the Corporate Governance Committee solicited existing members of the board for names of potential director candidates. The Corporate Governance Committee screened candidates with regard to independence, functional expertise and geographical representation. Among the key skill sets that the board was seeking were corporate governance and ethics, as well as executive compensation and human resources experience. Based upon its evaluation of the director candidates, the Corporate Governance Committee determined that Dr. Elm and Ms. Meyer best satisfied the qualifications being sought and, in June 2003, recommended to the full board that Dr. Elm and Ms. Meyer be appointed to fill the director vacancies.

        Although we have never received a submission in the past, the Corporate Governance Committee will consider qualified candidates for director that are submitted by our stockholders. Stockholders can submit qualified candidates, together with appropriate biographical information, to the Corporate Governance Committee at:

    Community First Bankshares, Inc.
    Attn: Corporate Governance Committee of the Board
    520 Main Avenue
    Fargo, North Dakota 58124-0001

        Submissions that meet the criteria outlined above will be forwarded to the chair of the Corporate Governance Committee for review and consideration. Any stockholder desiring to submit a director candidate for consideration at our 2005 annual meeting must ensure that the submission is received by us no later than November 13, 2004 in order to provide adequate time for the Corporate Governance Committee to properly consider the candidate.

Contacting the Board of Directors

        Any stockholder who desires to contact our board of directors may do so by writing to:

    Mark Anderson, President and CEO
    Community First Bankshares, Inc.
    520 Main Avenue
    Fargo, North Dakota 58124-0001

        Communications received electronically or in writing are distributed to the full board of directors or a committee, as appropriate, depending on the facts and circumstances outlined in the communication received. For example, a complaint regarding accounting, internal accounting controls or auditing matters will be forwarded to the chair of the Audit Committee for review.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct applicable to all of our officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace. The Code also contains a special set of guidelines applicable to our senior financial officers, including the chief executive officer, principal financial officer, principal accounting officer, and others involved in the preparation of our financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports we file and compliance with laws, rules and regulations concerning such periodic reporting. Every officer, director, employee and consultant will be required to read and sign the Code. A copy of the Code of Ethics and Business Conduct is available on the Investor Relations page of our website at http://www.CommunityFirst.com and is also filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit Committee Report

        The Audit Committee of the Board of Directors is responsible for, and takes an active role in, providing independent, objective oversight of our financial reporting system by overseeing and monitoring management's and the independent accountants' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by our board of directors in 1997, and subsequently amended in February 2003 and February 2004. A copy of the current charter was attached to the proxy statement that was filed with the SEC on March 10, 2004 for the annual meeting that was scheduled for April 20, 2004, but was postponed in light of the merger with BancWest. Each of the members of the Audit Committee is independent under NASDAQ listing standards. Each of the members is also independent according to the Sarbanes-Oxley Act, as no member has received any fees from us except for service as a director, and no member is affiliated with us beyond his or her membership on our board, other than ownership of our equity securities. The board of directors has determined that Messrs. Flittie, Gallagher, Molbert and Porter are each an audit committee financial expert.

        The Committee held nine meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee, the internal auditors and our independent accountants, Ernst & Young LLP. During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with our management and the independent accountants. The discussions with Ernst & Young also included the matters required by Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS 89 and SAS 90 (Audit Committee Communications).

        The Audit Committee received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young their independence as our independent auditor. Based on the discussions with management and Ernst & Young, the Audit Committee's review of the representations of management and the report of Ernst & Young, the Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission for the year ended December 31, 2003.

                      SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE BOARD OF DIRECTORS:

                      John H. Flittie, Chair
                      Lauris Molbert, Vice Chair
                      Thomas Gallagher
                      Rahn K. Porter

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

        The following table sets forth, as of May 19, 2004, the number and percentage of outstanding shares of our common stock beneficially owned by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each of our directors, by each executive officer named in the Summary Compensation Table below, and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Total(1)(2)		Percent of Class
Barclays Global Investors NA(3) 10 Rue D'Italie, CH-1204 Geneva, Switzerland	3,773,030		0	3,773,030		10.22%
T. Rowe Price Associates, Inc.(4) 100 East Pratt Street, Baltimore, Maryland 21202	2,087,845		0	2,087,845		5.66%
Mark A. Anderson	305,197		180,503	485,700		1.31%
Ronald K. Strand	65,854	(5)	171,956	237,810	(5)	*
Gary A. Knutson	19,160		56,000	75,160		*
Charles A. Mausbach	24,543		46,727	71,270		*
Douglas G. Vang	4,248		25,000	29,248		*
Patrick Delaney	13,467		20,000	33,467		*
Dawn R. Elm	0		0	0		*
John H. Flittie	13,631	(6)	20,000	33,631	(6)	*
Thomas Gallagher	2,000		10,000	12,000		*
Darrell G. Knudson	10,000		15,000	25,000		*
Karen M. Meyer	475		0	475		*
Lauris N. Molbert	2,500		8,000	10,500		*
Rahn K. Porter	2,000		12,000	14,000		*
Marilyn R. Seymann	5,190		20,000	25,190		*
Harvey L. Wollman	32,451	(7)	20,000	52,451	(7)	*
All executive officers and directors as a group (22 persons)	670,691		868,470	1,539,161		4.07%

*
less than 1%

(1)
Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

(2)
In addition to the common stock beneficially owned: four directors and two executive officers own a combined 12,800 shares of CFBXM 7.60% Cumulative Capital Securities issued by CFB Capital IV, a business trust subsidiary of Community First, having an aggregate face value of $320,000 and representing 1.33% of the class of securities; and four directors and three executive officers own a combined 29,070 shares of CFBXN 8.125% Cumulative Capital Securities issued by CFB Capital III, a business trust subsidiary of Community First, having an aggregate face value of $726,750 and representing 3.03% of the class of securities.

(3)
Based on the Schedule 13G/A filed by Barclays Global Investors, NA on April 12, 2004, Barclays Private Bank Limited ("Barclays") is the beneficial owner of the 3,773,030 shares reported, which Barclays Private Bank Limited holds in trust account for the economic benefit of the beneficiaries of those accounts. The Schedule 13G/A includes shares beneficially owned by the following affiliates of Barclays: Barclays Global Investors, NA; Barclays Global Fund Advisors; Barclays Bank PLC; and Barclays Capital Securities Limited.

(4)
Based on the Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") on February 4, 2004. Of the 2,087,845 shares reported as beneficially owned, Price Associates has sole voting power over 755,045 shares and sole dispositive power over all 2,087,845 shares. Price Associates expressly disclaims beneficial ownership of these securities.

(5)
Includes 83,854 shares held jointly with his wife, for which Mr. Strand has shared voting and investment power.

(6)
Includes 3,400 shares held in a trust, for which Mr. Flittie is sole trustee with sole voting and investment power.

(7)
Includes 27,411 shares held jointly with his wife, for which Mr. Wollman has shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% stockholders ("insiders") of Community First are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in our securities. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, all insiders of Community First made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during 2003, except that, due to our administrative error, a Form 4 was not timely filed for each of Mark A. Anderson, Thomas R. Anderson, Dan M. Fisher, Bruce A. Heysse, Thomas Hilt, Gary A. Knutson, Brad J. Rasmus, Patricia J. Staples, Ronald K. Strand, Douglas G. Vang and Craig A. Weiss on three occasions in connection with shares of the our common stock acquired through payroll deductions (January 10, 2003; January 24, 2003; and February 7, 2003) under our Supplemental Executive Retirement Plan ("SERP"). The shares acquired in these SERP transactions were reported in subsequent filings by each of the insiders, and the SERP was amended in April 2003 to remove our common stock as a purchase alternative.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to Mark A. Anderson, the our President and Chief Executive Officer, and certain other of our most highly compensated executive officers as of December 31, 2003 (the "Named Executives"), in all capacities in which they served:

Summary Compensation Table

		Annual Compensation				Long Term Compensation
	Year	Salary		Bonus		Securities Underlying Options (#)		All Other Compensation(1)
Mark A. Anderson President and Chief Executive Officer	2003 2002 2001	$561,589 479,489 474,381	(10)	$207,160 309,344 299,267	(2)	101,896 96,941 50,000	(3) (5)	$595,764 511,643 20,574	(4) (6)
Ronald K. Strand Vice Chairman and Chief Operating Officer Regional Banking	2003 2002 2001	$438,762 403,320 402,458	(10)	$139,298 223,000 209,371	(2)	71,957 40,000 40,000	(3)	$322,674 74,876 17,459	(4) (6)
Gary A. Knutson Executive Vice President Division President	2003 2002 2001	$261,446 251,163 237,992	(8) (9) (10)	$80,071 109,980 106,975	(2)	18,000 18,000 13,000		$11,475 14,097 10,054
Charles A. Mausbach Executive Vice President Division President	2003 2002 2001	$259,084 248,622 231,226	(8) (9) (10)	$83,344 99,581 76,190	(2)	34,634 18,000 13,000	(3)	$165,301 16,397 10,602	(4) (7)
Douglas G. Vang Executive Vice President Human Resources	2003 2002 2001	$230,310 187,052 151,584	(11)	$50,992 79,444 74,625	(2)	15,000 15,000 10,000		$12,800 11,368 5,603

(1)
Represents our contributions to Community First's 401(k) and Supplemental Executive Retirement Plan on behalf of the Named Executives.

(2)
The 2003 bonus compensation is paid in 2004.

(3)
Includes stock option grants issued pursuant to the reload feature of option exercises during 2003 by Messrs. Anderson, Strand and Mausbach as follows: Mr. Anderson 41,896 shares, Mr. Strand 31,957 shares and Mr. Mausbach 16,634 shares.

(4)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2003 by Messrs. Anderson, Strand and Mausbach as follows: Mr. Anderson $571,014, Mr. Strand $303,774 and Mr. Mausbach $153,826.

(5)
Includes stock option grants issued pursuant to a reload feature upon exercises during 2002 by Mr. Anderson of 36,941 shares.

(6)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2002 by Messrs. Anderson and Strand as follows: Mr. Anderson $490,258 and Mr. Strand $56,876.

(7)
Includes gains reported as ordinary income on the exercise of non-qualified stock options during 2001 by Mr. Mausbach of $631.

(8)
Included in the 2003 compensation of Messrs. Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Knutson $5,518 and Mr. Mausbach $5, 518

(9)
Included in the 2002 compensation of Messrs. Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Knutson $5,597 and Mr. Mausbach $5,822.

(10)
Included in the 2001 compensation of Messrs. Anderson, Strand, Knutson and Mausbach is special marketing incentive compensation as follows: Mr. Anderson $4,783, Mr. Strand $4,850, Mr. Knutson $4,627 and Mr. Mausbach $4,948.

(11)
Includes a $25,000 stay bonus paid in 2003.

Stock Options

        The following table contains information concerning grants of our stock options to the Named Executives during 2003:

Option Grants in 2003

Individual Grants

						Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
			% of Total Options Granted to Employees in 2003
	Options Granted(1)			Exercise Price Per Share	Expiration Date
						5%	10%
Mark A. Anderson	60,000	(1)	6.9%	$26.29	04/22/13	992,018	2,513,969
	15,979	(2)	1.8%	$27.23	02/02/09	147,978	335,712
	25,917	(2)	3.0%	$26.88	02/08/10	283,606	660,923

	101,896		11.7%			1,423,602	3,510,604
Ronald K. Strand	40,000	(1)	4.6%	$26.29	04/22/13	428,107	997,671
	31,957	(2)	3.7%	$27.23	02/02/09	295,948	671,404

	71,957		8.3%			724,055	1,669,075
Gary A. Knutson	18,000	(1)	2.1%	$26.29	04/22/13	297,606	754,191
Charles A. Mausbach	18,000	(1)	2.1%	$26.29	04/22/13	192,648	448,952
	4,021	(2)	0.5%	$28.41	02/02/09	38,851	88,141
	4,844	(2)	0.6%	$28.41	02/08/10	56,024	130,561
	2,946	(2)	0.3%	$27.94	02/02/09	27,994	63,508
	3,750	(2)	0.4%	$27.94	02/08/10	42,654	99,402
	1,073	(2)	0.1%	$27.94	02/06/11	14,314	34,284

	34,634		4.0%			372,485	864,848
Douglas G. Vang	15,000	(1)	1.7%	$26.29	04/22/13	248,005	628,492

(1)
Each option became exercisable in equal installments over a period of three years, commencing one year after the date of grant, so long as employment with Community First or one of its subsidiaries continues.

(2)
Each option is immediately exercisable, as options issued pursuant to a reload option feature of the underlying option award.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003:

Aggregated Option Exercises and December 31, 2003 Option Values

			Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options At 12/31/03(1)
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Anderson	70,000	$662,600	160,503	80,000	$768,824	$252,800
Ronald K. Strand	60,000	$313,600	145,290	66,667	$1,398,678	$231,068
Gary A. Knutson	5,650	$7,317	39,666	34,334	$429,447	$145,706
Charles A. Mausbach	25,907	$302,967	30,393	34,334	$115,146	$145,706
Douglas G. Vang	0	$0	11,666	28,334	$83,511	$116,689

(1)
Based on a closing sale price of $28.94 per share of our common stock on December 31, 2003.

Indebtedness of Management

        We have had, and expect to have in the future, banking transactions in the ordinary course of business with directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

Employment Agreements

        We had previously entered into Change in Control Severance Agreements with Mr. Anderson and 17 other of our senior executive officers. These Change in Control Severance Agreements were terminated on December 31, 2001. We have not entered into new Change in Control Severance Agreements with our executive officers.

        In December 2003, the Compensation Committee approved an Executive Severance Plan ("Executive Severance Plan") for eligible executives of Community First and its subsidiaries. The Executive Severance Plan is designed to enhance our ability to retain existing executive management and, if needed, attract new executives, provide reasonable severance benefits for eligible executives in the event of termination of employment, and enhance executive morale. In the event of (i) the involuntary termination of an executive other than for cause, (ii) disability; or (iii) the voluntary termination by an executive for good reason, the executive is entitled to severance pay equal to months of base salary as follows: Chief Executive Officer, 36 months; Chief Operating Officer, 24 Months; Executive Vice President, 18 months; and Senior Vice President, 12 months. Payments under the Executive Severance Plan are not triggered solely by a change in control of Community First. Severance is paid on a salary continuation basis at regular payroll intervals. In the event the executive obtains other employment during the applicable severance period (other than a senior executive position of a major competitor of the Community First), the executive will receive a lump sum payment of 50% of the remaining severance payments. In addition to severance, executives will receive a pro rata AIP bonus to the date of termination, continuation of health, dental and vision coverages on a cost sharing basis, and payment of outplacement services for those eligible. Benefits payable under the Executive Severance Plan will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code. The Executive Severance Plan, which is described further under "—Interests of Certain Persons in the Merger" on pages 26 through 31, provides for severance benefits that would be payable in connection with certain terminations of employment in connection the merger.

Comparative Stock Performance

        The graph below compares the cumulative stockholder return of the our common stock since December 31, 1998, with the cumulative total return on the NASDAQ Composite Index and the NASDAQ Bank Stock Index, an index of bank stocks traded on The NASDAQ National Market. The table below compares the cumulative total return of our common stock as of December 31, 1999, 2000, 2001, 2002 and 2003, assuming a $100 investment on December 31, 1998, and assuming reinvestment of all dividends:

	COMPARATIVE STOCK PERFORMANCE
	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Community First	$100.00	$76.37	$94.86	$133.03	$141.05	$159.47
NASDAQ Composite Index	$100.00	$185.43	$111.83	$88.76	$61.37	$91.75
NASDAQ Bank Stock Index	$100.00	$96.15	$109.84	$118.92	$121.74	$156.62

        Our common stock closed at $28.94 per share on December 31, 2003, and closed at $32.40 per share on May 21, 2004.

Compensation Committee Report on Executive Compensation

        This is a report of the Compensation Committee of the Board of Directors of Community First (the "Committee"), which is composed of the undersigned board members, all of whom are non-employee directors of Community First. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

        Compensation Philosophy.    In designing executive compensation, the Committee has adopted the policy that (1) executive base compensation levels should be established at levels that are comparable to the commercial banking industry and financial institutions of our size and be adequate to retain highly-qualified personnel, and (2) variable compensation should be established to provide incentive to improve performance and stockholder value, and awards under these variable compensation plans should reflect our internal performance criteria as well as our performance as compared to the performance of certain of our peer groups described under "Annual Incentives" below.

        Base Salary.    Our base salary program was designed with the assistance of Hay Management Consultants. In 2002, Community First engaged Latham Consulting to review our compensation plans and benefits, and to determine current levels of competitiveness. Every other year, the Committee establishes base salaries through a comparison of our executive salaries with those of comparable executive positions nationwide, according to survey data provided to Community First, and through assessment of the executive's responsibilities, prior experience and breadth of knowledge. Many of the institutions included in the peer group analysis are companies included in the NASDAQ Bank Stock Index. That Index has been used for comparison purposes in the stock performance graph included under "Comparative Stock Performance" below.

        Annual Incentives.    In awarding annual cash bonuses, we use an Annual Incentive Award Program ("AIP") for executives, other corporate officers and area managers, bank presidents and branch managers. We historically pay our AIP award in March based on performance for the prior year. Executive AIP awards for 2003 were made based on the Committee's evaluation of three components:

  1.
  Internal performance, which is measured by earnings per share of Community First on a consolidated basis as compared with our profit plan level. Internal performance effectively constituted 12.5% of the bonus calculation for 2003 for all executives, except for three division presidents, which effectively constituted 8.3%.

  2.
  External performance, which is measured by return on equity of our consolidated operations (ROE) and total stockholder return (TSR) compared to a peer group of banks. The peer group is selected annually by SNL Securities based on size comparability and geographic proximity to Community First. External performance effectively constituted 62.5% of the bonus calculation in 2003 for all executives, except three division presidents, which effectively constituted 41.7%.

  3.
  Balanced scorecard component, which is measured by targeted performance levels specific to the individual executive's area of responsibility, including sales indicators related to sales activity, cross-sell and campaign performance, key financial indicators related to net operating revenue and non-interest income, and credit quality ratios. For all participating executives, the balanced scorecard component effectively constituted 25% of the total incentive payout, except for three division presidents, which effectively constituted 50% of their total incentive payout.

        Prior to the beginning of each fiscal year, a target and maximum bonus level is established for each AIP participant. In 2003, the target levels for executive officers ranged from 15% to 50% of base salary, and maximum levels ranged from 30% to 100% of base salary. Based on our results for 2003, bonuses were set at amounts of between 15% and 37.67% of the executives' base salaries. These percentages were lower than the previous year. Forty-five executives received payouts, which included a balanced scorecard component in 2003.

        Minimum internal and external performance thresholds below which no AIP bonuses will be paid to executives are set annually. Under the AIP program for 2003, based on our performance against its plan, the internal performance component of the awards was paid at 92% of the targeted plan level. The total external component was 100% of the targeted level, due primarily to the level of our return on equity.

        The 2004 AIP will continue to include a balanced scorecard component for all executives, corporate officers and all bank presidents, in addition to the external and internal performance components. The balanced scorecard performance criteria includes target performance levels specific to the individual executive's area of responsibility. Internal performance will be measured by earnings per share of Community First on a consolidated basis as compared to our profit plan. External performance is measured by our return on equity and total stockholder return compared to a peer group of banks.

        The following chart illustrates the weighting of each component of the 2004 AIP by executive group:

	Internal	External	Balanced Scorecard
Messrs. Anderson and Strand	37.5%	37.5%	25%
Other Executives/Corporate Officers	37.5%	37.5%	25%
Division Presidents	25%	25%	50%
Area Managers	12.5%	12.5%	75%
Bank Presidents/Managers	0%	0%	100%

        Supplemental Executive Retirement Plan.    Our board of directors adopted the Community First Bankshares, Inc. Supplemental Executive Retirement Plan ("SERP") for executive officers, originally effective August 1, 1995, restated effective January 1, 2004, and amended in April 2004 in connection with the merger with BancWest as described under "—Interests of Certain Persons in the Merger." The SERP permits our executive officers to defer up to 50% of salary and 100% of incentive pay under a non-qualified retirement plan. We match 100% of the first 3% of the executive's total compensation, and 50% of the next 3% of total compensation. This amount is offset by the matching dollars made in the 401(k) Retirement Plan described below. Our matching contribution to the SERP and 401(k) Retirement Plan may not exceed 4.5% of the executive's total compensation. Effective in 2004, we will contribute an additional annual amount to the SERP for participants employed on December 31 or who died, retired or became disabled during the year, as measured by Return on Equity (ROE). Such amounts may run from 0% to 7% (at our discretion) of executive base salary depending on ROE, with a target of a 5% contribution at a 20% ROE. Executives can choose from among a number of different earning option preferences, including mutual funds, and payouts under the SERP will be in the form of cash in a lump sum or in installments payable over five (5), ten (10), fifteen (15) or twenty (20) years. The SERP was amended in June 2003 to eliminate common stock as an earnings option preference.

        In the event of a change in control of Community First, an executive may receive a distribution of his or her SERP account, subject to a ten percent (10%) forfeiture. As amended through April 2004, in connection with the merger with BancWest, eligible participants who are terminated without cause or who terminate for good reason are entitled to receive excess matching and a 5% of total compensation contribution based on target ROE derived from annualized base salary through December 31, 2004. The SERP may not be terminated within 12 months following a change in control without the prior approval of 80% of the SERP's participants, but may be amended to the extent that such amendments do not adversely affect the right of eligible participants to receive deferred compensation benefits in accordance with the terms of the SERP as in effect immediately prior to the change in control. In the event of a change in control of Community First that is not approved by the Board, Community First is required, under the terms of the trust agreement maintained in connection with the SERP, to contribute an amount to the trust so that the trust's assets will equal our liability to pay benefits under the SERP as date of the change in control.

        401(k) Retirement Plan and Trust.    All employees, including executive officers, who regularly work at least 1,000 hours per year are eligible to participate in our 401(k) Retirement Plan and Trust (the "401(k) Plan"). Under the terms of the 401(k) Plan, eligible participants could contribute up to $12,000 in 2003 through a pre-tax deferral of compensation. Eligible employees who are age 50 or older could contribute up to $14,000 through a pre-tax compensation deferral. We make a matching contribution equal to 100% of the first 3% of compensation, and 50% of the second 3% of compensation to employees who are employed (or on an approved leave of absence) on December 31, or who died, retired or became disabled during the year. However, because the Internal Revenue Code limits compensation that may be considered under the 401(k) Plan to $200,000, the maximum matching contribution for any participant in 2003 would be $9,000. In addition, eligible employees who were employed on the last day of the 401(k) Plan year, December 31, are eligible to receive an allocation of a discretionary contribution which may be authorized by the Board, and which is allocated as a uniform percentage of each participant's compensation (subject to the $200,000 limit on eligible compensation). No discretionary profit sharing contributions were authorized by the board for fiscal year 2003. The named executives and other officers received the following amounts of pre-tax compensation deferral and company matching contribution allocated to their account in the 401(k) Plan in 2003 as follows:

Mark Anderson	$16,390
Ronald K. Strand	$18,900
Gary A. Knutson	$2,475
Charles A. Mausbach	$2,475
Douglas G. Vang	$3,800
Executive Officers as a group:	$56,754

        In accordance with the terms of the merger agreement, the 401(k) Plan was amended by the board in April 2004 to provide for a matching contribution, as described above, for the plan year ending December 31, 2004, to any employees who are employed on the effective date of the merger. See "—Interests of Certain Persons in the Merger" for information on the amount of such contribution allocated to executive officers. If the merger is consummated, the 401(k) Plan will be amended, as of the effective date of the merger, to eliminate our common stock as an investment under the discretionary portion of the 401(k) Plan and eliminate a participant's right to receive a 401(k) account distribution in the form of our common stock.

        Employee Stock Option Plan.    Each year, the Committee establishes the aggregate number of shares to be covered by options granted to employees under our 1996 Stock Option Plan. The Wyatt Company prepared a consulting study for us in 1989, and recommended that, upon becoming publicly held, we should limit annual option grants under the 1996 Stock Option Plan to roughly 1% to 2% of common stock outstanding and issuable under outstanding options and warrants. We have followed this recommendation since becoming a public company in 1991, and historically the Committee has limited the number of shares for which employee stock options are granted to approximately 1.6% of our outstanding common stock. Management typically recommends the allocation of these shares among the employees according to their responsibilities and performance, except that the Committee determines the level of option grants to the chief executive officer. Options typically have ten-year terms, with vesting as to one-third of the shares covered on each of the first, second and third anniversaries of the grant date, exercisable at market value of our common stock at the time of grant. In addition, in 2003, our board of directors granted the chief executive officer authority to make grants of options to purchase an aggregate 25,000 shares of common stock in amounts and to employees of his choice.

        The purpose of the 1996 Stock Option Plan, which was approved by our stockholders at the 1996 Annual Meeting and amended at the 2003 Annual Meeting, is to provide a continuing, long-term incentive to, and reward the outstanding performance of, selected eligible employees, officers of Community First or any of its subsidiaries, or to consultants and non-employee directors. The 1996 Stock Option Plan also enables us to maintain a competitive position to attract and retain key employees and directors necessary for continued growth and profitability. Finally, the 1996 Stock Option Plan further aligns the interests of participants with the interests of our stockholders by providing for or increasing the proprietary interest of such persons in Community First.

        Chief Executive Officer's Compensation.    Mark A. Anderson, the president and chief executive officer of Community First, receives compensation based on criteria identical to the other executive officers. In 2003, we paid Mr. Anderson a salary of $561,589, and he received an AIP award for 2003 performance of $207,160. We also approved an option grant to Mr. Anderson to buy 60,000 shares of our common stock. Mr. Anderson's target AIP award and the number of his option shares that he will receive were higher than those granted to other executives in recognition of his responsibilities and his performance in his position.

        Deductibility of Compensation.    There is a $1 million limit on the deductibility of certain compensation to any individual for federal income tax purposes established by the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"). The Committee does not believe that any executive will have sufficient compensation in the foreseeable future to cause this limitation to impact Community First. The Committee will continue to evaluate whether any future action is appropriate to qualify any of our compensation plans under the Budget Act and applicable regulations of the Internal Revenue Service to allow the deductibility of compensation under such plans in excess of $1 million.

        Board Action.    All recommendations of the Compensation Committee, except for grants of stock options to executives, have been and are subject to the review and approval of our board of directors.

                      SUBMITTED BY THE COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS:

                      Thomas Gallagher, Chair
                      Karen M. Meyer, Vice Chair
                      Patrick Delaney
                      Darrell G. Knudson
                      Rahn K. Porter
                      Harvey L. Wollman

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Our executive compensation programs are administered by the Compensation Committee of the board of directors. The Compensation Committee is currently composed of independent, non-employee directors, none of whom was at any time during the past fiscal year an officer or employee of Community First, was formerly an officer of Community First or any of our subsidiaries, or had any employment relationship with Community First other than Mr. Delaney who serves as assistant secretary. Mr. Anderson, our president and chief executive officer, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during fiscal 2003, but did not take part in deliberations regarding his own compensation. Mr. Anderson's participation in the deliberations of the Compensation Committee included providing information on the performance our employees and advisory recommendations regarding the appropriate levels of compensation for our officers.

APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 3)

        Ernst & Young LLP, independent certified public accountants, have served as our independent auditors since our inception in 1987. They have been reappointed by our board of directors as our auditors for the current year. Although stockholder approval is not required, it is the policy of our board of directors to request stockholder ratification for the appointment or reappointment of accountants.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2003, and December 31, 2002. The Audit

Committee considered and discussed with Ernst & Young the provision of non-audit services to us and the compatibility of providing such services with maintaining its independence as our auditor.

Fee Category	2003	2002
Audit Fees	$425,000	$320,000
Audit-Related Fees	55,000	391,000
Tax Fees	310,000	302,000
All Other Fees	-0-	62,000
Total Fees	$790,000	$1,075,000

        Audit Fees.    This category consists of fees billed for professional services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports, internal control attestation procedures required by regulators, comfort letters, consents and assistance provided with regulatory filings.

        Audit-Related Fees.    This category consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not otherwise reported under "Audit Fees." These services include employee benefit plan audits, accounting consolidations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For 2002, these services included internal audit services then provided by our independent auditor.

        Tax Fees.    This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and acquisitions and divestitures.

        All Other Fees.    This category consists of fees for products and services other than the services reported above.

Audit Committee Pre-approval Policies and Procedures

        The Audit Committee has adopted policies and procedures for the pre-approval of audit, audit-related, tax and other services for the purpose of maintaining the independence of our independent auditors. Under the policy, the Audit Committee is required, on an annual basis, to review and approve all audit services, as well as pre-approve non-audit services that may be performed by the independent auditors. Pre-approval responsibility for certain activities may be delegated to one or more members of the Audit Committee. If pre-approval responsibility is designated to one or more members of the Audit Committee, those members will present their decisions to the full Audit Committee at its next scheduled meeting. The Audit Committee will receive a report at each of its quarterly meetings disclosing all audit and non-audit services performed and fees incurred since the Audit Committee's last quarterly meeting.

        The engagement of the independent auditors for any non-audit service requires the written pre-approval of the chief financial officer and all non-audit services performed by the independent auditors will be disclosed in our periodic filings with the SEC. During fiscal year 2003, the Audit Committee pre-approved all services provided by the independent auditor.

Auditors' Attendance at Annual Meeting

        A representative of Ernst & Young LLP will be present at the annual meeting. The representative will be given the opportunity to make a statement at the meeting and will be available to answer any appropriate questions that you may have.

The Board of Directors Recommends that the Stockholders Vote "For"
the Proposal to Approve the Appointment of Ernst & Young LLP.

OTHER MATTERS

Certain Relationships and Related Transactions

        Our subsidiary banks make loans from time to time to our officers and directors and our affiliates. Loans to our executive officers and directors as of December 31, 2003, by our subsidiary banks totaled approximately $49,000. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability.

        Patrick Delaney retired on December 31, 2002 as a partner in the law firm of Lindquist & Vennum PLLP, which provided legal services to us (and our subsidiaries) in 2003. Fees paid to the law firm were approximately $522,446. Such fees did not exceed 5% of the law firm's gross revenues. We believe that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Delaney's former position as a partner of the firm. We have also retained the law firm to render services to us in 2004.

Stockholder Proposals

        The rules of the SEC permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. If the merger is completed, there will be no public stockholders of Community First and no public participation in any future meeting of Community First. However, if the merger is not completed, our 2005 annual meeting of stockholders is expected to be held on or about April 20, 2005, and proxy materials in connection with that meeting are expected to be mailed on or about March 11, 2005. The deadline for submission of stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy statement for our 2005 annual meeting of stockholders is November 13, 2004. Additionally, if we receive notice of a stockholder proposal outside the processes of Rule 14a-8 after January 27, 2005, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by our board of directors for our 2005 annual meeting of stockholders may exercise discretionary voting power with respect to such proposal.

Annual Report; Householding of Annual Disclosure Documents

        Our Annual Report to stockholders for the past fiscal year is enclosed with this proxy statement and contains our financial statements for the fiscal year ended December 31, 2003. A copy of our annual report on Form 10-K filed with the SEC will be furnished without charge to any stockholder who requests it in writing from Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001.

        Pursuant to SEC rules, banks, brokers and other holders of record may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our annual report to stockholders and proxy statement may have been sent to multiple stockholders in your household. Upon request, we will promptly deliver a separate copy of either document to you if you notify us of your request by calling or writing Mark A. Anderson, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001, telephone number (701) 298-5600. If you want to receive separate copies of our annual report to stockholders or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one per household, you should contact your bank, broker or other holder of record, or you may contact us at the address or phone number listed above.

Other Information

        Our board of directors knows of no matters other than the foregoing to be brought before the annual meeting. However, if other matters do properly come before the annual meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on such matters.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

        This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our business.

COMMUNITY FIRST BANKSHARES, INC., SEC FILINGS (FILE NO. 000-19368)

Annual Report on Form 10-K	For the fiscal year ended December 31, 2003
Current Report on Form 8-K	March 16, 2004
Quarterly Report on Form 10-Q	For the three month period ended March 31, 2004

        We also incorporate by reference additional documents that may be filed with the SEC between the date of this proxy statement and the date of the annual meeting of stockholders or, if sooner, the termination of the merger agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet web site as we describe under "Additional Information." You may obtain documents we incorporate by reference from us without charge, excluding all exhibits except those that we have specifically incorporated by reference in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from us at the following address:

Community First Bankshares, Inc.
520 Main Avenue
Fargo, North Dakota 58124
Attention: Investor Relations
(701) 298-5600

        You should rely only on the information contained or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement or in any of the materials that have been incorporated by reference into this document. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement is dated May 21, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to stockholders does not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 15, 2004 AMONG

BANCWEST CORPORATION, BW NEWCO, INC. AND COMMUNITY FIRST BANKSHARES, INC.

AGREEMENT AND PLAN OF MERGER

DATED AS OF MARCH 15, 2004

AMONG

BANCWEST CORPORATION,

BW NEWCO, INC.

AND

COMMUNITY FIRST BANKSHARES, INC.

A-i

4.28.	Indemnification	A-20
4.29.	Community Reinvestment Act	A-20
4.30.	Derivative Transactions.	A-21
4.31.	Trust Administration	A-21
4.32.	Disclosure Documents and Applications	A-21
4.33.	Intellectual Property	A-21
4.34.	State Takeover Laws; Company Rights Agreement.	A-22
4.35.	Registration Obligation	A-22
4.36.	Opinion of Morgan Stanley & Co.	A-22
4.37.	Loans; Investments.	A-22
4.38.	Allowance for Loan and Lease Losses	A-23
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PARENT		A-23
5.1.	Incorporation, Standing and Power	A-23
5.2.	Authority	A-23
5.3.	Parent Stockholder Consent	A-24
5.4.	Other Governmental Approvals	A-24
5.5.	Financing	A-24
5.6.	Litigation	A-24
5.7.	Brokers and Finders	A-24
5.8.	Facts Affecting Regulatory Approvals	A-24
5.9.	Community Reinvestment Act	A-24
5.10.	Accuracy of Information Furnished for Company Proxy Statement	A-24
5.11.	Investment in Company Shares	A-24
ARTICLE 6 COVENANTS OF COMPANY PENDING EFFECTIVE TIME OF THE MERGER		A-25
6.1.	Limitation on Conduct Prior to Effective Time of the Merger	A-25
6.2.	Affirmative Conduct Prior to Effective Time of the Merger	A-29
6.3.	Access to Information	A-30
6.4.	Filings	A-30
6.5.	Notices; Reports	A-30
6.6.	Company Stockholders' Meeting	A-31
6.7.	Applications	A-31
ARTICLE 7 COVENANTS OF PARENT AND MERGER SUB		A-31
7.1.	Limitation on Conduct Prior to Effective Time of the Merger	A-31
7.2.	Applications	A-31
7.3.	Notices; Reports	A-32
7.4.	Indemnification and Directors' and Officers' Insurance.	A-32
7.5.	Employee Plans	A-33
ARTICLE 8 ADDITIONAL COVENANTS		A-33
8.1.	Commercially Reasonable Efforts	A-33
8.2.	Public Announcements	A-33
ARTICLE 9 CONDITIONS PRECEDENT TO THE MERGER		A-33
9.1.	Stockholder Approval	A-33
9.2.	No Judgments or Orders	A-33
9.3.	Regulatory Approvals	A-33
ARTICLE 10 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY		A-34
10.1.	Representations and Warranties; Performance of Covenants	A-34

A-ii

10.2.	Officers' Certificate	A-34
10.3.	Employee Benefit Plans	A-34
ARTICLE 11 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		A-34
11.1.	Representations and Warranties; Performance of Covenants	A-34
11.2.	Authorization of Merger	A-34
11.3.	Absence of Certain Changes	A-34
11.4.	Officers' Certificate	A-35
11.5.	Company Dissenting Shares	A-35
11.6.	Employee Benefit Plans	A-35
ARTICLE 12 EMPLOYEE BENEFITS		A-35
12.1.	Employee Benefits.	A-35
12.2.	Company Stock Options and the Company Stock Option Plans.	A-38
ARTICLE 13 TERMINATION		A-39
13.1.	Termination	A-39
13.2.	Effect of Termination.	A-40
ARTICLE 14 MISCELLANEOUS		A-41
14.1.	Expenses	A-41
14.2.	Notices	A-42
14.3.	Assignment	A-42
14.4.	Counterparts	A-43
14.5.	Effect of Representations and Warranties	A-43
14.6.	Third Parties	A-43
14.7.	Lists; Exhibits; Integration	A-43
14.8.	Knowledge	A-43
14.9.	Governing Law	A-43
14.10.	Captions	A-43
14.11.	Severability	A-43
14.12.	Waiver and Modification; Amendment	A-43
14.13.	Attorneys' Fees	A-43
EXHIBIT A		A-45

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 15th day of March, 2004, by and among BANCWEST CORPORATION, a Delaware corporation ("Parent"), BW NEWCO, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and COMMUNITY FIRST BANKSHARES, INC., a Delaware corporation ("Company").

        WHEREAS, the Boards of Directors of each of Parent, Merger Sub and Company deem advisable and in the best interests of their respective stockholders the merger of Merger Sub with and into Company (the "Merger") upon the terms and conditions set forth herein and in accordance with the Delaware General Corporation Law (the "DGCL") (Company, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation"); and

        WHEREAS, the Boards of Directors of Parent, Merger Sub and Company have approved this Agreement and the Merger pursuant to which Merger Sub will merge with and into Company and each outstanding share of Company common stock, par value $.01 per share ("Company Stock"), excluding any Company Dissenting Shares (as defined below), will be converted into the right to receive the Merger Consideration (as defined in Section 2.2(b)) upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the respective covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

        Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

        "Affiliate" of, or a Person "Affiliated" with, a specific Person(s) is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person(s) specified.

        "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

        "ATMs" has the meaning set forth in Section 4.23.

        "Average Net Income" has the meaning set forth in Section 6.1(b).

        "Bank" means Community First National Bank, a national banking association and a wholly-owned subsidiary of Company.

        "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

        "BHC Act" means the Bank Holding Company Act of 1956, as amended.

        "Book Entry Shares" has the meaning set forth in Section 2.5(b).

        "Business Day" means any day other than a Saturday, Sunday or other day on which banks in San Francisco, California and Fargo, North Dakota, are required or authorized by law to be closed.

        "BW" means Bank of the West, a California state-chartered bank and a wholly-owned subsidiary of Parent.

        "Certificate of Merger" has the meaning set forth in Section 3.2.

        "Certificates" has the meaning set forth in Section 2.5(b).

        "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Pillsbury Winthrop LLP, San Francisco, California, or at such other place as the parties may agree upon.

        "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of Company, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof and the satisfaction or waiver of all other conditions specified in Articles 9, 10 and 11 (excluding for purposes of this definition conditions that, by their terms, are to be satisfied on the Closing Date), and (iii) the expiration of all applicable waiting periods under the law, or such other date as the parties may agree upon.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company 401(k) Plan" means the Company 401(k) Retirement Plan and Trust.

        "Company Disclosure Letter" means that letter designated as such which has been delivered by Company to Parent concurrently with the execution and delivery of this Agreement.

        "Company Dissenting Shares" has the meaning set forth in Section 2.2(c).

        "Company Governmental Filings" has the meaning set forth in Section 4.5(b).

        "Company Intellectual Property" has the meaning set forth in Section 4.33.

        "Company List" means any list required to be furnished by Company to Parent herewith.

        "Company Offices List" has the meaning set forth in Section 4.23.

        "Company Option List" has the meaning set forth in Section 4.2(a).

        "Company Property" has the meaning set forth in Section 4.12(b).

        "Company Rights Agreement" means that certain Amended and Restated Rights Agreement dated as of August 13, 2002, among Company and Wells Fargo Bank Minnesota, N.A.

        "Company SEC Documents" has the meaning set forth in Section 4.5(a).

        "Company Stock" has the meaning set forth in the second recital of this Agreement.

        "Company Stock Option Plans" means, collectively, the Company Restated 1987 Stock Option Plan, as amended, the 1996 Stock Option Plan, as amended, and the Director Deferred Compensation Plan, as amended.

        "Company Stock Option" means any option issued pursuant to the Company Stock Option Plans.

        "Company Stockholders' Meeting" means the meeting of Company's stockholders provided for in Section 6.6.

        "Company Subsidiaries" means, collectively, the entities identified in Section 4.1 of the Company Disclosure Letter.

        "Company Supplied Information" has the meaning set forth in Section 4.32.

        "Company's Current Premium" has the meaning set forth in Section 7.4(b).

        "Competing Transaction" has the meaning set forth in Section 6.1(m).

        "Confidentiality Agreement" means that certain Confidentiality Agreement dated March 2, 2004 by and between Parent and Company, as amended on March 15, 2004.

        "Covered Parties" has the meaning set forth in Section 4.28.

        "Derivative Transactions" has the meaning set forth in Section 4.30.

        "DGCL" has the meaning set forth in the first recital of this Agreement.

        "DPC Shares" means shares of Company Stock held by Company or Parent or any of their respective Subsidiaries in respect of a debt previously contracted.

        "E&Y" means Ernst & Young LLP, Company's independent public accountants.

        "Effective Time of the Merger" means the date and time at which the Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such time thereafter as shall be agreed to by the parties and specified in the Certificate of Merger.

        "Employee Plans" has the meaning set forth in Section 4.20(a).

        "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

        "Environmental Regulations" has the meaning set forth in Section 4.12(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliates" has the meaning set forth in Section 4.20(a).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent" means BW.

        "Exchange Fund" has the meaning set forth in Section 2.5(a).

        "Expenses" has the meaning set forth in Section 14.1.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Financial Statements of Bank" means the consolidated reports of condition and income of Bank as of December 31, 2001, 2002 and 2003, as filed with the OCC.

        "Financial Statements of Company" means the consolidated financial statements of Company consisting of the consolidated balance sheets as of December 31, 2001, 2002 and 2003, the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and the related notes thereto and related opinions of E&Y thereon for the years then ended.

        "FRB" means the Board of Governors of the Federal Reserve System.

        "GAAP" means United States generally accepted accounting principles consistently applied during the periods involved.

        "Governmental Entity" means any court, tribunal or judicial or arbitral body in any jurisdiction or any United States federal, state, municipal or local or any foreign or other governmental, regulatory or administrative authority, agency or instrumentality.

        "Hazardous Materials" has the meaning set forth in Section 4.12(b).

        "Indemnified Liabilities" has the meaning set forth in Section 7.4(a).

        "Indemnified Parties" has the meaning set forth in Section 7.4(a).

        "Instructions" means the Instructions for preparation of consolidated reports of condition and income, issued by the Federal Financial Institutions Examination Council.

        "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

        "IRS" means the Internal Revenue Service.

        "Material Adverse Effect" means any circumstance, change in or effect on the Company or the Surviving Corporation or any Company Subsidiary (1) that is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), business, properties, assets, liabilities, or results of operations of Company or the Surviving Corporation and the Company Subsidiaries, taken as a whole (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5), or (2) that materially impairs or would reasonably be expected to materially impair the ability of Company to timely perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that in determining whether a Material Adverse Effect has occurred there shall be excluded the effect of: (i) any change in banking and similar laws or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) any change in GAAP or regulatory accounting requirements applicable to banks or their holding companies generally, (iii) any general social, political, economic, environmental or natural condition, change, effect, event or occurrence the effects of which are not specific or unique to Company or a Company Subsidiary, including changes in prevailing interest rates, currency exchange rates or general economic or market conditions, except for any condition, change, effect, event or occurrence which would have a material adverse effect on Company and the Company Subsidiaries taken as a whole which is substantially disproportionate relative to the effect on comparable financial institutions, (iv) any action or omission by Company or any Company Subsidiary pursuant to the terms of this Agreement including the public announcement of the transactions contemplated by this Agreement, and (v) any expenses incurred in connection with this Agreement or the transactions contemplated hereby.

        "Merger" has the meaning set forth in the first recital of this Agreement.

        "Merger Consideration" has the meaning set forth in Section 2.2(b).

        "Morgan Stanley Agreement" means the letter agreement dated August 30, 1999, between Company and Morgan Stanley & Co., Inc.

        "New Plans" has the meaning set forth in Section 12.1(c).

        "OCC" means the Office of the Comptroller of the Currency.

        "Other Incentive Plans" has the meaning set forth in Section 12.1(d)(ii).

        "Parent Costs" has the meaning set forth in Section 13.2(b).

        "Parent Supplied Information" has the meaning set forth in Section 5.10.

        "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated organization, government or governmental department or agency.

        "Proxy Statement" means the Proxy Statement, together with any supplements thereto, that is used to solicit proxies for the Company Stockholders' Meeting in connection with the Merger.

        "PwC" means PricewaterhouseCoopers LLP, Parent's independent public accountants.

        "Representatives" has the meaning set forth in Section 6.1(m).

        "Scheduled Contract" has the meaning set forth in Section 4.15.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" of a Person means any corporation, partnership, limited liability company or other business entity of which more than 25% of the voting power is owned or controlled by such Person; provided, that the entities listed in Section 1 of the Company Disclosure Letter shall not be considered Subsidiaries of Company for purposes of this definition.

        "Superior Proposal" has the meaning set forth in Section 6.1(m).

        "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

        "Tank" has the meaning set forth in Section 4.12(b).

        "Tax" or "Taxes" means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

        "Tax Returns" means all returns, declarations, reports, estimates, information returns, statements, elections, disclosures and schedules required to be filed in respect of any Taxes (including any attachments thereto or amendments thereof).

        "Termination Fee" has the meaning set forth in Section 13.2(b).

        "Trust Account Shares" means shares of Company Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary or nominee capacity that are beneficially owned by third parties.

ARTICLE 2
TERMS OF MERGER

        2.1.    Effect of Merger and Surviving Corporation. At the Effective Time of the Merger, Merger Sub will be merged with and into Company pursuant to the terms, conditions and provisions of this Agreement and in accordance with the applicable provisions of the DGCL, and the separate corporate existence of Merger Sub shall cease. The Merger will have the effects set forth in the DGCL.

        2.2.    Stock of Company. Subject to Section 2.6, each share of Company Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of Company or the holders of such shares, be treated on the basis set forth in this Section 2.2.

          (a)   Cancellation of Treasury Shares. All shares of Company Stock that are owned by Company as treasury stock and all shares of Company Stock that are owned directly or indirectly by Company or Parent (other than Trust Account Shares and DPC Shares) shall be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

          (b)   Conversion of Company Stock. At the Effective Time of the Merger, each issued and outstanding share of Company Stock (other than shares to be cancelled in accordance with Section 2.2(a) and any Company Dissenting Shares) shall be automatically canceled and cease to be an issued and outstanding share of Company Stock and be converted into the right to receive per share consideration (the "Merger Consideration") in cash in the amount of $32.25.

          (c)   Company Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Company Stock that are issued and outstanding as of the Effective Time of the Merger and that are held by a stockholder of Company who has properly exercised such holder's appraisal rights under the DGCL (the "Company Dissenting Shares") shall not be converted into the right to receive the Merger Consideration unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to dissent from the Merger under the DGCL and to receive such consideration as may be determined to be due with respect to such Company Dissenting Shares pursuant to and subject to the requirements of the DGCL. If any such holder shall have so failed to perfect or have effectively withdrawn or lost such right at the Effective Time of the Merger, each share of such holder's Company Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Time of the Merger, the right to receive, without any interest thereon, the Merger Consideration. Company shall give Parent (i) prompt notice of any notice or demands for appraisal or payment for shares of Company Stock received by Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

        2.3.    Company Stock Options. Each Company Stock Option outstanding as of the Effective Time of the Merger shall be treated in accordance with Section 12.2.

        2.4.    Effect on Merger Sub Stock. At the Effective Time of the Merger, each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        2.5.    Exchange Procedures.

          (a)   At the Effective Time of the Merger, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Stock outstanding immediately prior to the Effective Time of the Merger, for exchange in accordance with this Section 2.5 through the Exchange Agent, cash in the amount of the aggregate Merger Consideration payable to such holders of Company Stock pursuant to Section 2.2 in exchange for their shares of Company Stock (collectively, the "Exchange Fund").

          (b)   Parent shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of shares of Company Stock which are represented by (x) a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Stock (the "Certificates") or (y) an entry to that effect in the stockholder records maintained on behalf of Company by the Company stock transfer agent (the "Book Entry Shares"), whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates or authorizing transfer and cancellation of Book Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, or authorizing transfer of Book Entry Shares, together with such letter of transmittal, duly executed, the holder of such shares of Company stock shall be entitled to receive in exchange therefor the amount of the Merger Consideration which such holder has the right to receive pursuant to Section 2.2 hereof, and any Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.5, each Certificate and any Book Entry Shares shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or transfer of the Book Entry Shares, as the case may be, as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Company Stock that are not Book Entry Shares should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to Parent and shall be entitled to receive the Merger Consideration to be paid in consideration therefor in accordance with Section 2.2 hereof.

          (c)   If, after the Effective Time of the Merger, Certificates or Book Entry Shares are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (d)   Any portion of the Exchange Fund which remains undistributed to the stockholders of Company following the passage of twelve months after the Effective Time of the Merger shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Company who have not theretofore complied with this Section 2.5 shall thereafter look only to the Surviving Corporation and/or Parent for payment of their claim for the Merger Consideration payable in consideration for any Certificate or transfer of any Book Entry Shares.

          (e)   Except as otherwise required by law, none of Parent, Company or the Surviving Corporation shall be liable to any holder of shares of Company Stock for such cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        2.6.    Adjustments. If after the date hereof and on or prior to the Effective Date of the Merger, the outstanding shares of Company Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization or combination, stock split, reverse stock split, stock dividend or rights issued in respect of such stock, or any similar event shall occur, the Merger Consideration shall be adjusted accordingly to provide to the holders of Company Stock the same economic effect as contemplated by this Agreement prior to such event.

        2.7.    Directors of Surviving Corporation. At the Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        2.8.    Executive Officers of Surviving Corporation. At the Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of Merger Sub immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

        2.9.    No Further Ownership Rights in Stock. All Merger Consideration delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to ownership of such shares of stock. At and after the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time of the Merger, and upon delivery of the Merger Consideration upon surrender for exchange of Company Stock, each such share of Company Stock shall be canceled.

        2.10.    Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that neither Parent nor Merger Sub by reason of this Agreement shall be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the Company and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

        2.11.    Certificate of Incorporation and Bylaws. The Restated Certificate of Incorporation of Company as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time of the Merger to read in its entirety as set forth in Exhibit A, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation. The Bylaws of Merger Sub as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation.

ARTICLE 3
THE CLOSING

        3.1.    Closing Date. The Closing shall take place on the Closing Date.

        3.2.    Certificate of Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date.

        3.3.    Further Assurances. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF COMPANY

        The following representations and warranties by Company to Merger Sub are qualified by the Company Disclosure Letter. The Company Disclosure Letter shall refer to the representation or warranty to which exceptions or matters disclosed therein relate; provided, however, that an exception or matter disclosed with respect to one representation or warranty shall also be deemed disclosed with respect to each other warranty or representation to which the exception or matter reasonably relates. The inclusion of any item in such Company Disclosure Letter shall not be deemed an admission that such item is a material fact, event or circumstance or that such item has or had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        4.1.    Incorporation, Standing and Power.    Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is registered as a bank holding company under the BHC Act. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and is authorized by the OCC to conduct a general banking business. Bank's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of the other Company Subsidiaries has been duly organized, is validly existing and in good standing under the laws of its state of incorporation or organization. Each of the Company Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Company or the Company Subsidiaries nor the location of any of their respective properties requires that either Company or the Company Subsidiaries be licensed to do business in any jurisdiction other than the state of its incorporation or organization where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect. Company has delivered to Parent true and correct copies of each of the Company Subsidiaries' Certificate of Incorporation or Articles of Association, as the case may be, and Bylaws, as amended.

        4.2.    Capitalization.

          (a)   As of the date of this Agreement, the authorized capital stock of Company consists of 80,000,000 shares of Company Stock, of which 36,851,722 shares are outstanding, and 2,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable. Except for Company Stock Options covering 2,882,223 shares of Company Stock granted pursuant to the Company Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Company Stock nor any securities convertible into such stock, and Company is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Company has furnished Parent a list (the "Company Option List") setting forth the name of each holder of a Company Stock Option, the number of shares of Company Stock covered by each such option, the vesting schedule of each such option, the exercise price per share and the expiration date of each such option.

          (b)   The authorized capital stock of Bank consists of 100,000 shares of common stock, $100 par value per share, all of which are outstanding. All of the outstanding shares of such common stock of Bank are duly authorized, validly issued, fully paid and nonassessable (except to the extent provided in the National Bank Act) and are owned of record and beneficially by Company. There are no outstanding options, warrants or other rights in or with respect to the unissued or the issued or outstanding shares of such common stock or any other securities convertible into such stock, and Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

          (c)   The authorized capital stock of the other Company Subsidiaries is as described in the Company Disclosure Letter. All of the outstanding shares of such capital stock are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by Company or Bank or a Subsidiary of Company or Bank. There are no outstanding options, warrants or other rights in or with respect to the unissued or the issued or outstanding shares of such capital stock or any other securities convertible into such stock, and none of such Company Subsidiaries is obligated to issue any additional shares of its capital stock or any options, warrants or other rights in or with respect to the unissued shares of its capital stock or any other securities convertible into such stock.

          (d)   No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Company may vote are issued and outstanding.

        4.3.    Subsidiaries.    Other than the Company Subsidiaries and as set forth in the Company Disclosure Letter, Company does not have any other Subsidiaries and does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

        4.4.    Financial Statements.    Company has previously furnished to Parent a copy of the Financial Statements of Company and the Financial Statements of Bank. The Financial Statements of Company and the Financial Statements of Bank: (a) present fairly the consolidated financial condition of Company and Bank as of the respective dates indicated and their respective consolidated statements of operations and changes in stockholders' equity and cash flows, for the respective periods then ended; and (b) have been prepared in accordance with GAAP consistently applied (except as otherwise indicated therein and except that the Financial Statements of Bank have been prepared in accordance with the Instructions thereto).

        4.5.    Reports and Filings.

          (a)   Company has filed all required reports, proxy statements, schedules, registration statements and other documents with the SEC since December 31, 2000 (the "Company SEC Documents"). As of their respective dates of filing with the SEC (or, if amended, supplemented or superseded by a filing prior to the date hereof, as of the date of such filing), the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

          (b)   Other than the Company SEC Documents, which are addressed in subsection (a) above, each of Company and the Company Subsidiaries have timely filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2000 with (a) the FDIC, (b) the OCC, (c) the FRB, and (d) any other applicable Governmental Entity, including taxing authorities (collectively, "Company Governmental Filings"). No administrative actions have been taken or threatened or orders issued in connection with such Company Governmental Filings. As of their respective dates, each of such Company Governmental Filings complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance). Any financial statement contained in any of such Company Governmental Filings fairly presented in all material respects the financial position of Company on a consolidated basis, Company alone or each of the Company Subsidiaries alone, as the case may be, and was prepared in accordance with GAAP or banking regulations and Instructions applied on a consistent basis during the periods involved, except as may be disclosed therein, as of the dates and for the periods shown. Company has furnished or made available to Parent true and correct copies of all Company Governmental Filings filed by Company since December 31, 2000.

        4.6.    Authority of Company.    The execution and delivery by Company of this Agreement and, subject to the requisite approval of the stockholders of Company of this Agreement and the Merger, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company including, without limitation, the vote of the Board of Directors of Company (which vote was unanimous) approving this Agreement and the Merger. This Agreement is a valid and binding obligation of Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in the Company Disclosure Letter, neither the execution and delivery by Company of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Company with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its or any of the Company Subsidiaries' Certificate of Incorporation or Articles of Association, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party, or by which Company or any of the Company Subsidiaries or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance of material consequence on any of the material properties or assets of Company or the Company Subsidiaries; or (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Company or any of the Company Subsidiaries or any of their respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Company or the Company Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Company of this Agreement or the consummation by Company of the Merger or the other transactions contemplated hereby or thereby, except (i) the approval of this Agreement by the stockholders of Company (including the filing of the Proxy Statement with the SEC); (ii) the approval of the FRB under the BHC Act; (iii) such approvals as may be required by the insurance regulatory authorities of the states in which Company or any of its Subsidiaries conducts insurance agency activities; and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

        4.7.    Insurance.    Set forth in the Company Disclosure Letter is a list, as of the date hereof, of all policies of insurance carried and owned by either Company or the Company Subsidiaries showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. None of Company or any the Company Subsidiaries is in default under any such policy or bond which is material to the operations of Company and the Company Subsidiaries taken as a whole and all material claims thereunder have been filed in a timely fashion.

        4.8.    Personal Property.    Each of Company and the Company Subsidiaries has good title to all its material properties and assets, other than real property, owned or stated to be owned by Company or the Company Subsidiaries, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Company; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; or (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Company or the Company Subsidiaries.

        4.9.    Real Estate.    Each of Company and the Company Subsidiaries has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in all material real property, including leaseholds and other interests in such real property (other than easements or security interests) owned or leased by Company or the Company Subsidiaries. Either Company or the Company Subsidiaries has good and marketable title to such real property, and valid leasehold interests in such leaseholds, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; and (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property.

        4.10.    Litigation.    Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in the Company Disclosure Letter, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Company, threatened, against or affecting Company or any Subsidiary of Company as to which there is a significant possibility of an adverse outcome which would, individually or in the aggregate, have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Company or any Subsidiary of Company having or which would have, individually or in the aggregate, a Material Adverse Effect. There are no material judgments, decrees, stipulations or orders against Company or the Company Subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

        4.11.    Taxes.

          (a)   (i) All Tax Returns required to be filed by or on behalf of Company or the Company Subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of Company or the Company Subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied on the Company balance sheet, and adequate reserves or accruals for Taxes have been provided in the Company balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Company, the Company Subsidiaries or any of their Subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b)   Company and the Company Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from any salaries, wages or other compensation paid to any employee or independent contractor, and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c)   Company has furnished to Parent true and correct copies of (i) all income or franchise Tax Returns of Company and the Company Subsidiaries relating to all taxable periods beginning after December 31, 1999, and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to Company or the Company Subsidiaries with respect to their respective income, assets or operations.

          (d)   No written claim has been made by a taxing authority in a jurisdiction where Company or the Company Subsidiaries do not file an income or franchise Tax Return such that Company or the Company Subsidiaries are or may be subject to taxation by that jurisdiction.

          (e)   (i) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Company or the Company Subsidiaries have been fully paid, and, to the best of Company's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have Company or the Company Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Company or the Company Subsidiaries for any subsequent taxable period.

          (f)    Neither Company or the Company Subsidiaries nor any other Person on behalf of Company or the Company Subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or the Company Subsidiaries, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Company or the Company Subsidiaries or has any knowledge that the IRS has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Company or the Company Subsidiaries, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Company or the Company Subsidiaries.

          (g)   No property owned by Company or the Company Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g)(5) of the Code.

          (h)   Neither Company (except with the Company Subsidiaries) nor any of the Company Subsidiaries (except with Company) is a party to any tax allocation, indemnification or sharing agreement (or similar agreement or arrangement), whether written or not written, pursuant to which it will have any obligation to make any payments after the Closing.

          (i)    Neither Company nor any of the Company Subsidiaries has been a member of an Affiliated Group (other than a group whose common parent was Company).

          (j)    Neither Company nor any of the Company Subsidiaries has any liability for the Taxes of any person (other than the Company and any of the Company Subsidiaries) under section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (k)   Neither Company nor any of the Company Subsidiaries has any requests for rulings in respect of Taxes pending between Company or any Company Subsidiary and any taxing authority.

          (l)    There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Company or the Company Subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (m)  There are no liens as a result of any due and unpaid Taxes upon any of the assets of Company or the Company Subsidiaries.

          (n)   None of the members of Company's Affiliated Group has any U.S. federal or state net operating loss carryovers.

        4.12.    Compliance with Charter Provisions and Laws and Regulations.

          (a)   Neither Company nor any of the Company Subsidiaries is in default under or in breach or violation of (i) any provision its Certificate of Incorporation or Articles of Association, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits, to the best knowledge of Company, no investigation by any Governmental Entity with respect to Company or any of the Company Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect.

          (b)   To Company's knowledge, (i) each of Company and the Company Subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about Company Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Company Property; and (iv) without limiting Section 4.10 hereof or the foregoing representations and warranties contained in clauses (i) through (iii), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Company or the Company Subsidiaries and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Company Property relating to the foregoing representations (i) (iii), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Company Property" shall mean real estate currently owned, leased, or otherwise used by Company or the Company Subsidiaries and properties held by Company or the Company Subsidiaries in its capacity as a trustee. "Tank" shall mean treatment or storage tanks, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance: (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (2) which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including, without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; (3) comparable laws of other jurisdictions or orders and regulations thereunder; or (4) the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (5) polychlorinated biphenyls (PCBs), asbestos, lead-containing paints or urea formaldehyde foam insulation.

        4.13.    Employees.    There are no controversies pending or, to the best of Company's knowledge, threatened between either Company or the Company Subsidiaries and any of their respective employees that could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong.

        4.14.    Brokers and Finders.    Except for the obligation to Morgan Stanley & Co. Inc. set forth in the Morgan Stanley Agreement, a copy of which has been delivered to Parent, neither Company nor any of the Company Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

        4.15.    Scheduled Contracts.    Except as set forth in the Company Disclosure Letter or as disclosed in the Company SEC Documents (each item listed or required to be listed in such Company Disclosure Letter or the Company SEC Documents being referred to herein as a "Scheduled Contract"), as of the date hereof, neither Company nor the Company Subsidiaries is a party or otherwise subject to:

          (a)   any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Company or the Company Subsidiaries and is not terminable by Company or the Company Subsidiaries within one year without penalty or (ii) requires payment by Company or the Company Subsidiaries of $250,000 or more per annum;

          (b)   any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by Company or the Company Subsidiaries of $250,000 or more per annum;

          (c)   any contract or agreement that restricts Company or the Company Subsidiaries (or would restrict any Affiliate of Company or the Company Subsidiaries or the Surviving Corporation (including Merger Sub and its Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d)   any lease of real or personal property providing for annual lease payments by or to Company or the Company Subsidiaries in excess of $250,000 per annum other than (A) financing leases entered into in the ordinary course of business in which Company or the Company Subsidiaries is lessor and (B) leases of real property presently used by the Company Subsidiaries as offices or other facilities;

          (e)   any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Company or the Company Subsidiaries (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its banking business or as security for deposits of Governmental Entities in the ordinary course of its banking business) in personal property having a value of $250,000 or more;

          (f)    any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Company or the Company Subsidiaries;

          (g)   any agreement to acquire equipment or any commitment to make capital expenditures of $500,000 or more;

          (h)   other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Company or the Company Subsidiaries has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i)    any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of Company or the Company Subsidiaries);

          (j)    any guarantee or indemnification which involves the sum of $250,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          (k)   any material agreement which would be terminable other than by Company or the Company Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (l)    any contract of participation with any other bank in any loan in excess of $1 million or any sales of assets of Company or the Company Subsidiaries with recourse of any kind to Company or the Company Subsidiaries except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (m)  any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U.S. Small Business Administration and related servicing agreements);

          (n)   any contract relating to the provision of data processing services to Company or the Company Subsidiaries which provides for payments in excess of $250,000 per annum; or

          (o)   any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $250,000 or more to or by Company or the Company Subsidiaries other than payments made under or pursuant to loan agreements, letters of credit and participation agreements entered into in the ordinary course of business.

Complete copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered or made available to Parent.

        4.16.    Performance of Obligations.    Each of Company and the Company Subsidiaries has performed in all respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any Scheduled Contract to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, except where such failure of performance, breach or default would not individually or in the aggregate have a Material Adverse Effect. Except for loans and leases made by Company or the Company Subsidiaries in the ordinary course of business, to Company's knowledge, no party to any Scheduled Contract is in default thereunder.

        4.17.    Certain Material Changes.    Except as specifically required, permitted or effected by this Agreement, or as disclosed in the Company SEC Documents, since December 31, 2003, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a)   any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of Company or the Company Subsidiaries or any other event or development that has had, individually or in the aggregate, a Material Adverse Effect;

          (b)   any damage, destruction or other casualty loss (whether or not covered by insurance) that has had Material Adverse Effect;

          (c)   any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had a Material Adverse Effect;

          (d)   any disposition by Company or the Company Subsidiaries of an asset the lack of which has had a Material Adverse Effect; or

          (e)   any direct or indirect redemption, purchase or other acquisition by Company or the Company Subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of Company Stock whether consisting of money, other personal property, real property or other things of value (except for dividends permitted by Section 6.1(b)).

        4.18.    Licenses and Permits.    Each of Company and the Company Subsidiaries has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect in all material respects. The respective properties, assets, operations and businesses of Company and the Company Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all such applicable licenses and permits. To the knowledge of Company, no proceeding is pending or threatened by any Governmental Entity which seeks to revoke or limit any such licenses or permits.

        4.19.    Undisclosed Liabilities.    Except for liabilities or obligations which do not individually or in the aggregate have a Material Adverse Effect, neither Company nor the Company Subsidiaries has any liabilities or obligations, either accrued or contingent, that have not been: (a) reflected or disclosed in the Financial Statements of Company; (b) incurred subsequent to December 31, 2003 in the ordinary course of business consistent with past practices; or (c) disclosed in the Company Disclosure Letter or on any other Company List.

        4.20.    Employee Benefit Plans.

          (a)   Company has previously made available to Parent copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which Company or any member of the same controlled group of corporations, trades or businesses as Company within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which Company or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of Company or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto, and Form 11 K, if applicable) and a summary of material modifications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans," and are listed in Section 4.20(a) of the Company Disclosure Letter. No Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan that is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except to the extent that such amendments may be retroactively adopted under Section 401(b) of the Code and the regulations issued thereunder. Except as disclosed in the Company Disclosure Letter, all Employee Plans were in effect prior to January 1, 2004, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 2004.

          (b)   Company has previously made available to Parent copies or descriptions of each plan or arrangement maintained or otherwise contributed to by Company or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages and any benefit required solely under the law of any state) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of Company or any of its ERISA Affiliates. Such plans and arrangements are hereinafter collectively referred to as "Benefit Arrangements"), and are listed in Section 4.20(b) of the Company Disclosure Letter. Except as disclosed in the Company Disclosure Letter, all Benefit Arrangements which are in effect were commenced or in effect prior to January 1, 2004. Except as disclosed in the Company Disclosure Letter, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 2004. Except as set forth in the Company Disclosure Letter, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Company or Company Subsidiaries since January 1, 2004, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since January 1, 2004.

          (c)   With respect to all Employee Plans and Benefit Arrangements, Company and its ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which would not have a Material Adverse Effect) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan, including, if applicable, Form S 8 registration statements, Forms 11 K and prospectus disclosures with respect to Company Stock offered under any Employee Plan. Company and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of Company's or Company Subsidiaries' knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement, other than routine claims for benefits. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by Company or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom Company or Company Subsidiaries is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code (other than any such transaction the cost or liability of which would not have a Material Adverse Effect). No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has Company or Company Subsidiaries failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither Company nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of the Surviving Corporation or of any of its Affiliates (including the Company Subsidiaries) at or after the Effective Time of the Merger (other than plans maintained prior to the Effective Time of the Merger by the Parent and any of its ERISA Affiliates).

          (d)   Neither Company nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS and neither Company nor the Company Subsidiaries knows of any fact that would adversely affect the qualified status of any such Employee Plan and which would not be correctible under the Employee Plans Correction Resolution System (Rev. Proc. 2003-44) without material cost to Company or any of its ERISA Affiliates. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. Except as disclosed in the Company Disclosure Letter, the Financial Statements of Company properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. Except as disclosed in the Company Disclosure Letter, the fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement. The Company and Company Subsidiaries have no obligation to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state statute.

          (e)   Except for the Scheduled Contracts or as set forth in the Company Disclosure Letter, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by Company within a period of 30 days following the Effective Time of the Merger, without liability to the Company or any Company Subsidiaries.

          (f)    All group health plans of Company and Company Subsidiaries have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

          (g)   Neither Company nor the Company Subsidiaries has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to Company or the Company Subsidiaries as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; or (iv) leased employees, as that term is defined in section 414(n) of the Code.

          (h)   With respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no material liability of Company or the Company Subsidiaries, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

        4.21.    Corporate Records.    The minute books of each of Company and the Company Subsidiaries accurately reflect all material corporate actions taken since January 1, 1999 to this date by the respective stockholders, board of directors and committees of each of Company and the Company Subsidiaries.

        4.22.    Accounting Records.    Each of Company and the Company Subsidiaries maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.

        4.23.    Offices and ATMs.    Company has furnished to Parent a list (the "Company Offices List") setting forth the headquarters of each of Company and the Company Subsidiaries (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Company or the Company Subsidiaries (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the Company Offices List, neither Company nor the Company Subsidiaries maintains any other office or ATM or conducts business at any other location, and neither Company nor the Company Subsidiaries has applied for or received permission to open any additional branch or operate at any other location.

        4.24.    Agreements with Regulators.    Except as set forth in the Company Disclosure Letter, neither Company nor any Subsidiary of Company is a party to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such written agreement, decree, memorandum of understanding, extraordinary supervisory letter, commitment letter, order, directive or similar submission, or any such policy, procedure or board resolutions.

        4.25.    Vote Required.    The affirmative vote of the holders of a majority of the outstanding shares of Company Stock to adopt this Agreement is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

        4.26.    Power of Attorney.    Neither Company nor the Company Subsidiaries has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

        4.27.    Facts Affecting Regulatory Approvals.    To the best knowledge of Company, there is no fact, event or condition applicable to Company or the Company Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

        4.28.    Indemnification.    Other than pursuant to the provisions of their respective Certificate of Incorporation or Articles of Association, as the case may be, or Bylaws, or as disclosed in the Company Disclosure Letter, the Company SEC Filings, the Morgan Stanley Agreement, the Scheduled Contracts, or pursuant to non-material leases, vendor or other similar contracts entered into in the ordinary course of business, neither Company nor the Company Subsidiaries is a party to any indemnification agreement with any of its present or past officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Company or the Company Subsidiaries ("Covered Parties"), and to the best knowledge of Company, there are no claims for which any Covered Party would be entitled to indemnification by Company or the Company Subsidiaries if such provisions were deemed in effect.

        4.29.    Community Reinvestment Act.    Bank has received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Bank has not been advised of any material supervisory concerns regarding Bank's compliance with the Community Reinvestment Act.

        4.30.    Derivative Transactions.

          (a)   Except as would not have a Material Adverse Effect, all Derivative Transactions (as defined herein) entered into by Company or any of its Subsidiaries were entered into in accordance with applicable rules, regulations and policies of any Governmental Entity, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Company and its Subsidiaries, and were entered into with counterparties who are financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions; and Company and each of its Subsidiaries have duly performed all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

          (b)   For purposes of this Section 4.30, "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term "Derivative Transactions" shall not include any Company Stock Options.

        4.31.    Trust Administration.    Bank presently maintains trusts or exercises trust powers, including, but not limited to, trust administration and has performed such activities in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards which are of material consequence to Bank's trust business. The term "trusts" as used in this Section 4.31 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Bank or any of its predecessors, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where Bank or any of its predecessors is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Bank or any of its predecessors is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Bank or any of its predecessors is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

        4.32.    Disclosure Documents and Applications.    None of the information supplied or to be supplied by Company in writing ("Company Supplied Information") for inclusion in any documents to be filed with the SEC, the FRB or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, with respect to the Company Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.33.    Intellectual Property.    To the best knowledge of Company, Company and the Company Subsidiaries own or have a valid license to use all trademarks, trade names and service marks

(including any registrations or applications for registration of any of the foregoing) (collectively, "Company Intellectual Property") necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such Company Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received any notice of infringement of or conflict with, and to Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property that, individually or in the aggregate, in either such case, would reasonably be expected to have a Material Adverse Effect.

        4.34.    State Takeover Laws; Company Rights Agreement.

          (a)   The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby, and taken such other actions, and such actions are sufficient, to render inapplicable to this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, all state takeover statutes and any similar "takeover" or "interested stockholder" law.

          (b)   Company has taken all action, if any, necessary or appropriate so that the entering into of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in the ability of any person to exercise any Rights (as defined in the Company Rights Agreement) under the Company Rights Agreement or enable or require any Rights to separate from the shares of Company Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Stock Acquisition Date" (as such terms are defined in the Company Rights Agreement) has occurred.

        4.35.    Registration Obligation.    Neither Company nor the Company Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

        4.36.    Opinion of Morgan Stanley & Co.    Company has received the opinion of Morgan Stanley & Co., Inc., dated as of the date hereof, to the effect that, based upon and subject to the matters set forth in the Opinion, the Merger Consideration is fair from a financial point of view to the holders of the Company Stock.

        4.37.    Loans; Investments.

          (a)   The outstanding loans, including guarantees thereon, originated by Bank have been documented in all material respects in accordance with the policies of Bank, including guarantees thereon, and all loans purchased by or participated in by Bank are documented in a manner substantially consistent with such policies in all material respects. Neither Company nor any Company Subsidiary (other than Bank), originates or makes extensions of credit.

          (b)   Except for pledges to secure public and trust deposits and borrowings in the ordinary course of business, none of the investments reflected in the Financial Statements of Company under the heading "Investment Securities," and none of the investments made by Company, Bank or any Company Subsidiary since December 31, 2003 is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Company, Bank or Company Subsidiary to freely dispose of such investment at any time, other than those restrictions permitted or imposed on securities held for investment under GAAP. With respect to all material repurchase agreements to which Company, Bank or any Company Subsidiary, is a party, Company, Bank or Company Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement. Except for any securities sold subject to repurchase obligations in the normal course of business and any loans or loan participations subject to customary repurchase obligations, none of Company, Bank or Company Subsidiaries has sold or otherwise disposed of any assets in a transaction in which the acquirer of such assets or other person has the right, either conditionally or absolutely, to require Company, Bank or any Company Subsidiary to repurchase or otherwise reacquire any such assets.

          (c)   All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States of the United States and their political subdivisions, and other investment securities classified as "held to maturity" and "available for sale" held by Company, Bank and Company Subsidiaries, as reflected in the Financial Statements of Company, were classified and accounted for in accordance with Statement of Financial Accounting Standards No. 115 and the intentions of management.

        4.38.    Allowance for Loan and Lease Losses.    Company's allowance for loan and lease losses was determined by application of the Company's policies and procedures on a basis consistently applied from prior periods and represents management's good faith estimate of reasonably expectable losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding (including accrued interest receivable) as of that date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Company as follows, except as set forth in the Parent Disclosure Letter:

        5.1.    Incorporation, Standing and Power.    Parent has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware and is registered as a bank holding company under the BHC Act. Merger Sub has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Delaware. Merger Sub has conducted no business or operations and has no material liabilities other than its obligations under this Agreement.

        5.2.    Authority.    The execution and delivery by Parent of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent. The execution and delivery by Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Merger Sub. This Agreement is a valid and binding obligation of Parent and Merger Sub, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by Parent or Merger Sub of this Agreement, the consummation of the transactions contemplated herein, nor compliance by Parent and Merger Sub with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its respective Certificate of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Parent or any Subsidiary of Parent is a party, or by which Parent or any Subsidiary of Parent or any of its properties or assets is bound (except as would not be reasonably likely to have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement); or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Subsidiary of Parent or any of its respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of Parent or any of its Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Parent or Merger Sub of this

Agreement, or the consummation by Parent and Merger Sub of the Merger or the transactions contemplated hereby, except (i) such approvals as may be required by the FRB under the BHC Act; and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

        5.3.    Parent Stockholder Consent.    BNP Paribas, the sole stockholder of Parent, has approved this Agreement and the transactions contemplated hereby.

        5.4.    Other Governmental Approvals.    The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity in the Republic of France.

        5.5.    Financing.    Parent has available sufficient cash or other liquid assets or financial resources which may be used to fund the Merger and perform its other obligations hereunder. Parent's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining financing therefor, consent of any lender or any other matter.

        5.6.    Litigation.    No claim, action, proceeding or investigation is pending or, to the knowledge of Parent, threatened, that seeks to delay or prevent the consummation of, or that would be reasonably likely to materially adversely affect Parent's or Merger Sub's ability to consummate the transactions contemplated by this Agreement.

        5.7.    Brokers and Finders.    Except for the obligation to Lehman Brothers, Inc., as set forth in a letter agreement dated March 1, 2004, Parent is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

        5.8.    Facts Affecting Regulatory Approvals.    To the best knowledge of Parent, there is no fact, event or condition applicable to Parent or any of its Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of promptly securing the requisite approvals or consents of any Governmental Entity to the Merger.

        5.9.    Community Reinvestment Act.    BW has received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BW has not been advised of any material supervisory concerns regarding BW's compliance with the Community Reinvestment Act.

        5.10.    Accuracy of Information Furnished for Company Proxy Statement.    None of the information supplied or to be supplied by Parent in writing ("Parent Supplied Information") for inclusion in any documents to be filed by Company with the SEC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement when mailed, with respect to the Parent Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.11.    Investment in Company Shares.    Neither Parent nor Merger Sub nor any Affiliate of Parent or Merger Sub owns or controls, directly or indirectly, any capital stock of Company, other than in accordance with and as permitted by the Confidentiality Agreement.

ARTICLE 6
COVENANTS OF COMPANY PENDING EFFECTIVE TIME OF THE MERGER

        Company covenants and agrees with Parent and Merger Sub as follows:

        6.1.    Limitation on Conduct Prior to Effective Time of the Merger.    Between the date hereof and the earlier of the Effective Time of the Merger or the termination of the Agreement, except as contemplated by this Agreement and subject to requirements of law and regulation, Company agrees to conduct its business (and to cause the Company Subsidiaries to conduct their respective businesses) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Company shall not (and shall cause the Company Subsidiaries to not), without the prior written consent of Parent; which consent shall not be unreasonably withheld or delayed:

          (a)   issue, sell or grant any Company Stock (except pursuant to the exercise of Company Stock Options outstanding as of the date hereof), any other securities (including long term debt) of Company or the Company Subsidiaries, or any rights, stock appreciation rights, options or securities to acquire any Company Stock, or any other securities (including long term debt) of Company or the Company Subsidiaries or enter into any agreements to take any such actions;

          (b)   (i) other than dividends by a direct or indirect wholly-owned Subsidiary of Company to its parent, declare, set aside or pay any dividend (except for the regular quarterly cash dividend in respect of the first fiscal quarter of 2004 which shall not exceed $0.24 per share of Company Stock, and thereafter, regular quarterly cash dividends not to exceed the lesser of (x) $0.24 per share of Company Stock or (y) an amount per share of Company Stock equal to the quotient obtained by dividing (A) 60% of the Average Net Income of the Company (where "Average Net Income" is equal to the quotient obtained by dividing (a) the sum of the net income of the Company (1) for the fiscal quarter in respect of which the dividend has been declared and (2) the immediately preceding fiscal quarter by (b) two) by (B) the number of outstanding shares of Company Stock on the record date for such dividend) or make any other distribution upon any of the capital stock of Company or the Company Subsidiaries, or (ii) split, combine or reclassify any shares of capital stock or other securities of Company or the Company Subsidiaries;

          (c)   purchase, redeem or otherwise acquire any capital stock or other securities of Company or the Company Subsidiaries or any rights, options, or securities to acquire any capital stock or other securities of Company or the Company Subsidiaries (other than the redemption upon maturity of the Company's subordinated notes and the issuance of Company Stock upon the exercise of Company Stock Options that are outstanding as of the date hereof in accordance with their present terms);

          (d)   except as may be required to effect the transactions contemplated herein, amend its Certificate of Incorporation or Articles of Association, as the case may be, or Bylaws;

          (e)   grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (f)    except as provided in the Company Disclosure Letter and in Section 12.1, grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, other than payments of bonuses consistent with past practice pursuant to plans in effect on the date hereof and disclosed in the Company Disclosure Letter and increases in salary consistent with past practice to Persons eligible for such salary increases on the anniversary dates of their employment, provided that the percentage increase in salaries for all such Persons shall not exceed three percent on average;

          (g)   make any capital expenditure or commitments with respect thereto in excess of $500,000 with respect to any item or project or in the aggregate with respect to any related items or projects, except for capital expenditures described in the Company Disclosure letter and ordinary repairs, renewals and replacements;

          (h)   compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election that is inconsistent with Company's current tax election practices;

          (i)    change or make any tax elections or its tax or accounting policies and procedures or any method or period of accounting unless required by GAAP or a Governmental Entity;

          (j)    grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding Company Stock, or any Affiliate of such Person;

          (k)   close or relocate any offices at which business is conducted or open any new offices; except as described in the Company Disclosure Letter

          (l)    except as provided in the Company Disclosure Letter and in Section 12.1, adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          (m)  initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate or have any discussions with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange or issuance agreement, option agreement, or other similar agreement related to any Competing Transaction or propose or agree to do any of the foregoing, or authorize any of its or the Company Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates (the "Representatives") to take any such action, and will cause the Representatives and the Company Subsidiaries not to take any such action, and Company shall promptly notify Parent (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters, including the identity of the offeror or Person making the request or inquiry. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Company or the Company Subsidiaries and any Person other than Parent or any of its Affiliates: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Company or the Company Subsidiaries representing 15% or more of the consolidated assets of Company and the Company Subsidiaries; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 15% or more of the voting power of Company or the Company Subsidiaries; or a tender offer or exchange offer for at least 15% of the outstanding shares of Company. Company will immediately cease and cause to be terminated (and will cause the Company Subsidiaries to cease and terminate) any existing activities, discussions or negotiations with any parties (other than Parent and its Affiliates and representatives) conducted heretofore with respect to any of the foregoing. Company shall (and shall cause the Company Subsidiaries to) take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Company shall notify Parent (orally and in writing) within 24 hours of the receipt of any such inquiries, proposals or offers, the request for any such information, or the initiation or continuation of any such negotiations or discussions which are sought to be initiated or continued with Company and the Company Subsidiaries. Company shall promptly request each other Person, other than Parent, that has, since January 1, 2001, executed a confidentiality agreement in connection with its consideration of entering into a business combination with Company and the Company Subsidiaries (other than a business combination in which Company or a Company Subsidiary would acquire control of such Person) to return all confidential information heretofore furnished to such person by or on behalf of Company and the Company Subsidiaries and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(m) or any other provision of this Agreement, prior to the duly convened Company Stockholders' Meeting, and subject to compliance with the other terms of this Section 6.1(m), and to first entering into a confidentiality agreement having provisions that are no less favorable to Company than those contained in the Confidentiality Agreement, the Board of Directors of Company shall be permitted to engage in discussions or negotiations with, and provide nonpublic information or data to, any Person in response to an unsolicited bona fide written proposal for a Competing Transaction by such Person first made after the date hereof which the Board of Directors of Company concludes in good faith (after consultation with a financial advisor of nationally recognized reputation in similar transactions) constitutes or is reasonably likely to result in a Superior Proposal (as defined below), and to recommend such Superior Proposal to the holders of Company Stock, if and only to the extent that the Board of Directors of Company reasonably determines in good faith (after consultation with outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; provided, that Company shall have given Parent (orally and in writing) at least 36 hours prior notice of its intent to do so before taking the first of any such actions with any one such Person; provided, further, that Company and the Board of Directors of Company shall keep Parent informed of the status and terms of any such proposals, offers, discussions or negotiations on a prompt basis, including by providing a copy of all material documentation or correspondence relating thereto. For purposes of this Agreement, "Superior Proposal" shall mean a bona fide written proposal for a Competing Transaction which the Board of Directors concludes in good faith, after consultation with a financial advisor of nationally recognized reputation in similar transactions and its legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal (i) is more favorable to the Company's stockholders from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed, reasonably likely to receive all required governmental approvals on a timely basis and otherwise reasonably capable of being completed on the terms proposed; provided, that, for purposes of this definition of "Superior Proposal" the term Competing Transaction shall have the meaning assigned to such term in this Section 6.1(m), except that the reference to "15% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority". Nothing in this Section 6.1(m) shall prohibit Company or its Board of Directors from taking and disclosing to the Company stockholders a position with respect to a Competing Transaction to the extent required under the Exchange Act, or from making such disclosure to the Company stockholders which, after consultation with outside counsel, the Board determines is otherwise required under applicable law; provided, that taking any such action required to comply with any such obligations shall not in any way limit or modify the effect that any action so taken has under any other provision of this Agreement, including, without limitation, Section 13.1(j). Notwithstanding any other provision in this Section 6.1(m) or any other provision of this Agreement, Company may waive any provision of any confidentiality agreement entered into as provided above if the Board of Directors of Company, in the exercise of its fiduciary duties under applicable law, reasonably determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and Company also contemporaneously waives similar provisions of the Confidentiality Agreement;

          (n)   grant any Person a power of attorney or similar authority;

          (o)   make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

          (p)   amend or modify any Scheduled Contract or enter into any agreement or contract that would be required to be a Scheduled Contract under Section 4.15; provided, that Company and any Company Subsidiary may renew an existing Scheduled Contract in the ordinary course of business on substantially equivalent terms;

          (q)   sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          (r)   take any action which would or could reasonably be expected to (i) adversely affect the ability of Parent or Company to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Parent's or Company's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

          (s)   make any special or extraordinary distributions or payments to any Person;

          (t)    reclassify any Investment Security from held-to-maturity or available for sale to trading, unless required by changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally;

          (u)   sell any security other than in the ordinary course of business, except as provided in the Company Disclosure Letter;

          (v)   take title to any real property without conducting prior thereto an environmental investigation, which investigation shall not reflect the presence of any suspected environmental contamination;

          (w)  settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          (x)   make, acquire a participation in, or reacquire an interest in a participation sold of, any loan, commitment to make a loan or other extension of credit, that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 2003 or which would involve a credit exposure on the part of the Company or any Company Subsidiary, of $10,000,000 or more;

          (y)   incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms consistent with prior practice;

          (z)   enter into any new material line of business;

          (aa) engage in any material transaction or incur or sustain any material obligation not in the ordinary course of business consistent with past practice;

          (bb) except as contemplated by Section 4.34, modify, amend or waive any provision of, or terminate the Company Rights Plan, or redeem any of the rights outstanding thereunder, unless the Board of Directors of Company determines reasonably and in good faith (after consultation with outside legal counsel) that the failure to take any such action would be inconsistent with its fiduciary duties under applicable law; or

          (cc) agree or make any commitment to take any actions prohibited by this Section 6.1.

        6.2.    Affirmative Conduct Prior to Effective Time of the Merger.    Between the date hereof and the Effective Time of the Merger, Company shall (and shall cause the Company Subsidiaries to):

          (a)   use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Company or the Company Subsidiaries;

          (b)   use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of Company and the Company Subsidiaries;

          (c)   use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d)   perform its material contractual obligations and not become in material default on any such obligations;

          (e)   duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f)    maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (g)   file all Tax Returns required to be filed with any tax authority in accordance with all applicable laws, timely pay all Taxes due and payable as shown in the respective Tax Returns that are so filed and ensure that the Tax Returns will, as of the time of filing, be based on tax positions that have substantial support under all applicable laws;

          (h)   promptly notify Parent regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the Tax liabilities or attributes of Company, or any actual or threatened collection enforcement activity by any Tax authority with respect to tax liabilities of Company;

          (i)    make available to Parent monthly unaudited balance sheets and income statements of Company within 25 days after the close of each calendar month;

          (j)    use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of Company and the Company Subsidiaries on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger; provided, however, that no such third party consent need be obtained if a material amount of monetary consideration is required; and

          (k)   maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement provided that the dollar amount of such allowance shall be, in any event, maintained at a level which is at least equal to the amount thereof at December 31, 2003.

        6.3.    Access to Information.    Company will afford, upon reasonable notice, to Parent and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable Parent and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of Company and the Company Subsidiaries and the condition thereof and to update such examination at such intervals as Parent shall deem appropriate. Such examination shall be conducted in cooperation with the officers of Company and the Company Subsidiaries and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Company and the Company Subsidiaries. Upon the request of Parent, and upon Parent's execution and delivery of a customary waiver, Company will request E&Y to provide reasonable access to representatives of PwC working on behalf of Parent to auditors' work papers with respect to the business and properties of Company and the Company Subsidiaries, including tax accrual work papers prepared for Company and the Company Subsidiaries during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that Company or the Company Subsidiaries are legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of Parent of the right to rely upon the representations and warranties made by Company herein. All documents and information concerning Company and the Company Subsidiaries so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement or any of the public portions of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), shall be subject to the Confidentiality Agreement.

        6.4.    Filings.    Company agrees that through the Effective Time of the Merger, each of Company's or the Company Subsidiaries' reports, proxy statements, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, proxy statement, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with GAAP or applicable banking regulations consistently applied during the periods involved.

        6.5.    Notices; Reports.    Company will promptly notify Parent of any event of which Company obtains knowledge which has had or may have a Material Adverse Effect, or in the event that Company determines that it is unable to fulfill any of the conditions to the performance of Parent's obligations hereunder, as set forth in Articles 9 or 11 herein, and Company will furnish Parent (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of Company or the Company Subsidiaries or committees thereof, any report by Company or the Company Subsidiaries for submission to the Board of Directors of Company or the Company Subsidiaries or committees thereof, provided, however, that Company need not furnish to Parent communications of Company's legal counsel regarding Company's rights and obligations under this Agreement or the transactions contemplated hereby, or other communication or incident to Company's actions pursuant to Section 6.1(m) hereof, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Company to its stockholders or other security holders, and all reports filed by Company or the Company Subsidiaries with the SEC, FRB, the OCC or other Governmental Entities, and (iii) such other existing reports as Parent may reasonably request relating to Company or the Company Subsidiaries.

        6.6.    Company Stockholders' Meeting.    As promptly as practicable after the execution of this Agreement, Company will take action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of Company shall recommend that its stockholders approve and adopt this Agreement and the transactions contemplated hereby, including the Merger; provided, however, that the Board of Directors of Company may withdraw, modify or change its recommendation to the stockholders if the Board determines in good faith, following consultation with outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law. Subject to the proviso of the immediately preceding sentence, Company will use its commercially reasonable efforts to obtain the requisite affirmative vote of the holders of the outstanding Company Stock for the approval and adoption of this Agreement and the Merger.

        6.7.    Applications.    Company will promptly prepare or cause to be prepared the Proxy Statement and will duly send the same to the holders of the Company Stock in connection with the Company Stockholders' Meeting, and further agrees to provide any information requested by Parent for the preparation of any applications necessary to consummate the transactions contemplated hereby. Company shall afford Parent a reasonable opportunity to review all such applications and all amendments and supplements thereto before the filing thereof. Company covenants and agrees that, with respect to the information relating to Company or the Company Subsidiaries, the Proxy Statement will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Company will use its commercially reasonable efforts to assist Parent in obtaining all approvals or consents of Governmental Entities necessary to effect the Merger and the transactions contemplated herein.

ARTICLE 7
COVENANTS OF PARENT AND MERGER SUB

        Parent and Merger Sub covenant and agree with Company as follows:

        7.1.    Limitation on Conduct Prior to Effective Time of the Merger.    Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of Parent and its Subsidiaries shall not, without the prior written consent of Company, which consent Company shall not unreasonably withhold or delay:

          (a)   take any action which would or is reasonably likely to (i) adversely affect the ability of Parent to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Parent's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Company's or Parent's obligations hereunder, as set forth in Articles 10 or 11 herein not being satisfied; or

          (b)   agree or make any commitment to take any actions prohibited by this Section 7.1.

        7.2.    Applications.    Parent will, as promptly as practicable, but in any event within 30 days of the date hereof, prepare and file in final form or cause to be prepared and filed in final form (it being recognized that the FRB or other applicable Governmental Entities may require supplemental filings after such filing in final form) (i) an application for approval of the Merger with the FRB; and (ii) any other applications necessary to consummate the transactions contemplated hereby. Parent shall afford Company a reasonable opportunity to review all such applications (except for the confidential portions thereof) and all amendments and supplements thereto before the filing thereof.

        7.3.    Notices; Reports.    Parent will promptly notify Company in the event that Parent determines that it is unable to fulfill any of the conditions to the performance of Company's obligations hereunder, as set forth in Articles 9 or 10 herein.

        7.4.    Indemnification and Directors' and Officers' Insurance.

          (a)   From and after the Effective Time of the Merger, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger, an officer or director of Company or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company or any Subsidiary of Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("Indemnified Liabilities") to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Company pursuant to Company's Certificate of Incorporation, Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors or officers of Company and its Subsidiaries.

          (b)   For a period of six years after the Effective Time of the Merger, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage, amounts and retentions containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time of the Merger; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Company for such insurance ("Company's Current Premium"), and if such premiums for such insurance would at any time exceed 200% of Company's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 200% of Company's Current Premium.

          (c)   The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.4.

          (d)   If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.4.

          (e)   The provisions of this Section 7.4, (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have or contract or otherwise.

        7.5.    Employee Plans.    From and after the Effective Time of the Merger, Parent shall and shall cause the Surviving Corporation to honor the arrangements regarding continuation of employee health, dental, vision and life insurance coverage, payments pursuant to the Company's Annual Incentive Plan and other cash incentive plans for calendar year 2004, and the obligations under the Directors Deferred Compensation Plan and the Executive Severance Plan described in the Company Disclosure Letter.

ARTICLE 8
ADDITIONAL COVENANTS

        The parties hereto hereby mutually covenant and agree with each other as follows:

        8.1.    Commercially Reasonable Efforts.    Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

        8.2.    Public Announcements.    No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by Parent or Company unless the other party shall have provided its prior consent (which shall not be unreasonably withheld, delayed or conditioned) to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

ARTICLE 9
CONDITIONS PRECEDENT TO THE MERGER

        The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

        9.1.    Stockholder Approval.    The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the stockholders of Company.

        9.2.    No Judgments or Orders.    No judgment, decree, injunction, order or proceeding shall be outstanding by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement.

        9.3.    Regulatory Approvals.    To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired; provided, that, in respect of such conditions to the obligations of Parent and Merger Sub, such approvals or consents shall have been granted without any condition or restriction upon Parent or the Surviving Corporation, or any of their respective Subsidiaries or Affiliates which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates or otherwise materially and adversely impair the economic benefits to the combined enterprise (i.e., Parent, the Surviving Corporation and their respective Subsidiaries) of the transactions contemplated hereby. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

ARTICLE 10
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY

        All of the obligations of Company to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Company:

        10.1.    Representations and Warranties; Performance of Covenants.    All the covenants, terms and conditions of this Agreement to be complied with and performed by Parent or Merger Sub on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Parent contained in Article 5 hereof shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) have a material adverse effect on Parent and its Subsidiaries, taken as a whole, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all materiality qualifications contained in such representations and warranties shall be disregarded).

        10.2.    Officers' Certificate.    There shall have been delivered to Company on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Parent and Merger Sub certifying, to the best of their knowledge, compliance with all of the provisions of Section 10.1.

        10.3.    Employee Benefit Plans.    Company shall have received evidence reasonably satisfactory to it that all of Company's employee benefit plans, programs and arrangements, including, without limitation, the Company 401(k) Plan and the Company Stock Options, have been treated as provided in Article 12 of this Agreement.

ARTICLE 11
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        All of the obligations of Parent and Merger Sub to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Parent:

        11.1.    Representations and Warranties; Performance of Covenants.    All the covenants, terms and conditions of this Agreement to be complied with and performed by Company at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Company contained in Article 4 hereof shall have been true and correct in all respects on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, subject to such exceptions as would not (individually or in the aggregate) have a Material Adverse Effect, with the same effect as though such representations and warranties had been made on and as of the Closing Date (it being understood that, for purposes of determining the effect of such exceptions, all Material Adverse Effect and materiality qualifications contained in such representations and warranties shall be disregarded).

        11.2.    Authorization of Merger.    All actions necessary to authorize the execution, delivery and performance of this Agreement by Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of Company.

        11.3.    Absence of Certain Changes.    Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that constitutes, either individually or in the aggregate, a Material Adverse Effect.

        11.4.    Officers' Certificate.    There shall have been delivered to Parent on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Company certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2 and 11.3.

        11.5.    Company Dissenting Shares.    The number of shares of Company Stock which constitute Company Dissenting Shares, and with respect to which the holders thereof shall have not failed to perfect or have not effectively withdrawn or lost the right to dissent from the Merger under the DGCL at the Effective Time of the Merger, shall not exceed 10% of the Company Stock issued and outstanding as of the Closing Date.

        11.6.    Employee Benefit Plans.    Parent shall have received satisfactory evidence that all of Company's employee benefit plans, programs and arrangements, including, without limitation, the Company 401(k) Plan and the Company Stock Options, have been treated as provided in Article 12 of this Agreement.

ARTICLE 12
EMPLOYEE BENEFITS

        12.1.    Employee Benefits.

          (a)   Parent in its sole discretion, may elect to require that Company terminate the Company 401(k) Plan prior to the Effective Time of the Merger and contingent upon consummation of the Merger; provided, however, that (i) Company shall make a matching contribution in accordance with past practice (as described in the Company Disclosure Letter) to employees who are eligible under the terms of the Company 401(k) Plan as if the Effective Date of the Merger were the last day of the plan year (and, if required, an excess matching contribution for the Supplemental Executive Retirement Plan in accordance with past practice (as described in the Company Disclosure Letter)), (ii) active employee participants shall be eligible to participate in equivalent plans maintained by Parent or BW (including the 401(k) and pension plans of Parent and BW), with benefits at least equal to the Company 401(k) Plan and (iii) in such event, Parent shall permit rollover of participant loans to Parent's or Surviving Corporation's or BW's plan for employees retained by Parent or Surviving Corporation or BW. If Parent determines that the Company 401(k) Plan should be terminated prior to the Effective Time of the Merger, Company shall provide Parent with evidence that the Company 401(k) Plan has been properly terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolution of Company's Board of Directors. The form and substance of such resolutions shall be subject to prior review and approval of Parent. In the event the Company 401(k) Plan is terminated, as soon as administratively practicable following the Effective Time of the Merger, the Surviving Corporation and Parent shall cause the assets of the Company 401(k) Plan to be liquidated in an orderly manner without material adverse effect on the value of the accounts (or transferred in kind) and cause each Participant's account to be transferred in a taxable or tax deferred distribution, such transfer to occur in a manner that does not result in the loss of qualification of the Company 401(k) Plan. Subject to the following Sections 12.1(b), (c), (d), (e) and (f) below, Company shall also take such other actions in furtherance of amending or terminating any Company Employee Plan or Benefit Arrangements prior to the Effective Time as Parent may reasonably require; provided, that any such action is not inconsistent with the authority of Company under Sections 6.1(f) and (l), as such authority is described in the Company Disclosure Letter. If the Company 401(k) Plan is not terminated as provided above, the Parent or Surviving Corporation will make a matching contribution for the plan year ending December 31, 2004 as a percentage of employee deferrals that is not less than the percentage contributed for the plan year ending December 31, 2003 (as set forth in the Company Disclosure Letter) to all participants who are eligible as provided in the Company 401(k) Plan and to any participant whose termination of employment was involuntary (and not due to misconduct) and with respect to employees eligible under the Executive Severance Plan, whose termination of employment was for Good Reason as defined in the Executive Severance Plan.

          (b)   Following the Effective Time of the Merger, employees of Company and the Company Subsidiaries (i) may continue in the Company Employee Plans and Benefit Arrangements (other than equity-based plans or arrangements), or (ii) become eligible for the employee benefit plans and benefit arrangements of Parent or BW (including, without limitation, the medical, dental, vision, 401(k) and pension plans of BW) on the same terms as such plans and arrangements are generally offered from time to time to employees of Parent and BW in comparable positions with Parent or BW (subject to any applicable restrictions or limitations on new entrants or categories of entrants), or (iii) a combination thereof, it being understood that, except as otherwise provided in this Section 12.1 or under the terms of any such Company Employee Plan or Benefit Arrangement, Parent and BW shall be entitled from time to time to modify, terminate or supplement any such employee plans or benefit arrangements or to substitute new employee plans or benefit arrangements for such employee plans or benefit arrangements in the exercise of their business judgment.

          (c)   With respect to any employee plans and benefit arrangements of Parent or the Surviving Corporation or BW in which any employees of Company or the Company Subsidiaries first become eligible to participate on or after the Effective Time of the Merger ("New Plans") but prior to December 31, 2005, Parent shall (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements under any such New Plans, except to the extent such conditions or exclusions would have been recognized under the Company Employee Plans or Benefit Arrangements, (ii) recognize service of the employees of Company or the Company Subsidiaries credited by Company or the Company Subsidiaries prior to the Effective Time of the Merger for purposes of eligibility and vesting under the New Plans (and not for purposes of benefit accrual under any employee pension or retiree medical plans), (iii) credit any deductibles, co-payments or other out-of-pocket expenses for the current calendar year for each employee and dependent recognized or recognizable under the Company Employee Plans or Benefit Arrangements, and (iv) apply any increase in any of the employee's portion of the premium cost, deductibles, co-payments and other out-of-pocket costs no earlier than the later of the first day of the first plan year beginning after the Effective Time of the Merger of either the Company Employee Plan or Benefit Arrangement or the employee plan or benefit arrangement of the Parent or BW. Entitlement to Paid Time Off (PTO) of employees of Company and the Company Subsidiaries accrued as of the Effective Time of the Merger (including any PTO classified as short-term disability under Company's Short-Term Disability Plan) shall not be reduced. Company agrees that it will accrue as a liability on its financial statements prior to the Closing its good faith estimate of the dollar amount attributable to such PTO entitlement and will advise Parent in writing of the amount of such accrual at least five (5) Business Days prior to the Closing Date. Such employees will continue to accrue PTO at no less a rate after the Effective Time of the Merger than under the Company Benefit Arrangements in effect immediately prior to the Effective Time of the Merger; provided, that Parent may determine to apply to such employees the PTO policy existing from time to time with respect to employees of Parent or BW in comparable positions; provided further, that, if Parent makes such a change in policy, such employees shall be entitled to retain any PTO benefit accrued under the applicable policy prior to the time of any such change.

          (d)   (i) Parent agrees that after the Effective Time of the Merger, the Surviving Corporation will pay or provide for the year ending December 31, 2004, to those persons employed by Company or the Company Subsidiaries immediately prior to the Effective Time of the Merger and who are eligible, the cash incentive payment under the Annual Incentive Program and the

  Corporate Performance Bonus Plan and a credit to the employee's account under the Supplemental Executive Retirement Plan as a percentage of compensation through December 31, 2004, or if earlier, the date of termination of employment (unless such employee's termination of employment shall be involuntary (and not due to death, Disability or Cause, which solely for this purpose shall be as defined in the Executive Severance Plan) or with respect to those employees eligible under the Executive Severance Plan, whose termination of employment is for Good Reason as such term is defined in the Executive Severance Plan, in which case such employee shall be entitled to such payment and credit based on such employee's annualized base compensation), waiving any condition precedent to the payment or credit and assuming that the performance goals were achieved at the target level. It is understood that Parent's undertaking herein to cause such payments and credits to be made is predicated upon Company's representation and warranty to Parent that the aggregate amount of such cash incentive payments under the Annual Incentive Program and the Corporate Performance Bonus Plan and the credits to the accounts of such employees under the Supplemental Executive Retirement Plan under the terms thereof will not exceed the maximum amount specified in the Company Disclosure Letter. It is further understood that nothing in this Section will be interpreted to reduce any rights the employee may have under the Executive Severance Plan. Company also represents and warrants that the only employees of Company and the Company Subsidiaries who are participating in the Annual Incentive Program and the Corporate Performance Bonus Plan and the Supplemental Executive Retirement Plan are those that are identified as such in the Company Disclosure Letter.

            (ii)   Parent further agrees that after the Effective Time of the Merger, the Surviving Corporation will pay or provide for the year ending December 31, 2004, to the persons employed by Company or the Company Subsidiaries immediately prior to the Effective Time of the Merger, any other cash incentive payment to which they shall be entitled under the Custom Incentive Plans, the Corporate Loan Center Incentive Plans, the Corporate Call Center Incentive Plans, the Qualified Lender Incentive Plan, the Relationship Manager Incentive Plan, the Sales Associate Referral Plan and the Area Manager/Bank President/Branch Manager Incentive Plan (collectively, the "Other Incentive Plans," which Company represents and warrants are the only other incentive compensation plans at Company or the Company Subsidiaries) as a percentage of base compensation through December 31, 2004, or if earlier, the date of termination of employment under the Other Incentive Plans, which plans Parent agrees will be maintained in effect through December 31, 2004; provided, that Parent shall be entitled to make such adjustments in the performance goals of the Other Incentive Plans as it shall deem appropriate in light of any changes in circumstance following the Effective Time of the Merger that do not materially reduce either the amount as a percentage of base compensation or the likelihood of achievement of the goals; provided further, however, that if any such employees are involuntarily terminated prior to January 1, 2005 (other than for misconduct, death or disability), they shall receive a cash incentive payment as a percentage of base compensation through such employee's date of termination which will assume that any performance goals based on Company performance (as may be modified as provided above) were achieved at the target level in effect at the time of such employee's termination. It is understood that Parent's undertaking herein to cause such cash incentive payments to be made is predicated upon Company's representation and warranty to Parent that the aggregate amount of such cash incentive payments under the Other Incentive Plans (without taking into account any modifications that Parent may undertake in accordance with the above provisions) under the terms thereof will not exceed the maximum amount specified in the Company Disclosure Letter.

            (iii)  Company shall not prior to the Effective Time of the Merger expand any of the plans or programs described in Sections 12.1(d)(i) or (ii) above or the class or classes of employees entitled to such plans or programs, it being understood that changes in the compensation or in the individuals entering or leaving the class of employees eligible in the ordinary course of business shall not violate this provision. Payments or credits under the plans and programs described in Sections 12.1(d)(i) or (ii) above to each eligible employee shall be made at the time provided under the plan or program, or within 30 days of that employee's termination of employment, whichever is earlier.

            (iv)  Parent agrees that those persons who were employees of Company and the Company Subsidiaries who remain as employees of Company, the Company Subsidiaries, Parent or BW in 2005 and thereafter will be entitled to participate in annual cash incentive performance programs generally offered to employees of Parent or BW (to the extent that such programs are offered from time to time by Parent or BW) on the same terms as such programs are generally offered from time to time to employees in comparable positions with Parent or BW.

          (e)   (i) Except with respect to employees described in Section 12.1(e)(ii) below, Parent will cause the Surviving Corporation to pay and provide to employees of Company or the Company Subsidiaries whose employment terminates on or after the Effective Date of the Merger as a result of the consummation of the transactions contemplated under this Agreement severance benefits under conditions and in an amount that are no less favorable to the employee than those contained in the Company Severance Plan as disclosed in the Company Disclosure Letter as in effect as of the Effective Time of the Merger

            (ii)   Parent will cause the Surviving Corporation to pay and provide to Employees of the Company or the Company Subsidiaries whose employment terminates on or after the Effective Date and who, as a result, become eligible for benefits under the terms of the Executive Severance Plan as disclosed in the Disclosure Letter, each and every benefit (including outplacement and continuation coverage) to which the employee is entitled under the terms of the Executive Severance Plan.

          (f)    Parent will cause the Surviving Corporation to assume and perform all of the obligations of Company under the terms of the Supplemental Executive Retirement Plan and the Directors Deferred Compensation Plan, subject to Parent's right to require that such plans be amended prior to the Effective Time of the Merger other than to reduce the amount of benefits previously accrued or required to be credited under Section 12.1(d) hereof or to adversely affect the timing or manner of payment of any benefits due or the intended tax effect to any participant (other than the right, after the Effective Time of the Merger, to receive distributions in the form of Company Stock).

        12.2.    Company Stock Options and the Company Stock Option Plans.

          (a)   As soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Option Plans) shall adopt such resolutions or take such other actions as are required to provide for the cancellation of all outstanding Company Stock Options upon the Effective Time of the Merger, in exchange for a cash payment by Company of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Stock subject to such Company Stock Option for which such Company Stock Option shall not theretofore have been exercised, whether vested or unvested and whether or not then exercisable.

          (b)   All amounts payable pursuant to this Section 12.2 shall be subject to any required withholding of taxes and shall be paid without interest.

          (c)   The Board of Directors of Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such actions as are required to delete as of the Effective Time of the Merger the provision in any other Benefit Arrangements of

  Company providing for the issuance, transfer or grant of any capital stock of Company or any interest in respect of any capital stock of Company and to ensure that following the Effective Time of the Merger no holder of a Company Stock Option or any participant in any Company Stock Plan or other Company Benefit Arrangement shall have any right thereunder to acquire any capital stock of Company or the Surviving Corporation.

ARTICLE 13
TERMINATION

        13.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the stockholders of Company, upon the occurrence of any of the following:

          (a)   By mutual agreement of the parties, in writing;

          (b)   By Parent or Company upon the failure of the stockholders of Company to give the requisite approval of this Agreement at the duly convened Company Stockholders' Meeting;

          (c)   By Company, upon written notice to Parent, if there shall have been a breach by Parent or Merger Sub of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Sub, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 10.1 and which breach has not been cured within 60 days following written notice thereof to Parent or, by its nature, cannot be cured within such time period;

          (d)   By Parent, upon written notice to Company, if there shall have been a breach by Company of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Company, which breach, either individually or in the aggregate, would result in the failure of the condition set forth in Section 11.1 and which breach has not been cured within 60 days following written notice thereof to Company or, by its nature, cannot be cured within such time period;

          (e)   By Company or Parent if any Governmental Entity which must grant a regulatory approval required for consummation of the Merger has denied such approval and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or prohibiting the Merger; provided, however, that such right to terminate this Agreement under this Section 13.1(e) shall not be available to Company or Parent if either such party's failure to comply in all material respects with Section 6.7 or 7.2, respectively, was a cause of such action;

          (f)    By Company or Parent if any conditions set forth in Article 9 shall not have been met by December 31, 2004; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed due to the failure of the party seeking to terminate to comply in all material respects with its obligations under this Agreement;

          (g)   By Company if any of the conditions set forth in Article 10 shall not have been met by December 31, 2004; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed due to the failure of Company to comply in all material respects with its obligations under this Agreement;

          (h)   By Parent if any of the conditions set forth in Article 11 shall not have been met by December 31, 2004; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(h) if the relevant condition shall have failed due to the failure of Parent to comply in all material respects with its obligations under this Agreement;

          (i)    By Parent if Company or the Company Subsidiaries shall have breached in any material respect any of their obligations contained in Sections 6.1(m) or 6.6 or Company shall have breached in any material respect its obligation under Section 6.7 to promptly prepare or cause to be prepared the Proxy Statement and to send the same to the holders of Company Stock in connection with the Company Stockholders' Meeting;

          (j)    By Parent if the Board of Directors of Company shall have failed to recommend adoption of this Agreement at the duly convened Company Stockholders' Meeting, or withdrawn or modified or qualified (or proposed to withdraw, modify or qualify) in a manner adverse to Parent its favorable recommendation of this Agreement or recommended any Competing Transaction to the stockholders of Company or taken any action or made any other statement in connection with such meeting or the Merger having such effect; or

          (k)   By Company if the Board of Directors of Company shall, concurrently with such termination, authorize Company to enter into an agreement with respect to a Competing Transaction; provided, however, that Company may only exercise its right to terminate this Agreement pursuant to this Section 13.1(k) if (i) Company shall have complied in all material respects with Section 6.1(m) (including, without limitation, providing to Parent at least 36 hours prior notice of its intention to take such termination action); (ii) the Board of Directors of Company, after consultation with a financial advisor of nationally recognized reputation in similar transactions, has reasonably determined in good faith that such Competing Transaction is a Superior Proposal (taking into account any proposal or offer which shall have been made by Parent to modify the terms of this Agreement); (iii) the Board of Directors of Company has reasonably determined in good faith (after consultation with outside legal counsel) that the failure to exercise such right of termination would be inconsistent with its fiduciary duties under applicable law; and (iv) simultaneously with such termination, Company shall make a payment to Parent in an amount equal to the sum of the Termination Fee and the Parent Costs (as such terms are defined below); provided, that for purposes of this Section 13.1(k) the term "Competing Transaction" shall have the meaning set forth in Section 6.1(m), except that the reference to "15% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority".

        13.2.    Effect of Termination.

          (a)   In the event of termination of this Agreement by either Company or Parent as provided in Section 13.1, neither Company nor Parent shall have any further obligation or liability to the other party except with respect to the last sentence of Section 6.3, Section 13.1(k)(iv) and this Section 13.2; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

          (b)   Company shall pay Parent (by Fed wire transfer of immediately available funds to such account as may be designated by Parent in writing to Company) an amount equal to the sum of (x) $41,600,000 (the "Termination Fee") and (y) all of Parent's out-of-pocket costs and expenses incurred through the date of termination of this Agreement in connection with the transactions contemplated by this Agreement (up to a maximum of $3,000,000), including all legal, investment banking and accounting fees (the "Parent Costs") if this Agreement is terminated as follows:

            (i)    if Parent shall terminate this Agreement pursuant to Sections 13.1(i) or (j), then Company shall pay Parent the Termination Fee and the Parent Costs on the Business Day following such termination;

            (ii)   if (A) either party shall terminate this Agreement pursuant to Section 13.1(b) and (B) at any time after the date of this Agreement and at or before the date of the Company

    Stockholders' Meeting, a Competing Transaction (or a proposal therefor) shall have been publicly announced or otherwise publicly communicated to Company's stockholders; and if (C) within twelve (12) months of the date of such termination of this Agreement, Company or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Competing Transaction, then Company shall pay to Parent the Termination Fee and the Parent Costs on the Business Day following such execution or consummation; provided, that for purposes of this paragraph (ii) the term "Competing Transaction" shall have the meaning set forth in Section 6.1(m), except that the reference to "15% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority"; and

            (iii)  if (A) either party shall terminate this Agreement pursuant to Sections 13.1(f), (g) or (h) or Parent shall terminate this Agreement pursuant to Section 13.1(d), (B) at any time after the date of this Agreement and before such termination a Competing Transaction (or a proposal therefor) shall have been publicly announced or otherwise communicated to the Board of Directors of Company and (C) following such public announcement or communication of such Competing Transaction (or a proposal therefor), Company shall have intentionally breached (and not cured after notice thereof) any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur prior to the termination of this Agreement, then Company shall pay to Parent the Parent Costs and 50% of the Termination Fee on the Business Day following such termination; and if (D) within twelve (12) months of the date of such termination of this Agreement, Company or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Competing Transaction, then Company shall pay to Parent the remaining 50% of the Termination Fee on the Business Day following such execution or consummation; provided, that for purposes of this paragraph (iii) the term "Competing Transaction" shall have the meaning set forth in Section 6.1(m), except that the reference to "15% or more" in the definition of Competing Transaction shall be deemed to be a reference to "a majority".

          (c)   If Company fails to pay all amounts due to Parent on the dates specified in this Section 13.2, then Company shall pay all costs and expenses (including legal fees and expenses) incurred by Parent in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Parent.

          (d)   In no event shall more than one Termination Fee be payable under this Section 13.2. Parent (for itself and its Affiliates) hereby agrees that, upon any termination of this Agreement under circumstances where Parent is entitled to a Termination Fee and the Parent Costs under this Section 13.2 and Parent receives such Termination Fee and the Parent Costs, Parent and its Affiliates shall be precluded from any other remedy against the Company, at law or in equity or otherwise, and neither Parent nor any of its Affiliates shall seek (and Parent shall cause its Affiliates not to seek) to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against Company or any Company Subsidiary or any of their respective directors, officers, employees, partners, managers, members or stockholders in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 14
MISCELLANEOUS

        14.1.    Expenses.    Except as otherwise provided herein, all Expenses incurred by Parent, Merger Sub and Company in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party which has incurred the same. "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

        14.2.    Notices.    Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To Parent or Merger Sub:	BancWest Corporation 180 Montgomery Street, 25th Floor San Francisco, California 94104
	Attention:	Douglas C. Grigsby, Executive Vice President and Chief Financial Officer
Facsimile Number: (415) 399-9118
With a copy to:	Pillsbury Winthrop LLP 50 Fremont Street, 10th Floor San Francisco, California 94105
	Attention:	Rodney R. Peck, Esq. Patricia F. Young, Esq.
Facsimile Number: (415) 983-1200
To Company:	Community First Bankshares, Inc. 520 Main Avenue Fargo, North Dakota 58124-0001
	Attention:	Mark A. Anderson, President and Chief Executive Officer
Facsimile Number: (701) 271-6699
With a copy to:	Lindquist & Vennum P.L.L.P. 80 South 8th Street Minneapolis, MN 55402
	Attention:	Steven J. Johnson, Esq.
Facsimile Number: (612) 371-3207

        Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, delivery charges prepaid; or (iii) on the fourth Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

        14.3.    Assignment.    All terms and conditions of this Agreement shall be binding upon and shall inure, to the extent permitted by law, to the benefit of the parties hereto and their respective permitted transferees and successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto, without the prior written approval of the other parties hereto, may not be transferred, assigned or delegated by any party hereto (by operation of law or otherwise) and any such attempted transfer, assignment or delegation shall be null and void.

        14.4.    Counterparts.    This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

        14.5.    Effect of Representations and Warranties.    The representations and warranties contained in this Agreement shall terminate immediately after the Effective Time of the Merger.

        14.6.    Third Parties.    Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto, except as provided in Section 7.4(e). As used in this Agreement the term "parties" shall refer only to Parent, Merger Sub and Company as the context may require.

        14.7.    Lists; Exhibits; Integration.    The Confidentiality Agreement and each Exhibit and the Company Disclosure Letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of this Agreement, although the Confidentiality Agreement and each such Exhibit and the Company Disclosure Letter need not be attached to each copy of this Agreement. This Agreement, together with the Confidentiality Agreement and each Exhibit and the Company Disclosure Letter, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

        14.8.    Knowledge.    Whenever any statement herein or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement based upon the actual knowledge of the senior executive officers of such Person.

        14.9.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

        14.10.    Captions.    The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

        14.11.    Severability.    If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner and with substantially the same effect as originally set forth at the date this Agreement was executed.

        14.12.    Waiver and Modification; Amendment.    No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement, when executed and delivered, may be modified or amended by action of the Boards of Directors of Parent, Merger Sub and Company without action by their respective stockholders. This Agreement may be modified or amended or any provision hereof waived only by an instrument of equal formality signed by the parties or their duly authorized agents.

        14.13.    Attorneys' Fees.    If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

BANCWEST CORPORATION
By:	/s/ Don J. McGrath Don J. McGrath
Its:	President and Chief Operating Officer
BW NEWCO, INC.
By:	/s/ Don J. McGrath Don J. McGrath
Its:	President and Chief Executive Officer
COMMUNITY FIRST BANKSHARES, INC.
By:	/s/ Mark A. Anderson Mark A. Anderson
Its:	President and Chief Executive Officer

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION
OF THE SURVIVING CORPORATION

ARTICLE I
NAME

        The name of the corporation is Community First Bankshares, Inc.

ARTICLE II
REGISTERED OFFICE

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSES

        The nature of the business or purposes to be conducted or promoted by the corporation shall include any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
CAPITAL STOCK

        4.1   Authorized Capital Stock. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock, $.001 par value per share.

        4.2   General.

        (a)   Preemptive Rights. Unless otherwise provided by the Board of Directors, no holder of capital stock of the corporation shall have any preferential, preemptive, or other rights of subscription to any shares of any class of capital stock of the corporation allotted or sold or to be allotted or sold now or hereafter authorized, or to any obligations convertible into the capital stock of the corporation of any class, or any right of subscription to any part thereof.

        (b)   Voting Rights Generally. Each holder of record of the capital stock shall be entitled to one vote for each share of capital stock held by him or her at each meeting of the stockholders with respect to any matter on which such stockholders have a right to vote. The right to vote provided herein shall be subject to the provisions of the Bylaws of the corporation in effect from time to time with respect to closing the transfer books and fixing a record date for the determination of shares entitled to vote.

        (c)   Dividends. Each holder of record of capital stock of the corporation shall be entitled to receive when as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property, or in shares of the capital stock of the corporation.

ARTICLE V
EXISTENCE

        The corporation is to have perpetual existence.

ARTICLE VI
STOCKHOLDER MEETING AND BOOKS

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE VII
DIRECTORS

        7.1   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

        7.2   Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VIII
DIRECTOR LIABILITY

        8.1   A director of the corporation shall not be personally liable to the corporation or the stockholders of the corporation for monetary damages for a breach of the fiduciary duty of care as a director, except to the extent such exception from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same currently exists or hereafter is amended.

        8.2   The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article.

ARTICLE IX
AMENDMENT OF CERTIFICATE

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred upon stockholders and directors herein are granted subject to this reservation.

APPENDIX B

OPINION OF MORGAN STANLEY & CO. INCORPORATED

[MORGAN STANLEY LOGO]

March 15, 2004

Board of Directors
Community First Bankshares, Inc.
520 Main Avenue
Fargo, ND 58124

Members of the Board:

        We understand that Community First Bankshares, Inc. ("Community First"), BancWest Corporation ("BancWest") and a wholly owned subsidiary of BancWest ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated March 14, 2004 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Community First. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of Community First (the "Community First Common Stock") other than shares held in treasury or held by BancWest (in each case other than in a fiduciary or agency capacity or as a result of debts previously contracted) or as to which dissenters' rights have been perfected, will be converted into the right to receive $32.25 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Merger Consideration to be received by holders of shares of Community First Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed certain publicly available financial statements and other information of Community First and BancWest and its affiliates, respectively;

  (ii)
  reviewed certain internal financial statements and other financial and operating data concerning Community First prepared by the management of Community First;

  (iii)
  received certain financial forecasts prepared by the management of Community First;

  (iv)
  discussed the past and current options and financial conditions and the prospects of Community First with senior executives of Community First;

  (v)
  reviewed information relating to certain strategic financial and operational benefits anticipated from the Merger provided by BancWest;

  (vi)
  discussed the strategic rationale for the Merger with senior management of Community First;

  (vii)
  reviewed the reported prices and trading activity for Community First Common Stock;

  (viii)
  compared the financial performance of Community First and the prices and trading activity of Community First Common Stock with that of certain other comparable publicly-traded companies and their securities;

  (ix)
  reviewed the financial terms, to the extent publicly available, of certain precedent transactions;

  (x)
  participated in discussions and negotiations among representatives of Community First and BancWest and their financial and legal advisors;

  (xi)
  reviewed the draft Merger Agreement and certain related documents; and

B-1

  (xii)
  considered such other factors and performed such other analyses as we have deemed appropriate.

        We have assumed and relied upon without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information regarding certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Community First and BancWest. In addition, we have relied on the assessments by the management of Community First regarding the strategic rationale of the Merger. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities (including any hedge or derivative positions) of Community First or BancWest, nor have we been furnished with any such appraisals and we have not made any independent examination of the loan loss reserves or examined any individual loan credit files of Community First or BancWest. In addition, we have assumed that in connection with the receipt of all necessary government, regulatory or other consents and approvals for the Merger, no restrictions will be imposed that would have any material adverse effect on Community First or BancWest and its affiliates or on the benefits expected to be derived from the Merger. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        We have acted as financial advisor to the Board of Directors of Community First in connection with this transaction and will receive a fee for our services which is contingent upon the completion of the Merger. In the ordinary course of our business, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates may from time to time trade in the securities or the indebtedness of Community First and BancWest and its affiliates for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the accounts of its customers and accordingly, may at any time hold a long or short position in such securities or indebtedness for any such account. In addition, Morgan Stanley and its affiliates have acted and may from time to time act as a counterparty to either Community First or BancWest and its affiliates have received and may receive compensation for such activities. In the past, Morgan Stanley and its affiliates have provided financing services for the parent of BancWest and have received fees from BancWest's parent for the rendering of these services.

        It is understood that this letter is for the information of the Board of Directors of Community First and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Community First in respect to the Merger with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Community First should vote at the stockholders' meeting in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by holders of shares of Community First Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such stockholders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ WILLIAM M. WEIANT William M. Weiant Managing Director

B-2

APPENDIX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation, before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

COMMUNITY FIRST BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS June 30, 2004 2:00 p.m. Le Meridien Minneapolis 601 First Avenue North Minneapolis, Minnesota 55403

520 Main Avenue, Fargo, North Dakota 58124-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 30, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

Only stockholders of record at the close of business on May 19, 2004 will be entitled to receive notice of and to vote at the meeting.

By signing the proxy, you revoke all prior proxies and appoint Mark A. Anderson and Ronald K. Strand, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

    •
    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 29, 2004.

    •
    Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—www.eproxy.com/cfbx/—QUICK *** EASY *** IMMEDIATE

    •
    Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 29, 2004.

    •
    Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Community First Bankshares, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

—Please detach here—

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Proposal One: To approve and adopt the agreement and plan of merger dated as of March 15, 2004 among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc.:
	☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal Two: Election of Directors	01	Mark A. Anderson	02	Patrick Delaney	☐	Vote FOR all nominees
		03	John H. Flittie	04	Darrell G. Knudson
		05	Dawn R. Elm	06	Marilyn R. Seymann		(except as marked)
		07	Harvey L. Wollman	08	Thomas Gallagher	☐	Vote WITHHELD From all nominees
		09	Rahn K. Porter	10	Lauris N. Molbert
		11	Karen M. Meyer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	Proposal Three: To ratify and approve the appointment of Ernst & Young LLP, as independent public accountants for the Company.
	☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
				Dated:

Address Change?
Mark Box ☐ Indicate changes below:

Signature(s) in Box
				Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.